EXHIBIT 4.30

29 NOVEMBER 2010

AMENDED AND RESTATED INVESTMENT AGREEMENT

relating to

SHIP LUXCO HOLDING & Cy. S.C.A.

Weil, Gotshal & Manges

One South Place   London   EC2M 2WG
Tel: +44 (0) 20 7903 1000   Fax: +44 (0) 20 7903 0990

www.weil.com

Page

1	INTERPRETATION	3
2	AGREEMENT TO SUBSCRIBE	3
3	CONDITIONS AND PRE-COMPLETION MATTERS	4
4	COMPLETION	8
5.	USE OF SUBSCRIPTION MONIES	8
6	WARRANTIES	9
7	INVESTMENT APPRAISAL	10
8	MANAGERS’ UNDERTAKINGS	11
9	CORPORATE GOVERNANCE	13
10	PROVISION OF INFORMATION	19
11	CONDUCT OF THE GROUP	21
12	A INVESTOR DIRECTORS AND A INVESTOR REPRESENTATIVE	26
13	EXIT	26
14	SHARE TRANSFERS	28
15	MANDATORY TRANSFERS	31
16	TAG-ALONG RIGHTS	35
17	DRAG-ALONG RIGHTS	38
18	TRANSFER OF STOCK	39
19	MANDATORY AND DRAG-ALONG TRANSFERS	40
20	RIGHT OF FIRST OFFER	41
21	***
22	DEED OF ADHERENCE	45
23	FEES AND COSTS	46
24	MANAGERS’ TAXATION	47
25	RIGHTS UNDER TRANSACTION DOCUMENTS	49
26	ERISA INVESTORS’ RIGHTS	50
27	CONFIDENTIALITY	51

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(continued)

Page

28	PUBLICITY	52
29	NOTICES	52
30	TRANSFER OF RIGHTS AND OBLIGATIONS	53
31	ENTIRE AGREEMENT, AMENDMENT AND TERMINATION	53
32	MISCELLANEOUS	54
33	THIRD PARTY RIGHTS	57
34	GOVERNING LAW AND JURISDICTION	58
SCHEDULE 1 THE MANAGERS		59
SCHEDULE 2 THE INVESTORS		60
PART A THE A INVESTOR		60
SCHEDULE 3 THE HOLDING COMPANIES PART 1: TOPCO.		63
PART 2: TOPCO GENERAL PARTNER		64
PART 3: LUXCO 1		65
PART 4: LUXCO 2		66
PART 5: LUXCO 3		67
PART 6: US HOLDCO		68
PART 7: US BIDCO		69
PART 8: UK HOLDCO		70
PART 9: UK MIDCO		71
PART 10: UK SUBMIDCO		72
PART 11: UK BIDCO		73
PART 12: E-COMMERCE Co		74
SCHEDULE 4 CONDITIONS		75
SCHEDULE 5 COMPLETION MATTERS		76
SCHEDULE 6 WARRANTIES		78
SCHEDULE 7 WARRANTY LIMITATIONS		80

(continued)

Agreed Form documents:

***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

THIS AGREEMENT is made on 29 November 2010 between the following parties

(1)	The Person whose name and address is set out in Part A of Schedule 2 (the “A Investor”);

(2)	The Person whose name and address is set out in Part B of Schedule 2 (the “B Investor”);

(3)	The Persons whose names and addresses are set out in Part C of Schedule 2 (“Advent” and “Bain”);

(4)	The Persons whose details are set out in Schedule 3 (the “Holding Companies”);

(5)	The Persons whose names and addresses are set out in Schedule 1 (the “Managers”); and

(6)
APPLEBY TRUST (JERSEY) LIMITED, acting in its capacity as a trustee of the WorldPay Equity Plan Employee Trust, a company incorporated on the Island of Jersey with its registered office at 13-14 Esplanade, St Helier, Jersey JE1 1BD, Channel Islands (the “Trustee”).

WHEREAS

(A)
Each of World Pay (UK) Limited (previously named Ship Bidco Limited), Ship US Bidco Inc. and WorldPay eCommerce Limited (previously named Ship E-Commerce Limited) (together the “Purchasers”) are wholly owned indirect subsidiaries of Topco. The Purchasers will acquire the Target Shares and Assets under the Transfer Agreement. On 6 August 2010, the A Investor, the B Investor and Topco, amongst others, entered into an agreement containing the terms of the investment by the Investors and the Managers in Topco (the “Original Investment Agreement”). On 19 November 2010 (following receipt of clearance from HMRC on 6 November 2010 following an application made pursuant to clause 3.16 of the Original Agreement) Topco was converted from a société á responsabilité limitée, to a société en commandite par actions with its general partner being Ship Luxco Holding S.A.. The parties have agreed to enter into this Agreement to vary the terms of the Original Investment Agreement such that this Agreement contains the terms of the investment by the Investors and the Managers and certain other matters concerning Topco and the operation of the Group in the future.

(B)
The ERISA Investors have given undertakings to certain of their investors who are entities governed by ERISA. To satisfy those undertakings the ERISA Investors have been granted the rights set out in clause 26.

(C)	The Investors and the Managers have agreed to subscribe for or procure the subscription for Shares and/or PECs and/or YFPECs to finance the Acquisition.

(D)
The Trustee is the trustee of the WorldPay Equity Plan Employee Trust (the “EBT”) and will hold Shares and PECs and/or YFPECs subscribed for by it and/or the Managers and/or transferred to it on Completion as bare nominee for the Managers. The Trustee will hold any other Shares and/or PECs and/or YFPECs it acquires and which are not to be held by it as bare nominee for a specified employee, under a discretionary trust, the potential beneficiaries of which will be the employees of the Group.

(E)	The B Investor will hold PECs and YFPECs issued by Topco in its capacity as the holder of ordinary share capital in Topco.

IT IS AGREED as follows

1	INTERPRETATION

In this Agreement, unless the context requires otherwise, the expressions set out in Schedule 12 have the meanings set out in that Schedule.

2	AGREEMENT TO SUBSCRIBE

Obligation to subscribe

2.1	Subject to the provisions of this Agreement:

(a)
each of the Managers will subscribe for and Topco will issue the aggregate number of C Shares set out in a letter from Topco to each Manager in the agreed form at the subscription price set out in that letter and each Manager nominates such C Shares to be issued to the Trustee as bare nominee for that Manager to be held subject to this Agreement;

(b)	the A Investor will subscribe for or procure the subscription of such number of A Shares and PECs and YFPECs as have an aggregate subscription price as set opposite its name in Schedule 2; and

(c)
the B Investor will, in exchange for securities in UK Holdco acquired pursuant to the Transfer Agreement to be rolled up and exchanged for such B Shares and PECs and YFPECs in Topco as set out opposite its name in Part B of Schedule 2 pursuant to the Roll-up Agreement, subscribe for or procure the subscription of a number of B Shares and PECs and YFPECs.

2.2
In the period prior to Completion the Investors will work together in good faith and use all commercially reasonable efforts to ensure the ratio of equity to debt at each exchange pursuant to the Roll-up Agreement shall be as high as possible. The issue of B Shares to the B Investor will result in the B Investor holding 19.99% of the fully diluted share capital of Topco, ignoring for these purposes the shares subscribed by management pursuant to clause 2.1(a). The Investors will agree prior to Completion the split of Shares and/or PECs and/or YFPCs to be subscribed for on Completion, provided always that such split shall apply equally to each of the Investors.

Oversubscription

2.3
If, before Completion, the A Investor determines that the subscription obligation in clause 2.1 (b) is insufficient for what is required pursuant to clause 5(b) and/or 5( c), the A Investor shall be entitled (but not obliged) to increase its investment amount accordingly by the subscription for PECs and/or YFPECs in addition to the number set out against the A Investor’s name in Schedule 2. Clause 1l.8 shall apply mutatis mutandis to enable the B Investor to subscribe additional PECs and/or YFPECs:

Payment of subscription monies

2.4
Payment of the subscription monies for the Shares and the PECs and/or YFPECs described in clause 2.1 (a) and 2.1 (b) must be made by the A Investor and the Managers (through the EBT) on or before Completion to Topco in cleared or immediately available funds.

Registration

2.5	(a)
Upon receipt of the subscription monies referred to in clause 2.4, Topco will immediately register the A Investor (or its nominee) and the Trustee as the fully or partly paid (as the case may be) holder of the Shares and PECs and/or YFPECs subscribed for under clause 2.1 (a) and (b) and provide each of them with a certified true copy of the relevant register.

(b)
Following the completion of the registration of Shares and PECs and/or YFPECs pursuant to clause 2.5(a), and conditional upon exchange for securities in a Holding Company on exercise of the relevant call, or as the case may be, put option in the Roll-up Agreement, Topco will immediately register the B Investor as the fully paid holder of the Shares and PECs and/or YFPECs subscribed for under clause 2.1(c) and provide the B Investor (or its nominee) with a certified true copy of the relevant register.

EBT Shares

2.6
Topco will also make available for subscription by the Trustee on Completion 426,400 C Shares, such shares to be held by the Trustee on a discretionary trust on the terms of the Trust Deed for those employees of the Target Group determined in accordance with clause 11.3.

3	CONDITIONS AND PRE-COMPLETION MATTERS

Investors’ obligations conditional

3.1
The obligations of the Investors and the Managers under clauses 2.1 and 2.4 are conditional on each Condition being fulfilled to the satisfaction of the A Investor, or being waived in writing by the A Investor.

Long Stop Date

3.2
Each of the Holding Companies agree with the A Investor that they must use all reasonable endeavours to procure that the Conditions are fulfilled on or before the date referred to in clause 4.4 of the Transfer Agreement, the date or such later time as the A Investor and Topco agree (the “Long Stop Date”). If the Conditions are not satisfied or duly waived in accordance with clause 3.1 by that time then, subject to clause 3.3, this Agreement will lapse and be of no further force and effect and the parties shall be under no further obligation to each other in respect of this Agreement except that:

(a)
clause 3.3 (Unwinding), clause 23 (Fees and costs), clause 27 (Confidentiality), clause 29 (Notices), clause 31 (Entire agreement) and clause 34 (Governing law and jurisdiction) will each continue to apply; and

(b)	the lapse will be without prejudice to any accrued rights or liabilities.

Unwinding

3.3
If each Condition is not satisfied or waived by the Long Stop Date but by that date a party has subscribed for Shares and/or PECs and/or YFPECs or otherwise contributed monies to Topco, each party will exercise all its rights as a Shareholder and/or PEC holder and/or YFPEC holder or a Director to ensure the return of such subscription monies as soon as possible in the most tax-and cost-effective manner.

Rights in relation to Transfer Agreement and Finance Documents

3.4
Until the completion of the Transfer Agreement, each matter within the capacity, or under the control, of any Holding Company relating to the Transfer Agreement and each Finance Document (including a variation of its terms or the waiver of any of its conditions) will be determined by the Board but require the prior written consent of the A Investor. Each of the Holding Companies agree with the A Investor to, and to procure that:

(a)	the Purchasers will comply with their obligations under the Transfer Agreement;

(b)	each Holding Company will comply with its respective obligations under the Finance Documents;

(c)
no Holding Company (as the case may be) will exercise any rights to terminate the Transfer Agreement or to rescind or terminate a Finance Document without the prior written consent of the A Investor Majority; and

(d)	if so required by the A Investor, each of the Holding Companies will immediately exercise any rights to terminate the Transfer Agreement or to terminate or rescind a Finance Document.

Roll-Up Agreement

3.5	On Completion of the Transfer Agreement, the relevant Holding Companies shall enter into and execute the Roll-up Agreement.

Finance Documents

3.6
Each Manager agrees with the A Investor, subject to not being in breach of the terms of his existing employment agreement in the period prior to Completion, to cooperate (to the extent the Manager is able to do so as a director or shareholder of any Holding Company) with all reasonable requests of the A Investor in the fulfilment of the conditions of each Finance Document so that the facilities available under the Finance Documents become immediately available on Completion to the relevant borrower.

100 Day Plan

3.7
Each Manager acknowledges that, within such number of Business Days of Completion as notified to Topco by The A Investor before Completion, a plan setting out the post Completion actions of the Group is to be implemented (the “100 Day Plan”) and, therefore, agrees, to the extent they are directors of companies which have to carry out actions under the 100 Day Plan, they will procure (to the extent of their rights from time to time to vote as a member and/or director, as the case may be, of each Group member) that the relevant companies shall implement such actions (subject always to any statutory and fiduciary duties of such Manager as a director) as are reasonably necessary to implement the 100 Day Plan.

Structure Paper

3.8
The A Investor and the B Investor intend and agree that the acquisition of the Target Group pursuant to the Transfer Agreement and the structure and funding of the Group will be carried out in accordance with the Structure Paper.

HMRC Clearance

3.9	In clauses 3.9 to 3.14 defined terms not defined in Schedule 12 of this Agreement shall be construed in accordance with the Transfer Agreement.

3.10
The A Investor, the B Investor and the relevant Holding Companies agree that until the Completion Date they shall work together in good faith and use reasonable endeavours to obtain (as soon as reasonably practicable following the date of this Agreement) clearances from HMRC (or confirmations that any clearances previously obtained remain valid) in terms reasonably satisfactory to such parties (the “Tax Clearances”) that the following tax treatment will apply:

(a)
the transfer of the Contribution Business pursuant to the terms of this Agreement (as it may be amended) falls within Section 139 of the Taxation of Chargeable Gains Act 1992 (“TCGA”) and Section 818 of the Corporation Tax Act 2009 (“CTA 2009”);

(b)	the issue of the Contribution Shares pursuant to the Transfer Agreement falls within section 136 TCGA;

(c)	any exchange of shares or debentures pursuant to the Exchange Agreement (as it may be amended) falls within Section 135 TCGA;

(d)
Section 116(10) TCGA will not result in a chargeable gain arising on a subsequent disposal of the Contribution Loan Notes or any securities received directly or indirectly in exchange for the Contribution Loan Notes;

(e)	the receipt of any Consideration in respect of the Contribution Business will not result in any Tax arising pursuant to Section 128(3) TCGA; and

(f)	the Dividend in Specie will be exempt from Tax pursuant to Part 9A of the CTA 2009 and will not give rise to any Tax pursuant to Part 15 of the Corporation Taxes Act 2010;

in light of the structure and funding of the Holdco Group and structure of the transfer of the Contribution Business and of any exchange of shares or debentures pursuant to the Exchange Agreement.

3.11
The relevant Holding Companies shall take and the A Investor shall procure that the relevant Holding Companies shall take such administrative steps before the Completion Date (which, for the avoidance of doubt shall not include any steps specified in clause 3.13 below) as may reasonably be requested by the B Investor in relation to the Tax Clearances and such parties shall promptly keep each other fully informed in respect of all matters relating to the progress of the Tax Clearances (including by way of providing copies of all documents, correspondence or where more appropriate, copies of written notes or records of any dealings with HMRC) and shall take into account each other’s reasonable comments in respect of any dealings with HMRC. Each of the B Investor and the relevant Holding Companies (the “relevant parties”) shall ensure that any document due to be submitted to HMRC is provided to the other relevant parties, if reasonably practicable, within 5 Business Days before the proposed submission of the document to HMRC, and shall take into account such other relevant parties’ reasonable comments in relation to any such document.

3.12
Subject always to clause 3.13, if HMRC refuses to grant the Tax Clearances (or any of them), or states in the course of any correspondence in relation to the Tax Clearances, that any other material adverse Tax consequences are likely to arise for the B Investor or NatWest (the “Adverse Tax Consequences”), the parties agree that they shall (and the A Investor shall procure that each relevant Holding Company shall), until the Completion Date, work together in good faith and take such reasonable steps as:

(a)	HMRC may indicate would enable the grant of the Tax Clearances and avoid (if applicable) the Adverse Tax Consequences (and in circumstances where HMRC have indicated that Adverse Tax Consequences are likely to arise, the references in clauses 3.9 to 3.l4 to the Tax Clearances shall, if reasonably required by the B Investor, include a confirmation that the Adverse Tax Consequences will not apply); or

(b)
the B Investor reasonably considers would ensure that the B Investor and NatWest would be in no worse a position than they would have been if the Tax Clearances had been granted and (if applicable) that the Adverse Tax Consequences will not arise.

3.13
No steps shall be required to be taken pursuant to clause 3.l2 which, in the reasonable opinion of the A Investor, would or are reasonably likely to result in any material adverse consequences for Advent, Bain the A Investor or any relevant Holding Company or any member of the Group or any Affiliate Company. The reasonable steps which may be required to be taken pursuant to clause 3.l2 shall be limited to matters relating to: the proportions of the Consideration for the transfer of the Contribution Business which comprise cash, Contribution Shares and Contribution Loan Notes; the proportion and form of any interests which the B Investor may acquire in Topco pursuant to the Roll-up Agreement (provided that the rights attaching to such interests shall be economically equivalent to the interests that it is envisaged that the B Investor will acquire in UK Holdco as at the date of this Agreement); the timing of the issue of any shares or securities by Holdco or any subsidiary of Holdco or of any payments in respect of such shares or securities; the ability of the shares held by the B Investor in UK Holdco to qualify as ordinary share capital for the purposes of section 139 TCGA; or such other matters as the A Investor, the B Investor and any relevant Holding Company may in their absolute discretion agree, which (in each case) may be effected by amendments to the terms of this Agreement, or the Roll-up Agreement.

3.14
If any Tax Clearance is obtained but is subsequently withdrawn or the B Investor has been advised by leading tax counsel that any such clearance may have become invalid as a result of any change in law, judicial decision or change in HMRC practice, or any proposed change in the structure or funding of any Relevant Holding Company or the acquisition of the Group, the parties shall, until the Closing Date, use all reasonable endeavours to obtain revised Tax Clearances in a form reasonably satisfactory to the B Investor, or to ensure that the B Investor is reasonably satisfied that both it and NatWest are otherwise in no worse a position than they would have been if the Tax Clearances had not been withdrawn or become invalid, and the provisions of clauses 3.l1 to 3.14 shall apply in relation to such revised Tax Clearances.

SCA Clearance

3.15
Promptly, and in any event within twenty Business Days after the Signing Date, the B Investor shall, unless the A Investor has confirmed that this is not necessary, submit an application to HMRC (the “SCA Application”) for a written confirmation that if the B Investor makes its investment pursuant to this Agreement by way of an exchange (pursuant to the exercise of a call, or as the case may be, put option in the Roll-up Agreement) of securities in Luxco 2 for shares in a sociéte en commandite par actions (a “SCA”) instead of in Topco, that it will not prejudice the ability of: (i) the B Investor’s disposal of its Shares to fall within the substantial shareholding exemption as set out in Schedule 7 AC TCGA; (ii) the B Investor to obtain the Tax Clearances; and (iii) distributions paid to the B Investor by Topco (in the event that it is an SCA) to qualify for exemption under Part 9A of the Corporation Tax Act 2009.

3.16
The parties shall co-operate fully with each other for the purpose of obtaining such confirmation and shall, not less than seven Business Days before the deadline above for submission of an application to HMRC, agree: (i) the features of a Luxembourg SCA as a matter of Luxembourg law; (ii) draft constitutional documents: and (iii) the contents and form of the SCA Application. If such a confirmation is received from HMRC in a form reasonably satisfactory to the B Investor prior to ten Business Days in advance of the Completion Date (and provided that such confirmation has not been withdrawn ten Business Days in advance of the Completion Date and that the B Investor has not been advised by leading tax counsel that such confirmation may have become invalid as a result of any change in the law, judicial decision or changes in HMRC practice), the A Investor may, by notice in writing to the other parties, require that: (a) Topco is converted into a SCA; or (b) a SCA is incorporated as parent of Topco and that each Shareholder exchanges the Shares it holds for shares in the SCA in the same proportion and with the same rights as the Shares in Topco, and provided that such exchange should be structured in a way which does not result in any material adverse consequences for the B Investor. Such SCA will have a general partner which will be a newly incorporated sociéte anonyme (“SA”) and the board of Topco will be replicated in the board of the SA and will otherwise have constitutional documents which are the same in all material respects as those submitted to HMRC. Accordingly, in such circumstances, the parties will execute an amendment to this Agreement and agree appropriate amendments to the Roll-up Agreement, reflecting the new corporate structure of the ultimate Luxembourg holding company of the Group, but which will otherwise remain the same vis-à-vis the rights and obligations of the parties to this Agreement.

4	COMPLETION

Place and time of Completion

4.1
Subject to the provisions of this Agreement, Completion will occur at the place and on the date designated for completion of the Transfer Agreement immediately after all of the Conditions have been satisfied (or duly waived).

Completion matters

4.2	On Completion the acts described in Schedule 5 (if not already effected to the reasonable satisfaction of the A Investor Representative) will be done.

4.3	After Completion no party shall be obliged to provide any further funding to the Group.

5	USE OF SUBSCRIPTION MONIES

Each Holding Company and each Manager (acting solely in his capacity as a shareholder or director of any Holding Company) agrees with the Investors that the monies subscribed for the Shares and PECs and/or YFPECs under clauses 2.1(a) and 2.1(b) and received by Topco in accordance with clause 2.4 will be applied in accordance with the Structure Paper by Topco in subscribing for shares and PECs and/or YFPECs in Luxco 1 which will in turn be used by Luxco 1, in subscribing for (or paying up in full) shares and PECs and/or YFPECs in Luxco 2 which will in turn be used by Luxco 2, in subscribing for shares and PECs and/or YFPECs in Luxco 3 which will in turn be used by Luxco 3, in subscribing for (or paying up in full) shares in US Holdco and UK Holdco and making a shareholder loan to UK Holdco. US Holdco shall in turn use the amounts used to subscribe for shares in it in subscribing for shares in US Bidco. UK Holdco shall in turn use the amounts used to subscribe for shares and the shareholder loan from Luxco 3 in it in subscribing for (or paying up in full) shares in UK Midco. The monies subscribed for shares in UK Midco will in turn be used by UK Midco, in subscribing for (or paying up in full) shares in UK SubMidco. The monies used to subscribe for or pay up shares in UK SubMidco will in turn be used by UK SubMidco, in subscribing for (or paying up in full) shares in each of UK Bidco and E-Commerce Co. Each of US Bidco, UK Bidco and E-Commerce Co shall apply the amounts they receive through the subscription for or paying up in full of shares in each of them solely for the purposes of:

(a)	the acquisition of the Target Group under the Transfer Agreement;

(b)	as to any balance remaining after (a), the payment of fees and expenses in relation to the Acquisition, its financing and the transactions contemplated in this Agreement; and

(c)	as to any balance remaining after (b), working capital for the Group.

6	WARRANTIES

Reliance on Warranties

6.1
In consideration of the A Investor agreeing to subscribe for Shares and PECs and/or YFPECs under this Agreement, each Warrantor in respect of himself only severally warrants to the A Investor (for itself and for its successors in title) in the terms of each Warranty set out in Part 1 of Schedule 6 as at 6 August 2010. In consideration of the A Investor agreeing to subscribe for Shares and PECs and/or YFPECs under this Agreement, each Manager in respect of himself only severally warrants to the A Investor (for itself and for its successors in title) in the terms of each Warranty set out in Part 2 of Schedule 6 as at 6 August 2010 for those Warrantors who were a party to the Original Agreement. Liability for breach of a Warranty will not be discharged or limited by Completion.

Scope of Warranties

6.2
The Warrantors acknowledge that the A Investor has relied on the Warranties in entering into this Agreement and the Original Investment Agreement. The A Investor agrees that it has not entered into this Agreement or the Original Investment Agreement in reliance upon any representations, warranties or confirmations from the Managers except for those contained in this Agreement (on which they have so relied).

Disclosure of breach

6.3
Each Warrantor must promptly disclose in writing to the A Investor Representative any fact or matter which becomes known to him which he is aware is a breach of or is reasonably likely to cause or constitute a breach of a Warranty.

Liability limited in certain circumstances

6.4
Liability for breach of a Warranty contained in Part 1 of Schedule 6 is limited in the manner set out in Schedule 7. Liability for breach of a Warranty contained in Part 2 of Schedule 6 is not so limited.

6.5	Save as expressly provided in Schedule 7, each Warranty is given subject to the matters Disclosed in the Investment Agreement Disclosure Letter.

No counterclaim

6.6
If a claim for breach of a Warranty is made against a Warrantor, that Warrantor has no right of counter-indemnity, contribution or any similar right against any Holding Company or any employee or officer of any of them or of the Target Group or any other Manager save in the event of fraud or wilful non-disclosure by such person. Each Manager waives and will not enforce any right he has in respect of a misrepresentation, inaccuracy or omission in or from information or advice supplied or given by another Manager, by Topco or any of its subsidiary undertakings or any Group member (or by an officer or employee of Topco or of any of its subsidiary undertakings or of any Group member) for the purpose of assisting the Manager to give a Warranty or prepare the Investment Agreement Disclosure Letter save in the event of fraud or wilful non-disclosure by such person.

Benefit to be assigned

6.7
The benefit of each Warranty can be assigned in whole or in part and without restriction by the A Investor to any purchaser of its Shares or PECs or YFPECs, provided however that the liability of a Warrantor/Manager as the case may be to such assignee shall not be greater than the liability which would have arisen if no such assignment had taken place.

Warrantor’s knowledge

6.8	Where a Warranty is qualified by the awareness or knowledge of a Warrantor that qualification is deemed to refer to the actual knowledge of that Warrantor and is deemed to have been made:

(a)	in the case of those Warranties in Part 1 of Schedule 6, after reasonable enquiries have been made by the Warrantor of the other Warrantors and of each of ***; and

(b)	in the case of those Warranties in Part 2 of Schedule 6, after all reasonable and diligent enquiries have been made by the Warrantor,

and is to be interpreted to include the actual awareness or knowledge of each other Warrantor.

7	INVESTMENT APPRAISAL

Independent assessment and no duty of care

7.1	Each party agrees with each other party that:

(a)
it or he has not relied, and is not relying, on any appraisal, recommendation, advice or information in relation to the Group or the directors of a Group member given by, carried out or effected by, or on behalf of, the A Investor or an Affiliate of the A Investor or the A Investor Representative in connection with it or his decision to enter into this Agreement and the transactions contemplated by this Agreement;

(b)
it or he has made its or his own investigations and appraisals into and assessment of the Group and no Manager, none of the A Investor, Affiliates of the A Investor or A Investor Representative has any liability to the other party in connection with its or his decision to enter into this Agreement and the transactions contemplated by this Agreement other than as expressly set out in this Agreement; and

(c)
it or he is owed no duty of care or other obligation by the A Investor, any Affiliate of the A Investor or the A Investor Representative in connection with its or his decision to enter into this Agreement and the transactions contemplated by this Agreement.

Not a client of the A Investor

7.2	Each of the Holding Companies and each Manager acknowledges and confirms that:

(a)	it or he is not being treated as a client of the A Investor (or an Affiliate of the A Investor) or the A Investor Representative; and

(b)
neither the A Investor, any Affiliate of the A Investor nor the A Investor Representative is responsible to it or him for providing the protections afforded to such person’s clients or advising it or him in relation to this Agreement and the transactions contemplated by this Agreement.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

No regulated activity

7.3
Each of the Holding Companies and each Manager agrees that neither the appointment of an A Investor Director or other director nor the giving of advice by any such person in his capacity as a director of a Group member is to be taken as constituting the regulated activity of providing investment advice either by such person or by the appointing A Investor (or a person connected with such A Investor), nor is the appointment or the giving of such advice to be treated as causing a Group member or a Manager to be a client of the appointing A Investor (or an Affiliate of the A Investor).

8	MANAGERS’ UNDERTAKINGS

Outside interests

8.1	Each Manager agrees with the A Investor that:

(a)
until such time as he is neither a director nor an employee of any Group member and save for part time offices and appointments disclosed by him in his Management Questionnaire, he will devote his whole time, attention and ability during the working hours specified in his Employment Agreement to the business and interests of the Group and will not be interested in any other profession, trade or business except as a passive investor in not more than three per cent of any class of securities quoted on a public securities market; and

(b)
after he ceases to be either a director and employee of any Group member, he will not at any time represent himself or permit himself to be held out as being in any way continuing to be connected with or interested (except as a shareholder if that is the case) in the Group or its businesses.

Non-compete and other undertakings

8.2
In consideration for receiving the opportunity to invest in Topco, each Manager agrees with the A Investor and Topco (for itself and as trustee for each Group member) that if he ceases to be an officer or employee of a Group member (the “Cessation”) he shall not from that date (the “Cessation Date”) during the Non-Compete Period on his own account or on behalf of any other person, directly or indirectly:

(a)
for the period of *** from the date of Cessation (the “Non-Compete Period”) (which shall for these purposes be shortened by any period of garden leave served or notice period worked by such Manager) (except as a passive investor in not more than three per cent of any class of securities quoted on a public securities market) in any capacity (whether as principal, shareholder, manager, employee, independent contractor, consultant, agent or in any other way) engage or be interested in or employed by or provide any consultancy or other services to a business whose activities are substantially similar to and which competes with the business of the Target Group as carried on at the Cessation Date (or, to his knowledge, planned to be carried on by a Group Member) in any country in which any Group Member has a place of business at the Cessation Date and in each case in relation to which he has been personally involved in the *** prior to the Cessation Date;

(b)
for the Non-Compete Period in any capacity (whether as principal, shareholder, director, manager, employee, independent contractor, consultant, agent or in any other way) in competition with a business of a Group member carried on at the Cessation Date in respect of which he has been involved during the twelve months prior to the Cessation Date, solicit or try to solicit orders for goods or services

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

supplied by or to a Group member from any person who at any time within the year prior to the Cessation Date, has been a customer of such business or with whom a Group member has done business and with whom he has had dealings during the twelve months prior to the Cessation Date; or

(c)
for the Non-Compete Period entice or try to entice away from a Group member a person who, at any time within the two years prior to the Cessation Date, was an officer or employee of a Group member engaged in a skilled or managerial or supervisory capacity, provided always that subject to clause 8.3 the restriction in clause 8.2(a) shall not apply where the Manager has been wrongfully or constructively dismissed or has been dismissed by reason of redundancy (as defined by the TULRCA 1992 section 195(1) as amended).

8.3
Where a Manager is dismissed by reason of redundancy (as defined by the TULRCA 1992 section 195(1) as amended): (i) Topco may require that clause 8.2(a) will continue to apply to such Manager; and (ii) Ship Bidco Limited may require that schedule 2, paragraph 5 of the Employment Agreement with such Manager continues to apply (in each case by written notice to the Manager) provided that Topco continues to pay or procures that such Manager is paid his base salary during the relevant Non-Compete Period and notify the Manager of its intention to do so by no later than the Cessation Date.

Reasonableness of the restrictions

8.4
The restrictions contained in clause 8.2 (each of which is a separate obligation) are considered reasonable by each party (each having taken separate legal advice) in all the circumstances as necessary to protect the legitimate interests of the A Investor and the Group, but if any such restriction is judged by a competent court to be void but would be valid and enforceable if certain words were deleted or the period or area of application reduced, such restrictions apply with such modification to make them valid and effective.

Non-disclosure of confidential information

8.5
Each Manager agrees with the A Investor and Topco (for itself and as trustee for each Group member) that (except in the proper course of his duties or with the authority of the Board or to the extent required by law) he will not, either during or at any time after his engagement or employment with a Group member, or while he is the holder of Shares in a Group member, or is connected with any such person, or after he ceases to be a Shareholder, use for any purpose or disclose to any person any trade secret or confidential information concerning the business or affairs of a Group member, or any of a Group member’s customers or suppliers, provided that this restriction ceases to apply to information which becomes publicly known other than by default of that Manager.

No use of trade names

8.6
Each Manager agrees with the A Investor and Topco that (except with the authority of the Board) he will not, at any time, directly or indirectly, carry on a business (whether similar or not to that of a Group member) under or including a name or mark which is the same as or substantially similar to a name or mark used by a Group member and he will procure that any person controlled by him will not carry on a business under or including any such name.

Enforcement of Transfer Agreement and Employment Agreements

8.7
It is hereby acknowledged and agreed that any A Investor Director shall be entitled to act on behalf of Topco or any Group member in order to enforce the rights of Topco or any Group member under the Transfer Agreement and that any such A Investor Director acting through the Board shall be entitled to act on behalf of Topco or any Group member in order to enforce the rights of Topco or any Group member under the Employment Agreements.

9	CORPORATE GOVERNANCE

Topco shall be managed by its General Partner which shall in turn be managed by the Board. In no circumstances shall Topco’s Shareholders participate in or interfere with the management of Topco. The strategic direction of the Group shall be managed by the board of directors of Luxco 3 (the “Luxco 3 Board”) and the day to day business of the Group shall be managed by the board of directors of UK Midco (the “UK Midco Board”).

Board composition

9.1	The Board shall comprise:

(a)	up to 6 A Investor Directors nominated for appointment by the A Investor, subject to clause 9.2; and

(b)	one B Investor Director nominated for appointment by the B Investor, pursuant to clause 9.3.

A Investor Directors and ERISA Investor Directors

9.2
Each ERISA Investor is entitled by written notice to the Board from time to time to nominate for appointment or removal one non-executive director. If an ERISA Investor proposes to appoint a non-executive director and there are then currently six A Investor Directors, then before such appointment occurs the A Investor Representative shall remove one nonexecutive director such that at no time will there be more than six non-executive directors appointed by the A Investor Representative and the ERISA Investors. Each director appointed in accordance with clauses 9.1 (a) and this clause 9.2 will be an “A Investor Director”. The first four of the six A Investor Directors, appointed on or before Completion, shall be Maike Kieselbach, Desmond Mitchell, Ailbhe Jennings and Ruth Springham. To comply with Luxembourg law, each nomination for appointment or removal of directors shall comprise a list of twice as many directors as are to be appointed or removed in order of preference and the parties agree to vote at a Shareholders’ Meeting to appoint or remove such individuals on first preferred by the A Investor or ERISA Investor.

B Investor Director

9.3
The B Investor is entitled by written notice to Topco from time to time to nominate for appointment and removal up to two non-executive directors in order of preference out of which the parties shall vote at a Shareholders’ Meeting to appoint or remove the director first preferred by RBS. A director appointed in accordance with clause 9.1(b) and this clause 9.3 will be a “B Investor Director”. The first RBS appointed B Investor Director shall be Jennifer Hill. This nomination right of the B Investor shall survive an Initial Public Offering but if at any time (before or after an Initial Public Offering) the B Investor’s Shareholding is reduced to less than 5% of the ordinary share capital of Topco from time to time, the B Investor’s right to nominate for appointment or removal a non-executive director of the Board shall cease and the shareholders’ meeting shall carry out all acts necessary to remove the B Investor Director. The right to nominate for appointment or removal a B Investor Director is personal to the B Investor and is not capable of being transferred to any transferee of B Shares, except to transferees pursuant to clause 14.5(a).

Quorum

9.4
The quorum for meetings of the Board shall be any three qualifying persons provided that two shall be A Investor Directors and, subject to clause 9.7 and to the B Investor’s right to nominate a B Investor Director not having ceased in accordance with clause 9.3, the B Investor Director.

9.5
If a meeting is adjourned due to the non-attendance of the B Investor Director (to the extent required for the quorum to be present), the meeting shall be reconvened within 7 days unless there is an urgent need to reconvene the meeting on shorter notice (as determined by one A Investor Director), whereupon at least 48 hours’ notice must be given. The quorum at such reconvened meeting shall not include the B Investor Director.

B Investor Director Attendance

9.6
Subject to clause 9.5 and to the B Investor’s right to appoint a B Investor Director continuing, the parties agree that the following matters shall not be carried out by the Group unless they have first been considered at a meeting of the Board or the boards of either of Luxco 3 or UK Midco, in each case where the B Investor Director, the Luxco 3 B Investor Director or the UK Midco B Investor Director as the case may be is in attendance:

(a)	approval of the Business Plan (and of any variations);

(b)	external borrowings of the Group (other than trade debts incurred in the ordinary course of business);

(c)	material transactions outside the ordinary course of business and any other contract with a value in excess of *** in total or *** per annum;

(d)	capital commitments outside the Business Plan;

(e)	payment of dividends (other than to another member of the Group);

(f)	recruitment, termination or variation in terms of any of the CEO, CFO, COO and/or any of their direct reports;

(g)	material employee incentive arrangements;

(h)	change to auditors;

(i)	submission of the annual accounts to the Shareholders for approval;

(j)	settlement of material litigation;

(k)	material changes to relationships with major card schemes; and

(l)	any matter which may have a material adverse tax consequence for the Group, the B Investor or any member of the B Investor’s Group.

9.7
The B Investor shall procure that the B Investor Director recuses himself from any discussion at a Board meeting which is commercially sensitive and relates to the operational arrangements between RBS and the Group.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

General meetings

9.8
The A Investor shall be entitled to convene and hold (at short notice, but not less than 48 hours in any circumstance, as requested by the A Investor, Representative subject to the giving of any requisite consents which are not within its control) any general meeting of a Group member at such place and time as the A Investor reasonably determines at which any resolution reasonably required by the A Investor will be proposed.

Notice and frequency of Topco Board meetings

9.9
Board meetings shall be held not less than annually unless agreed otherwise by the Investors and shall be held in Luxembourg or, if not convenient, in another location outside the UK. Topco shall delegate responsibility for day to day management of the Group to the boards of Luxco 3 and UK Midco. Board meetings can be physical or telephonic at determination of the A Investor Directors. Board meetings which are physical shall make provision for attendance by telephone. Meetings shall be held annually and the Board shall send each Director:

(a)
not less than 10 Business Days’ advance notice of each meeting of the Board or of a committee of the Board and not less than 5 Business Days before such meeting an agenda of the business to be transacted at such meeting (together with all papers to be circulated or presented to the same in a “Board Pack”, the form of which will be agreed between the A Investor Directors and the other members of the Board) and no other business shall be transacted at such meeting without A Investor Consent; and

(b)	as soon as practicable after each such meeting, a copy of the minutes,

provided however, no executive director who ceases to be an employee of any Group member or who is suspended from employment shall be notified of or entitled to participate in Board meetings or any meeting of any committee of the Board or receive a copy of Board papers or minutes of Board meetings or of meetings of any committee of the Board. The time periods set out in clause 9.9(a) may be shortened on written notice from an A Investor Director and the B Investor Director.

Appointment to subsidiary undertaking boards and committees

9.10
If the A Investor Representative so requests, the Managers (so far as they are able) and Topco will procure that some or all of the A Investor Directors are appointed to the board of directors (or equivalent body) of any Group member other than Topco and to any committee (or equivalent body) of a Group member (other than the Audit Committee and the Remuneration Committee).

Observer at Topco Board meetings

9.11
Managers holding a majority of the beneficial interest in C Shares held by the Trustee as bare nominee may from time to time appoint an observer (the “Observer”) to attend meetings of the Board. The Observer must be given (at the same time as the relevant directors) notice of all meetings of the directors and all agendas, minutes and other papers relating to those meetings. The Observer may speak at meetings and require business to be added to the agenda but may not in any circumstances vote on any matter. The Company must reimburse all reasonable expenses of the Observer properly incurred in performance of his functions. If an Observer is an employee or director of any Group member and ceases to be an employee or is suspended from employment, he shall be removed as an Observer and as a consequence of (and pending) such removal shall not be notified of or entitled to participate in Board meetings or receive a copy of Board papers or minutes of Board meetings.

Luxco 3 Board composition

9.12	The Luxco 3 Board shall comprise:

(a)	up to 6 Luxco 3 A Investor Directors appointed by the A Investor, subject to clause 9.13;

(b)	one Luxco 3 B Investor Director appointed by the B Investor, pursuant to clause 9.14;

(c)	a chairman appointed by the A Investor (in consultation with the Managers), pursuant to clause 9.18; and

(d)	the CEO and CFO.

Luxco 3 A Investor Directors and Luxco 3 ERISA Investor Directors

9.13
Each ERISA Investor is entitled by written notice to the Luxco 3 Board from time to time to nominate for appointment or removal one non-executive director. If an ERISA Investor proposes to appoint a non-executive director and there are then currently six A Luxco 3 Investor Directors, then before such appointment occurs the A Investor Representative shall remove one non-executive director such that at no time will there be more than six nonexecutive directors appointed by the A Investor Representative and the ERISA Investors. Each director appointed in accordance with clauses 9.12(a) and this clause 9.13 will be an “Luxco 3 A Investor Director”. The first six Luxco 3 A Investor Directors, appointed on or before Completion, shall be ***. The A Investor Representative is entitled (in consultation with the Managers) by written notice to the Board from time to time each to nominate for appointment or removal as two of the A Investor’s six Luxco 3 A Investor Directors two people who are not employees or officers of the A Investor or any of its Affiliates. To comply with Luxembourg law, each nomination for appointment or removal of directors shall comprise a list of twice as many directors as are to be appointed or removed, in order of preference and each party agrees to cast any vote it may have as a director or shareholder of Luxco 2 to procure the appointment or removal of the individual( s) preferred by the nominator by Luxco 2.

Luxco 3 B Investor Director

9.14
A director appointed in accordance with clause 9.12(b) and this clause 9.14 will be a “Luxco 3 B Investor Director”. The first Luxco 3 B Investor Director shall be Jennifer Hill. This nomination right of the B Investor shall survive an Initial Public Offering but if at any time (before or after an Initial Public Offering) the B Investor’s Shareholding is reduced to less than 5% of the ordinary share capital of Topco from time to time, the B Investor’s right to nominate for appointment or removal a non-executive director of the Luxco 3 Board shall cease and the shareholders’ meeting of Luxco 3 shall carry out all acts necessary to remove the Luxco 3 B Investor Director. The right to nominate for appointment or removal a Luxco 3 B Investor Director is personal to the B Investor and is not capable of being transferred to any transferee of B Shares, except to transferees pursuant to clause 14.5(a). To comply with Luxembourg law, each nomination for the appointment or removal of a director shall comprise a list of two directors in order of preference and each party agrees to cast any vote it may have as a director or shareholder of Luxco 2 to procure the appointment or removal of the individual preferred by the B Investor by Luxco 2.

Luxco 3 Quorum

9.15	The quorum for meetings of the Luxco 3 Board shall be any three qualifying persons provided that two shall be Luxco 3 A Investor Directors and, subject to clause 9.l6 and to the B

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Investor’s right to nominate a Luxco 3 B Investor Director not having ceased in accordance with clause 9.14, the Luxco 3 B Investor Director.

9.16
If a meeting is adjourned due to the non-attendance of the Luxco 3 B Investor Director (to the extent required for the quorum to be present), the meeting shall be reconvened within 7 days unless there is an urgent need to reconvene the meeting on shorter notice (as determined by one Luxco 3 A Investor Director), whereupon at least 48 hours’ notice must be given. The quorum at such reconvened meeting shall not include the Luxco 3 B Investor Director.

9.17
The B Investor shall procure that the Luxco 3 B Investor Director recuses himself from any discussion at a meeting of the Luxco 3 Board which is commercially sensitive and relates to the operational arrangements between RBS and the Group.

Chairman and Non-Executive Directors

9.18
The A Investor is entitled (in consultation with the Managers) by written notice to the Luxco 3 Board from time to time to nominate for appointment or removal of one person, not being an employee or officer or Affiliate of Advent or Bain or the A Investor or the A Investor Representative, which the general meeting of shareholders of Luxco 3 shall appoint as the chairman of Luxco 3 and the Luxco 3 Board. Each party agrees to vote to appoint or remove the individual preferred by the A Investor. The Chairman will not be an A Investor Director or a Luxco 3 A Investor Director for the purposes of this Agreement except that at any time where there is no Chairman, a Luxco 3 A Investor Director (as determined by the A Investor) will act as Chairman pending the formal appointment of a Chairman. The Chairman shall not be entitled to a casting vote on any resolution of the Luxco 3 Board.

Notice and frequency of Luxco 3 Board meetings

9.19
Luxco 3 Board meetings shall be held not less than once a quarter unless agreed otherwise by the Investors and shall be held in Luxembourg or, if not convenient, in another location outside the UK. Luxco 3 may delegate responsibility for day to day management of the Group to the board of another Group member. Luxco 3 Board meetings can be physical or telephonic at determination of the Luxco 3 A Investor Directors. Luxco 3 Board meetings which are physical shall make provision for attendance by telephone. Meetings shall be held quarterly and the Luxco 3 Board shall send each Director:

(a)
not less than 10 Business Days’ advance notice of each meeting of the Luxco 3 Board or of a committee of the Luxco 3 Board and not less than 5 Business Days before such meeting an agenda of the business to be transacted at such meeting (together with all papers to be circulated or presented to the same in a “Luxco 3 Board Pack”, the form of which will be agreed between the Luxco 3 A Investor Directors and the other members of the Luxco 3 Board) and no other business shall be transacted at such meeting without A Investor Consent; and

(b)	as soon as practicable after each such meeting, a copy of the minutes,

provided however, no executive director who ceases to be an employee of any Group member or who is suspended from employment shall be notified of or entitled to participate in Luxco 3 Board meetings or any meeting of any committee of the Luxco 3 Board or receive a copy of Luxco 3 Board papers or minutes of Luxco 3 Board meetings or of meetings of any committee of the Luxco 3 Board. The time periods set out in clause 9.19(a) may be shortened on written notice from a Luxco 3 A Investor Director and the Luxco 3 B Investor Director.

Board of UK Midco

9.20
The provisions of clauses 9.12 to 9.18 inclusive shall be deemed to apply to UK Midco as if reference to Luxco 3 were references to UK Midco, reference to Luxco 2 were references to UK Holdco and the first six UK Midco A Investor Directors shall be ***.

UK Midco Audit Committee

9.21
The Managers and the A Investor agree to procure that UK Midco has a committee called the audit committee (the “Audit Committee”) which will comprise the chairman of UK Midco, the CFO, the CEO, four UK Midco A Investor Directors, and, at the A Investor Representative’s discretion, any Non-Executive Director appointed to the UK Midco Board and whose terms of reference (and powers and authorities) will be those set out in Part 1 of Schedule 8 (or otherwise as the A Investor after consulting the UK Midco Board may vary). The first four UK Midco A Investor Directors nominated to the Audit Committee shall be ***. The quorum necessary for the transaction of business by the Audit Committee is four, being the UK Midco A Investor Directors appointed to the Audit Committee.

UK Midco Remuneration Committee

9.22
The Managers and the A Investor agree to procure that UK Midco has a committee called the remuneration committee (the “Remuneration Committee”) which will comprise the Chairman and two UK Midco A Investor Directors, from time to time and whose terms of reference (and powers and authorities) will be those set out in Part 2 of Schedule 8 (or otherwise as the A Investor may vary after consulting the Board). The first two UK Midco A Investor Directors nominated to the Remuneration Committee shall be ***. The quorum necessary for the transaction of business by the Remuneration Committee is three including the Chairman and both the UK Midco A Investor Directors. The Chairman shall not partake in any discussions or decision of the Remuneration Committee in respect of his own salary, remuneration or other benefits and for such purposes the quorum shall be the two UK Midco A Investor Directors. The CEO will be invited to attend meetings of the Remuneration Committee save where the matter being discussed relates to his own salary, remuneration or other benefits. If a meeting of the Remuneration Committee is inquorate due to failure of the Chairman to attend, the Remuneration Committee shall reconvene at the same time of day 7 days later or such later date set out in a notice to its members. If the Chairman fails to attend such reconvened meeting then the meeting shall be reconvened again at the same time of day 7 days later or such later date set out in a notice to its members. If at the second reconvened meeting the Chairman fails to attend then the meeting shall be deemed quorate despite his not attending.

Notice and frequency of UK Midco Board meetings

9.23
UK Midco Board meetings shall be held not less than once a month unless agreed otherwise by the Investors and shall be held in the UK. UK Midco Board meetings can be physical or telephonic at determination of the UK Midco A Investor Directors. UK Midco Board meetings which are physical shall make provision for attendance by telephone. Meetings shall be held monthly and the UK Midco Board shall send each Director:

(a)
not less than 10 Business Days’ advance notice of each meeting of the UK Midco Board or of a committee of the UK Midco Board (including the Audit Committee and the Remuneration Committee) and not less than 5 Business Days before such meeting an agenda of the business to be transacted at such meeting (together with all papers to be circulated or presented to the same in a “UK Midco Board Pack”, the form of which will be agreed between the UK Midco A Investor Directors and the

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

other members of the UK Midco Board) and no other business shall be transacted at such meeting without A Investor Consent; and

(b)	as soon as practicable after each such meeting, a copy of the minutes,

provided however, no executive director who ceases to be an employee of any Group member or who is suspended from employment shall be notified of or entitled to participate in UK Midco Board meetings or any meeting of any committee of the UK Midco Board or receive a copy of UK Midco Board papers or minutes of UK Midco Board meetings or of meetings of any committee of the UK Midco Board. The time periods set out in clause 9.23(a) may be shortened on written notice from a UK Midco A Investor Director and the UK Midco B Investor Director.

10	PROVISION OF INFORMATION

Investors to be kept informed generally

10.1
With effect from Completion, Topco agrees with the Investors that it will notify the A Investor Representative, the A Investor Directors and the B Investor Director promptly of all significant matters materially affecting or reasonably likely to materially affect the business, assets, financial position, tax treatment and prospects of the Group when taken as a whole.

Specific information to be provided

10.2	Topco agrees to comply (and to procure that each other Group member complies) with the provisions of Schedule 9.

Right to appoint investigating accountants

10.3
If Topco at any time fails in any material respect to perform any of its obligations under clause 10.2 or if the A Investor has reasonable grounds to suspect the affairs of any Group member have been conducted in an improper way or that the books and records of any Group member have been maintained improperly, the A Investor is entitled (without prejudice to any remedies or rights which the A Investor may have in respect of any such non-performance) to appoint an independent accountant of its own choosing to investigate the affairs of the Group or of one or more Group members with a view to obtaining the information which was not supplied. If such accountant is appointed:

(a)
Topco agrees to provide (and to procure that each relevant Group member, and (so far as it is able to do so) any other person, provides), to the A Investor and to the accountant, such assistance and co-operation (including full and unrestricted access to the accounting books and records of the Group) as the accountant and/or A Investor from time to time request; and

(b)	the reasonable costs of and incidental to any such appointment, and value added tax on them, must be paid by Topco within 10 Business Days of the presentation of the relevant invoice.

Approach from prospective purchasers

10.4
Topco and each Manager agrees to notify the A Investor, the B Investor, each A Investor Director and the B Investor Director promptly of any direct approach by a person expressing serious interest (whether or not in writing) of which he becomes aware in respect of any offer for any shares in a Group member or any business or substantial part of the business or assets of the Group.

Disclosure of information by Investor Directors

10.5	Each Investor Director may disclose any information received from a Group member to the Investors and its shareholders and advisers.

Disclosure of information by A Investor

10.6
Each holder of an interest in the A Investor (an “A Investor Shareholder”) may disclose any information received from a Group member or an A Investor Director (or any information, whether confidential or not, of or relating to, a Group member) to:

(a)	an Affiliate of that A Investor Shareholder;

(b)	any general partner, limited partner, manager, trustee or nominee of, or investor or prospective investor in, that A Investor Shareholder;

(c)	a body corporate or other person, partnership or fund (including any unit trust):

(i)
which is advised, or the assets of which are managed (whether solely or jointly with others), from time to time by that A Investor Shareholder or by an Affiliate of that A Investor Shareholder or by the general partner, trustee, nominee, manager of or adviser to that A Investor Shareholder; or

(ii)	in respect of which that A Investor Shareholder or any of its Affiliates is a general partner;

(d)	a co-investment scheme or a person holding or entitled to the benefit of Shares under a co-investment scheme;

(e)	any director, employee, officer or agent of the A Investor or an A Investor Shareholder falling within this clause 10.6;

(f)
any sponsor, underwriter or broker for the purposes of facilitating an Exit (subject to such person first having executed a confidentiality undertaking in favour of Topco (on behalf of itself and as trustee for each Group member) in a form reasonably acceptable to the Board);

(g)
any of the Group’s current or proposed bankers or financiers from time to time (subject to such person first having executed a confidentiality undertaking in favour of Topco (on behalf of itself and as trustee for each Group member) in a form reasonably acceptable to the Board);

(h)
a potential purchaser of shares or other securities in a Group member or of assets (or the whole or part of the undertaking) of a Group member (subject to such person first having executed a confidentiality undertaking in favour of Topco (on behalf of itself and as trustee for each Group member) in a form reasonably acceptable to the Board);

(i)	a professional adviser to a person falling within this clause 10.6;

(j)	a Syndicatee;

(k)	a person to whom it is required to pass the information by law or by any rule of, or by, any regulatory body or authority or any taxation authority; and

(l)	any fund managed or advised by Advent International Corporation or Bain capital Limited or any investor or potential investor in any such fund.

Disclosure of information by B Investor

10.7	The B Investor may disclose any information received from a Group member or a B Investor Director (or any information, whether confidential or not, of or relating to, a Group member) to:

(a)	an Affiliate of the B Investor;

(b)	any director, employee, officer or agent of the B Investor or of any of its Affiliates;

(c)
a potential purchaser of B shares and/or PECs and/or YFPECs held by the B Investor (subject to such person first having executed a confidentiality undertaking in favour of Topco (on behalf of itself and as trustee for each Group member) in a form reasonably acceptable to the Board);

(d)	a professional adviser to a person falling within this clause 10.7;

(e)	a person to whom it is required to pass the information by law or by any rule of, or by, any regulatory body or authority; and

(f)	any taxation authority, as required by law, pursuant to the Code of Conduct on Taxation for Banks, or in connection with the application for any tax clearance.

Information to be held confidential

10.8
Any information passed on under clauses 10.5 or 10.6 shall be delivered on the basis that it is to be held confidential by the recipient except to the extent that any investor in a Fund managed or advised by Advent International Corporation or Bain Capital, Ltd refuses to agree to hold information received confidential on a general basis.

Information to be included in prospectus

10.9	Each party consents to the disclosure of information concerning the Group and its assets in any document which must be published to effect an Exit and in any other document which the Board approves.

11	CONDUCT OF THE GROUP

Positive undertakings

11.1	The day to day management of the business of each Group member will be carried out by the Managers and:

(a)
each Manager agrees with the A Investor that, except as provided in this Agreement or to the extent such would be a breach of his statutory or fiduciary duties, he will procure, to the extent of his rights from time to time (as a Shareholder or director of a Group member) to vote as a member and/or director (as the case may be) of each Group member; and

(b)
Topco agrees with the A Investor as a separate and independent covenant (to the extent it is legally able to do so) that it will act, and will procure (save as otherwise provided in this Agreement or consented to by the A Investor Representative), that each Group member acts, in accordance with Part 1 of Schedule 10.

Negative undertakings

11.2
Each Manager, so far as he is legally able without breaching his statutory and fiduciary duties (in his capacity as a Shareholder or director of a Group member), and, to the extent it is legally able to do so, each of Topco, Luxco 3 and UK Midco agrees with the Investors that, except as provided in this Agreement:

(a)
in the case of a Manager, he will procure (to the extent of his rights from time to time to vote as a member and/or director, as the case may be, of each Group member) that no Group member will do, or agree to do; and

(b)	in the case of each of Topco, Luxco 3 and UK Midco, it will not and will procure that no Group member will do, or agree to do:

(i)	any of the acts set out in Part 2 of Schedule 10 without the consent specified in that Schedule; and

(ii)
any of the following without the prior written consent of the B Investor Director (provided that such requirement will cease if the B Investor ceases to hold 10% of the ordinary share capital of Topco from time to time and such right shall be personal to the B Investor, or an Affiliate to which B Shares are transferred pursuant to clause 14.5(a), and shall not be capable of transfer to a third party which acquires B Shares):

(A)	the issue of shares by any Group company, other than:

(I)	to another Group company;

(II)	on a pro rata basis to all Shareholders by Topco;

(III)	in accordance with clause 11.3 (Permitted employee share issues), or other approved arrangements relating to employee incentives from time to time; and/or

(IV)	the issue of Shares on an acquisition pursuant to clause 11.10 or shares in a Group member except Topco to a joint venture party, as permitted by clause 11.2(b)(ii)(B);

(B)
acquisitions, disposals, joint ventures and similar arrangements with a value in excess of *** at below Topco level other than: (i) a transaction or series of transactions that qualify as an Exit; and (ii) a disposal of the US Business, which may be disposed of at any time and any preparations for such disposal may be made on or after the date of this Agreement);

(C)	fundamental changes in the business lines of the Group;

(D)	any transaction with an A Shareholder (or an affiliate of an A Shareholder) other than as contemplated by this Agreement or on arm’s length commercial terms;

(E)	any change to the articles of Topco which is more adverse to the interests of the B Investor than it is to the interests of the A Investor,

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

although if deadlock is reached due to the written consent of the B Investor Director being withheld, the matter in question shall be escalated to the senior management of the A Investor and the B Investor for resolution, and the A Investor, so far as it is legally able without breaching his statutory and fiduciary duties (in its capacity as a Shareholder or director of a Group member), agrees with the B Investor to procure that Topco, Luxco 3 and UK Midco complies with clause 11.2(b )(ii).

Permitted employee share issues

11.3
Each party agrees that Topco may issue C Shares (the “Management Allocation”) to and/or for the benefit of employees and/or directors of the Group at a price per share and on other terms, including eligible subscribers and the terms of issue, approved:

(a)	in the period between the date of this Agreement and Completion, by the A Investor, in consultation with the CEO; and

(b)	following Completion, by the Remuneration Committee in consultation with the CEO.

The parties agree that in the event of such subscription and issuance they will take all steps and pass all resolutions (including in respect of the disapplication of pre-emption rights to effect such issuance) to issue such new C Shares to directors and/or employees of the Group (other than an A Investor Director or B Investor Director) which will dilute all Shareholders proportionately during the relevant Shareholders’ Meeting. Any Shares comprising the Management Allocation not issued at Completion shall be known as the “Reserved Shares”.

Maintenance of available share capital

11.4
Each party agrees to exercise its rights and powers as a Shareholder to maintain sufficient authorised and unissued share capital in Topco and sufficient authority to enable Topco fully to perform its obligations under clause 11.3.

Unallocated Shares on Exit

11.5	***

Emergency Share Issues

11.6	Each party agrees, if the A Investor Representative proposes an Emergency Share Issue, to:

(a)	consent to any board or shareholder meeting of a Group member being held on short notice to implement it; and

(b)
on any shareholder vote in respect of the implementation of the Emergency Share Issue (including the disapplication of pre-emption rights), to vote in the same way as the A Investor on any resolution required in order to effect an Emergency Share Issue.

11.7	For the purpose of clause 11.6 “Emergency Share Issue” means any issue of securities in Topco where:

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(i)	there has occurred and is continuing an Event of Default under (and as defined in) a Finance Document where such Event of Default has not been waived by the relevant providers of finance; or

(ii)
in the reasonable opinion of the A Investor Majority there is a likelihood of an Event of Default under (and as defined in) any Finance Document occurring and the issue of securities is, in the reasonable opinion of the A Investor Representative, necessary to avoid the Event of Default occurring, in each case where a delay in issuing Shares would, in the reasonable opinion of the A Investor Majority, be detrimental to Topco.

11.8
To the extent that a party has not been able to subscribe for Shares (in the case of a Manager, through the Trustee) as part of an Emergency Share Issue, each party agrees that each other party (in the case of a Manager, through the Trustee) is entitled but not obliged to acquire such number of Shares as he would have been entitled to by reference to his holding of Shares immediately prior to the Emergency Share Issue on the same terms including price as the A Investor for up to 20 days after the Emergency Share Issue but only to the same extent the party (in the case of a Manager, through the Trustee) also acquires any other shares, bonds, PECS and/or YFPECS, loan notes or other securities or debt instruments acquired by the A Investor as part of the Emergency Share Issue in the same proportions and on the same terms as the A Investor. To the extent that a party subscribes for less than its full entitlement to Shares, the obligation to acquire any other shares, bonds, loan notes or other securities or debt instruments shall be reduced on a proportionate basis.

Voting

11.9
The parties acknowledge that so long as the A Investor holds 66⅔% or more of the Shares, the parties shall, subject to the terms of this Agreement, vote on any resolution in the same manner as the A Investor such that the Shares held by the A Investor shall effectively carry the right to exercise no less than 75.1 % of the total number of votes of all the holders of the Shares exercisable at any general meeting of Topco. Notwithstanding the above, the B Investor shall not be obliged to so vote on any matter referred to in clause 11.2(b)(ii) for so long as it has rights under such clause. No vote in respect of any C Shares shall be cast by the A Investor, and the Managers shall not be obliged to vote, in favour of any resolution (other than a resolution relating to a transfer of Shares) where the effect of that resolution if passed would be to reduce or adversely vary the economic rights attaching to the C Shares either:

(a)
in respect of tag-along (pursuant to Article 16) (except as contemplated in clause 11.9(b)), mandatory transfers (pursuant to Article 15), Shares’ entitlements upon a liquidity event (pursuant to Article 13) or pre-emption rights on issues of Shares (pursuant to Articles 5.6 to 5.10 inclusive) (except as contemplated in clause 11.9(b)) where the proposed amendment is not proportionate to changes to be made to the rights attaching to each other class of share in issue; or

(b)	through the removal of the tag along right (Article 16) and/or the pre-emption right (Articles 5.6 to 5.10 inclusive) in each case of all Shareholders.

Acquisition Share Issues

11.10
Each party acknowledges that, if the A Investor Representative propose that Shares are issued to a third party as consideration, in whole or in part, for an acquisition of shares or assets by the Group, then no party shall have a pre-emptive right to the issue of such Shares.

Dilution of B Investor

11.11	***

Finance Documents

11.12
For so long as any sum remains outstanding under a Finance Document, each Manager agrees to use all reasonable endeavours to procure (to the extent of his rights from time to time to vote as a member and/or director, as the case may be, of each Group member and subject to his statutory and fiduciary duties as a director) that each Group member observes all the provisions of each Finance Document and any agreement, debenture, guarantee or security made pursuant to a Finance Document (but no Manager is obliged to incur any personal liability for the repayment of any amount due under a Finance Document).

Sanctioned Countries

11.13
Nothing in this Agreement shall require the A Investor (which for this purpose includes any person who is a partner of, or participant in, either an A Investor or any partnership or other person which itself is a partner or participant in an A Investor) or any A Investor Director to take any action which would be a prohibited, or otherwise illegal activity, under any sanctions regime imposed by the USA, whether such sanctions regime is implemented under the Trading with the Enemy Act, the International Emergency Economic Powers Act, any presidential or executive order or otherwise.

Tax Matters

11.14
If matters or circumstances arise which may have a material adverse tax effect on the B Investor or an Affiliate thereof, the A Investor will consider such matter or circumstance and whether action could be taken which would mitigate such material adverse tax effect for the B Investor or such Affiliate. The A Investor will work in good faith with the B Investor to achieve a more advantageous tax position for the B Investor and any relevant Affiliate but for the avoidance of doubt will be under no obligation to take such action which they consider in their reasonable opinion will have a more than de minimus adverse tax effect on the A Investor or any Affiliate thereof, the Group, Advent and Bain or any Affiliate thereof. Any such work and/or considerations and/or actions of the A Investor or any of its Affiliates shall be at the cost of the B Investor.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

12	A INVESTOR DIRECTORS AND A INVESTOR REPRESENTATIVE

No A Investor Director

12.1
If, at any time, there is no A Investor Director in office, all references to an “A Investor Director” in this Agreement shall be read as references to the A Investor Representative until such time as an A Investor Director is appointed.

No claim against A Investor Representative, A Investor Directors and A Investor

12.2
Each party, including the A Investor, each Manager (by its or his execution of this Agreement or a Deed of Adherence) and the Trustee waives, except in the case of fraud or deliberate or wilful default, any claim it may have now or in the future against:

(a)
the A Investor Representative and each A Investor Director relating to or otherwise connected with any act or exercise of any right or discretion by the A Investor Representative or that A Investor Director under a provision of this Agreement; and

(b)	the A Investor arising out of the valid exercise of any right or discretion by the A Investor under a provision of this Agreement.

Approvals, consents and directions

12.3	The consent, approval or direction of the A Investor Representative or an A Investor Director may only be validly given (whether under this Agreement, the Articles or otherwise) if that person:

(a)	gives that consent, approval or direction in writing to the Board or other recipient; or

(b)
(in the case of a consent or approval, as opposed to a direction, required from an A Investor Director) signs a written resolution of the Board or signs the minutes of the Board meeting approving the relevant transaction or matter or votes in favour of the relevant transaction or matter at a Board meeting.

13	EXIT

Intention to achieve an Exit

13.1
Each Manager, the A Investor and Topco, agree to consult together (together with Topco’s financial advisers from time to time) with a view to determining a suitable time to effect an Exit. Notwithstanding any other provision of this Agreement, no Exit may take place without the consent of the A Investor and the parties agree that:

(a)
the A Investor may appoint advisers (including, without limitation, financial, accounting and legal advisers), in consultation with the B Investor to act on behalf of all the Shareholders in connection with an Exit;

(b)
the A Investor can in their absolute discretion negotiate and agree the terms of appointment of any such advisers on behalf of all Shareholders (but shall, to the extent practical, consult with the Managers and the B Investor before such appointment); and

(c)	such advisers’ fees will be borne by Topco (where legal) and/or the Shareholders in proportion to the value of their shareholdings on Exit.

Investor warranties

13.2
On an Exit, save as provided in clause 17.4, the B Investor shall give any representations, warranties, indemnities or similar assurances in connection with the sale of its Shares as are given by the A Investor.

Management assistance on Exit

13.3	It is intended that each Manager will use his reasonable efforts to assist the A Investor in preparing the Group for an Exit, which the Manager acknowledges may include but not be limited to:

(a)	making presentations to potential investors in, or purchasers of, the Group;

(b)	for the purposes of an Exit by way of an Initial Public Offering:

(i)
taking all actions necessary (or which are determined by the A Investor (acting reasonably) to be appropriate), in his capacity as a Shareholder or Director of a Group member, to implement the conversion of Topco into a public company and/or restructure one or more Group members prior to an Exit;

(ii)	making presentations to potential underwriters and participating in drafting any necessary prospectus or similar offering document;

(iii)	assisting with negotiating an underwriting or similar agreement and providing customary warranties, covenants and indemnities subject to negotiating customary limitations and protections; and

(iv)
negotiating and agreeing to customary lock-up agreements (including customary carve outs) as required by relevant securities laws, rules or regulations or as reasonably required by the financial advisers of Topco, and the parties recognise that the Managers may wish to sell Shares or re-invest part of their proceeds of sale (by way of a roll-over) in any purchasing entity, on an Exit depending on their individual circumstances; and

(c)	on a Sale negotiating customary warranties, covenants and underwriting with potential purchasers of the Group subject to negotiating customary limitations and protections.

Initial Public Offering

13.4
If, on an Initial Public Offering, it is necessary to take any actions to restructure one or more Group members prior to an Exit, including, without limitation, converting the Shares into a single class of shares or exchanging the Shares for shares in another entity then each Shareholder hereby irrevocably undertakes to execute, complete and deliver all documents and pass all resolutions necessary to effect such actions and achieve an Initial Public Offering and appoints Topco (acting through the Board) to be his attorney. In addition, each party agrees to enter into an agreement for the orderly transition of the Group onto the public markets, including customary terms relating to share transfers (an “IPO Shareholders’ Agreement”).

13.5
If it is intended by the Board that there is an Initial Public Offering of a holding company of Topco (or a successor thereto) then each holder of Shares in Topco, if required to do so by the Board or the A Investor Majority by notice in writing to each Shareholder, is obliged to exchange the Shares he holds in Topco for shares in that holding company in the same proportion and with the same economic rights as the Shares in Topco (or such successor) and the provisions contained in this Agreement shall apply to such holding company (or any successor) shares as if they were set out in this Agreement, provided that such exchange shall, so far as reasonably practicable, be structured in a way which does not have any material adverse effect on the taxation position of the B Investor.

13.6	The Managers agree that any subsequent transfer of Shares held beneficially for him by the Trustee permitted by clause 14.6 shall not affect that Manager’s obligation under this clause 13.

13.7
The parties agree that if an Initial Public Offering is to be on the New York Stock Exchange or NASDAQ, the parties shall agree to customary registration rights following such Initial Public Offering such rights to be contained in an IPO Shareholders’ Agreement.

14	SHARE TRANSFERS

General prohibition on transfer

14.1
No transfer of any Shares, or any interest in any Shares, may be made except pursuant to this Agreement and the Articles. For this purpose, an interest in any Shares is deemed to be transferred if a Shareholder enters into an agreement (other than this Agreement) with any person in respect of the exercise of votes attached to such Shares.

14.2	***

14.3	***

Transfer requires A Investor Majority consent

14.4
The transfer, pledge or any other disposal of any Share or beneficial interest in any Share is only effective with the prior written consent of the A Investor Majority or if permitted under clauses 14.5,14.6,16,17 or 20.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Permitted transfers by the Investors

14.5	The following transfers are permitted under Article 14 and this clause 14 (including any agreement in respect of the exercise of votes attached to such Shares):

(a)
in the case of an Investor which is an undertaking, a transfer to an Affiliate of that Investor provided that the transferee agrees with Topco that if the transferee ceases to be an Affiliate of the Investor, all its Shares will be transferred to the original transferor or another Affiliate of the original transferor;

(b)	any transfer of Shares by a Shareholder which is a Fund or by its trustee, custodian or nominee or by an Investment Holding Company or Co-investor:

(i)	to any trustee, nominee or custodian for such Fund and vice versa;

(ii)	to any unit holder, shareholder, partner, participant, manager or adviser in any such Fund;

(iii)	to any Fund, or its trustee, nominee or custodian, managed or advised by the same manager or adviser as any such Fund;

(iv)	to any Co-investor or its trustee, nominee or custodian thereof; or

(v)	to any Investment Holding Company or any trustee, nominee or custodian thereof;

(c)	a transfer on or after an Initial Public Offering provided that such transfer is permitted by any IPO Shareholders’ Agreement;

(d)	where that transfer is pursuant to and in accordance with Articles 16 or 17 and clauses 16 or 17; or

(e)	where the transfer is to a person who will be, or is, appointed as a chairman, and/or director and/or an employee of a Group member.

Permitted transfers by shareholders who are not Investors

14.6	The following transfers by shareholders who are not Investors are permitted under Article 14 and this clause 14 (including any agreement in respect of the exercise of votes attached to such Shares):

(a)	any transfer approved by the A Investor Majority;

(b)	any transfer pursuant to and in accordance with Articles 16 or 17 and clauses 16 or 17;

(c)	any transfer required by Article 15 and clause 15;

(d)
any transfer to a Shareholder’s Spouse. If, following such a transfer, a person ceases for whatever reason to be a Spouse they shall immediately transfer all of the Shares back to the original transferor of such Shares (the “Original Transferor”) at the same price as that paid by such person on their initial receipt of the Shares transferred pursuant to Article 14.6 and this clause 14.6. If such Spouse fails to transfer such Shares in accordance with Article 14.6 and this clause 14.6, any Director of Topco shall be authorised to do all such actions and execute all documents necessary to effect the transfer of such Shares and clause 15.15 shall apply as if the Spouse was a Defaulting Shareholder;

(e)	any transfer to a Family Trust;

(f)
in the case of Shares held for the time being on a Family Trust, any transfer to the Shareholder or a Spouse who is a beneficiary under the Family Trust and, on a change of trustees, to the trustees for the time being of the Family Trust provided that:

(i)	no such transfer can be made without A Investor Director Consent including (acting reasonably and in good faith) a confirmation that they are satisfied:

(A)	with the terms of the trust instrument relating to such Family Trust and in particular with the powers of the trustees pursuant to such instrument;

(B)	with the identity of the proposed trustees; and

(C)	that no costs incurred in connection with the setting up or administration of the relevant Family Trust are to be paid by Topco; and

(ii)
if and whenever any such Shares are to cease to be held by a Family Trust (otherwise than as a result of a transfer to a Shareholder or a Spouse of such individual), the trustees shall be bound by the mandatory transfer provisions set out in Article 15 and clause 15 and in particular clause 15.15; and

(iii)
the terms of Article 14.6 and clause 14.6 shall apply in respect of any transfer to a Spouse of any Shareholder being a beneficiary under the Family Trust, save that references to the “Original Transferor” shall be deemed to be references to the relevant Family Trust; or

(g)	a transfer by the trustee(s) of an employee benefit trust formed by a Group member in favour of any person as approved in writing by the Remuneration Committee with prior A Investor Director Consent.

Transfer as a strip

14.7
No person shall transfer any Securities without, at the same time, also transferring an equal proportion of its holding of all Securities. For the avoidance of doubt, a Shareholder may not transfer PECs or YFPECs to a transferee unless such Shareholder is also entitled to transfer Shares to such transferee.

End of transfer restrictions

14.8
Clauses 14, 15, 16 and 17 shall cease to apply (except in relation to Shares which are in the process of being transferred) upon the occurrence of a Sale or an Initial Public Offering subject to any transfer restrictions contained in an IPO Shareholders’ Agreement).

Discretion to refuse to register a transfer

14.9
The Directors may (unless such transfer was permitted pursuant to clauses 14.5, 14.6, 16 and 17) with the written consent of the A Investor Majority, refuse to register the transfer of a Share provided the transferee is informed of the refusal as soon as practicable and in any event within two months of the transfer being lodged with Topco, unless they suspect that the proposed transfer may be fraudulent.

14.10	Notwithstanding anything contained in this Agreement:

(a)	any pre-emption rights conferred on existing members by the Articles or otherwise and any other restrictions on transfer of Shares contained in the Articles or otherwise shall not apply to; and

(b)	the Directors shall not decline to register, nor suspend registration of,

any transfer of Shares where such transfer is:

(i)	in favour of a Secured Party to whom such Shares are being transferred by way of security or any nominee of a Secured Party; or

(ii)
duly executed by a Secured Party or its nominee to whom such Shares (including any further Shares in Topco acquired by reason of its holding of such Shares) are to be transferred pursuant to a power of sale under any security document which creates any security interest over such Shares; or

(iii)	duly executed by a receiver appointed by a Secured Party or its nominee pursuant to any security document which creates any security interest over such Shares,

and a certificate by any official of such Secured Party or its nominee or any such receiver that the Shares are or are to be subject to such a security and that the transfer is executed in accordance with the provisions of this clause shall be conclusive evidence of such facts.

Transfer restrictions on Advent and Bain

14.11
Subject to clause 14.12, Advent and Bain agree that they will observe the restrictions on transfers of A Shares contained in this Agreement (including clause 20) as if such transfers also applied to their shareholdings in the A Investor.

14.12	For the purposes of clause 14.5, a transfer of shares in the A Investor between Advent and Bain shall be deemed to be a permitted transfer.

VCOC transfers

14.13	The Directors will not register the transfer of any A Shares other than with the consent of the A Investor that will result in the A Investor ceasing to be the majority shareholder in a VCOC.

14.14	Transfers as management/employee incentives

To the extent that an Investor transfers Shares pursuant to clause 14.5(e), subject to clause 14.7, the other Investors shall be entitled to transfer a pro rata proportion of the total amount of shares being transferred as their Shareholding bears to the total number of Shares in issue at that time.

15	MANDATORY TRANSFERS

Leaving Shareholder required to transfer Transfer Shares

15.1
If a Manager becomes a Leaving Shareholder, the Board shall within 60 Business Days of the Cessation Date, unless the A Investor Majority consents in writing to the contrary, deliver a Leaver Notice on the Leaving Shareholder and the Leaving Shareholder shall be bound to transfer the Transfer Shares specified in the Leaver Notice and shall be deemed to have served a Transfer Notice on the Cessation Date offering to transfer such Shares to the person(s) and at the price(s) specified in the Leaver Notice. Any dispute as to the price to be paid for the Shares shall not invalidate any Transfer Notice served or deemed to be served under Article

15.1 and this clause 15.1 and the Leaving Shareholder shall remain bound to transfer his Shares. If there is a dispute as to price the Leaving Shareholder’s remedies shall only extend to claiming the difference in the price said to be owing and the price paid and no Leaving Shareholder shall be entitled to injunctive relief, relief from forfeiture or other similar remedies.

Former Employee required to transfer Transfer Shares

15.2
If at any time a Former Employee becomes the holder of any Shares in Topco by virtue of any rights or interests acquired by him (or any Related Person) whilst he was a Manager or employee, he (and any Related Person) the Board shall, unless the A Investor Majority consents in writing to the contrary within 60 Business Days of the date on which he becomes the holder of any such Transfer Shares, deliver a Leaver Notice on the former Employee and the former Employee shall be deemed to have served a Transfer Notice on the date of becoming the holder of any such Transfer Shares and at the provisional price specified in the Leaver Notice.

Determination of contents of the Leaver Notice

15.3
For the purpose of specifying the price in the Leaver Notice, the A Investor Majority must have regard to the provisions of Articles 15.5 to 15.11 and clauses 15.5 to 15.11 save that, for the purposes of the Leaver Notice (and if the price cannot be agreed in accordance with Article 15.5 and clause 15.5), the A Investor Majority may reasonably determine that: (i) a Former Employee is a Good Leaver or a Bad Leaver without such determination having been agreed with the Former Employee or otherwise determined by any third party (including any court or tribunal); and (ii) the persons to which Transfer Shares are to be transferred in the Leaver Notice.

Transferee for Leaving Shareholder’s and/or Former Employee’s Transfer Shares

15.4
The person(s) to which Transfer Shares are to be transferred under Articles 15.1 and 15.2 and clauses 15.1 and 15.2 shall be any of the following as specified in writing by the A Investor Majority (having consulted with the Board):

(a)
a person or persons, if any, replacing (directly or indirectly) the employee or director of Topco provided that such replacement is found within six months after the date of the Transfer Notice; and/or

(b)	a then current or new employee, director or consultant of the Group; and/or

(c)	a nominee for the benefit of a replacement employee or director of Topco or the employees of the Group in accordance with the decision of the A Investor Majority; and/or

(d)
an employee benefit trust for the benefit of replacement employees or Directors of Topco or generally for the beneficiaries of the trust in accordance with the decision of the Remuneration Committee; and/or

(e)	any other person nominated by the A Investor Majority.

Price for Leaving Shareholder and/or Former Employee Transfer Shares

15.5
Notwithstanding the price specified in the Leaver Notice (which will apply at the time of the transfer of the Transfer Shares) the price which is ultimately payable for a Leaving Shareholder’s and/or a Former Employee’s Shares must be the price agreed between the Leaving Shareholder or Former Employee (as the case may be) and the A Investor

Representative or, if no such agreement is reached within 10 Business Days of the Cessation Date the amount payable on the application of Articles 15.6 to 15.11 (each inclusive) and clauses 15.6 to 15.11 (each inclusive) and cannot be lower than nominal value and, subject to clause 15.12, shall be without prejudice to the rights otherwise of the Former Employee to challenge the determination by the A Investor Majority in clause 15.3 before any court or tribunal.

Good Leaver

15.6
In the case of a Leaving Shareholder or Former Employee who ceases to be a Manager and/or employee of a Group member and who is a Good Leaver the amount payable for the Transfer Shares shall be as follows:

Date on which Manager becomes Leaver, in each case from the later of: (i) the Completion Date; and (ii) the date of acquisition of an interest in Shares (determined on a straight line basis)	Proportion of interest in Transfer Shares to be transferred at Fair Value increasing on a straight line basis through each year for the range of that year	Proportion of interest in Transfer Shares to be transferred at lower of cost of acquisition and Fair Value decreasing on a straight line basis through each year for the range of that year
Before 1st anniversary	0%	100%
On or after 1st anniversary	20% -39.99%	80% -60.01%
On or after 2nd anniversary	40% -59.99%	60% -40.01%
On or after 3rd anniversary	60% -79.99%	40% -20.01%
On or after 4th anniversary	80% -99.99%	20% -0.01%
On or after 5th anniversary or on an Exit	100%	0%

Bad Leaver

15.7
In the case of a Leaving Shareholder or Former Employee who is a Bad Leaver, the amount payable for the Transfer Shares is the lower of the Fair Value of the Transfer Shares and the Cost per Share of such Transfer Shares.

Re-classification of Former Employees

15.8	The A Investor Directors (with the written consent of the A Investor Majority) may:

(a)
agree in writing to designate a Former Employee as a Good Leaver or allow that individual to retain some or all of the Transfer Shares (subject always to the provisions of Article 15.14 and clause 15.14), regardless of the circumstances surrounding his ceasing to be an employee and/or director of a Group member; or

(b)
in respect of a Former Employee who, at any time during the Non-Compete Period breaches any of his obligations under clause 8 (Managers Undertakings) in any material respect, agree in writing to designate a Former Employee a Bad Leaver regardless of the circumstances surrounding his ceasing to be an employee and/or director of a Group Company (a “Re-classified Bad Leaver”).

15.9	If, at any time, a Former Employee becomes a Re-classified Bad Leaver, without prejudice to any other rights or remedies which any Group member may have, the Re-classified Bad Leaver shall:

(a)	not be entitled to retain or receive the Good Leaver Excess Amount; and

(b)
if required to do so in writing by the Remuneration Committee, immediately repay the amount of the Good Leaver Excess Amount to the purchaser of the Transfer Shares together with interest on any Good Leaver Excess Amount which shall accrue at the annual rate of 5% from (and including) the date of the Transfer Notice to (and including) the date of repayment.

Determination of Fair Value

15.10
The amount payable in respect of the Transfer Shares shall be the price proposed by the Remuneration Committee acting reasonably and in good faith, as being a genuine estimate of the Fair Value of the Transfer Shares at the date of the Transfer Notice and accepted by the Leaving Shareholder or Former Employee, or, failing such acceptance within 10 Business Days of the date of the Transfer Notice, as determined by a Independent Accountant (instructed by the Leaving Shareholder or Topco) as being in its opinion the Fair Value of the Transfer Shares.

15.11
The Independent Accountant shall act as an expert and not as an arbitrator and his decision shall be final and binding on Topco and its members (and all persons claiming to have an interest in the Transfer Shares). The Leaving Shareholder or Former Employee or Related Person and the A Investor Directors may make representations to the Independent Accountant in respect of the determination of the Fair Value of the Transfer Shares. The costs of obtaining such Independent Accountant’s determination shall in all cases be borne as determined by the Independent Accountant, based on the reasonableness of the reference of such determination to the Independent Accountant by the Leaving Shareholder or Topco.

Payment for and validity of transfer of Transfer Shares

15.12
Any dispute as to the price to be paid for the Transfer Shares shall not invalidate any Transfer Notice served or deemed to be served and the Leaving Shareholder and/or Former Employee shall remain bound to transfer the Transfer Shares on the terms of the Transfer Notice and the Leaver Notice. If there is a dispute as to price or the determination made by the A Investor Majority in clause 15.3, the Leaving Shareholder’s and/or Former Employee’s remedies shall only extend to claiming the difference in the price said to be owing to the Leaving Shareholder and/or Former Employee in respect of the Transfer Shares and the price actually paid to the Leaving Shareholder and/or Former Employee in respect of the Transfer Shares (as specified in the Leaver Notice) and no Leaving Shareholder and/or Former Employee shall be entitled to injunctive relief, relief from forfeiture or other similar remedies.

15.13
All amounts payable to a Leaving Shareholder or Former Employee which are to be funded by Topco (for example the funding of an employee benefit trust by Topco to acquire the Transfer Shares) shall be paid upon the completion of the transfer of the Transfer Shares (provided that the Board has determined acting reasonably at the relevant time that Topco has sufficient cash available to pay for such Transfer Shares or, where Topco has insufficient cash available to pay for such Transfer Shares, as soon as the Board determines, acting reasonably that Topco has sufficient cash to pay for such Transfer Shares together with interest at LIBOR plus 200 basis points accruing from the date of such transfer until the date of payment which interest shall be payable at the same time as the payment of the principal sums) unless the Leaving Shareholder is dismissed for Misconduct whereupon the A Investor Majority may, at his discretion, determine that such payment shall be made on an Exit whereupon it shall be a debt of Topco until payment and shall be paid together with interest at LIBOR plus 200 basis points accruing from the date of such transfer until the date of payment which interest shall be payable at the same time as the payment of the principal sums.

Rights attaching to Transfer Shares

15.14
Notwithstanding any other provision in this Agreement and subject always to the Remuneration Committee deciding otherwise, with A Investor Consent, a Leaving Shareholder or Former Employee upon whom a Leaver Notice is served shall on the Cessation Date and provided he retains the Transfer Shares, have all the rights of, and rank pari passu with, the other holders of the same class of Shares save that he is not entitled to receive any dividend or other distribution declared, made or paid on or after the Cessation Date, such dividend or distribution to be held instead by Topco on trust for the transferee of such Shares and to be paid to the transferee on transfer or as the A Investor Majority may otherwise agree in writing. A Leaving Shareholder or Former Employee upon whom a Leaver Notice is not served as a result of a determination of an A Investor Majority consent shall retain all the rights of, and rank pari passu with, the other holders of the same class of shares.

Failure to Transfer Shares

15.15	The following provisions apply to a Defaulting Shareholder who fails to comply with the terms of the Transfer Notice. The:

(a)
Defaulting Shareholder shall consent to, vote for, raise no objections to and waive any applicable rights in connection with the Transfer Shares and shall be required to take all lawful actions with respect to the Transfer Notice as are required by the Directors to facilitate the transfer of the Transfer Shares;

(b)
Topco may receive any purchase money due to the Defaulting Shareholder in trust for such Defaulting Shareholder (without any obligation to pay interest) which shall be held by Topco in a separate bank account on trust for the Defaulting Shareholder pending receipt from the Defaulting Shareholder of the relevant share certificate(s) or in the case of a lost share certificate an indemnity in form acceptable to the A Investor Representative acting reasonably;

(c)	Topco may receive the purchase money for the Defaulted Transfer Shares and may authorise any Director to execute, complete and deliver a transfer of the Defaulted Transfer Shares; and

(d)	terms of clause 19 will apply, without prejudice to the foregoing.

15.16
Receipt by Topco of the purchase money shall be a good discharge to the purchaser(s) and after entry in the register of members of the name of the purchaser(s) the validity of the transfer to the transferee(s) shall not be questioned by any person.

15.17
The Shareholders acknowledge and agree that the authority conferred under clause 15.l5 is necessary as security for the performance by any Shareholder to whom this clause applies of his obligations under these Articles.

16	TAG-ALONG RIGHTS

Tag-along mechanism

16.1
Subject to clauses 16.3 and 17, no transfer of any Shares and/or PECs and/or YFPECs (or any interest in any Shares and/or PECs and/or YFPECs) and/or shares in the A Investor may be made by any Selling Shareholder(s) if it would result in a Proposed Tag-along Transfer unless the Acquirer has first made a written offer in accordance with Article 16 and this clause 16 to the Non-Selling Shareholders who hold:

(a)
A Shares or C Shares, to purchase such number of their Shares and PECs and/or YFPECs as is proportionate to the number being sold by the Selling Shareholder(s) as a proportion of the total number being sold by the Selling Shareholder(s); and

(b)	B Shares, to purchase all their B Shares and PECs and/or YFPECs,

in each case at the Notified Price, subject to any adjustment pursuant to clause 21, and on no less preferential terms and conditions (including time of payment, form of consideration, representations, warranties, covenants and indemnities (if any)) (provided they are given on a several basis) as to be paid and given to and by the Selling Shareholder(s).

16.2
Subject to clauses 16.3 and 17 other than where clauses 14.5, 14.6 or 16.1 applies, no transfer of any Shares and/or PECs and/or YFPECs (or any interest in any Shares and/or PECs and/or YFPECs) may be made by the A Investor unless the Acquirer has first made a written offer in accordance with Articles 16 and clause 16 to the Non-Selling Shareholders to purchase a number of their Shares and PECs and/or YFPECs proportionate to the number being sold by the Selling Shareholder at the Notified Price, subject to any adjustment pursuant to clause 21, and on no less preferential terms and conditions (including time of payment, form of consideration, representations, warranties, covenants and indemnities (if any)) (provided they are given on a several basis) as to be paid and given to and by the Selling Shareholder(s).

16.3
The B Investor shall only be required to give the same representations, warranties, covenants and indemnities as the A Investor to the extent that the B Investor has the right to appoint a B Investor Director pursuant to clause 9.3. The liability of the B Investor for any claims under the same shall be pro rata to its shareholding as a proportion of the entire issued share capital at that time and capped at its pro rata share of any cap on such claims. Once the B Investor no longer has the right to appoint a B Investor Director, the B Investor will only be required to give the same representations, warranties, covenants and indemnities as the A Investor as relate to title to shares, capacity to enter into the transaction and locked box warranties and covenants as well as pro rata participation in any purchase price adjustments.

16.4
Each Selling Shareholder shall transfer the legal and beneficial title to its relevant Shares and/or PECs and/or YFPECs and/or shares in the A Investor covered by the Proposed Tagalong Transfer to the relevant Acquirer on the terms set out in this clause 16, by delivering to Topco on or about the date of completion of the Proposed Tag-along Transfer:

(a)
if a certificate has been issued in respect of the relevant Shares and/or PECs and/or YFPECs and/or shares in the A Investor, the relevant certificates (or an indemnity in respect thereof in a form satisfactory to the Board); and

(b)	a duly executed sale agreement or form of acceptance in a form reasonably specified by the A Investor Majority,

in each case against payment of the aggregate consideration due to it.

Costs

16.5
A Tagging Shareholder is responsible for his or its proportionate share of the costs of the Proposed Tag-along Transfer to the extent not paid or reimbursed by the Acquirer or Topco based on his or its number of Shares sold as a proportion of all Shares sold.

Advance notice of tag-along offer

16.6
The Selling Shareholder(s) must give written notice to each Non-Selling Shareholder of each Proposed Tag-along Transfer at least five Business Days prior to signing a definitive agreement relating to the Proposed Tag-along Transfer providing details of the Acquirer and its proposed price and, to the extent it is able, the other terms and conditions.

Terms of tag-along offer

16.7
The written offer required to be given by the Acquirer under Article 16 and clause 16 must be given not more than five Business Days after the signing of the definitive agreement relating to the Proposed Tag-along Transfer and must be open for acceptance during the Acceptance Period. The Selling Shareholder(s) must deliver or cause to be delivered to the Non-Selling Shareholders copies of all transaction documents relating to the Proposed Tag-along Transfer promptly as the same become available.

Acceptance of tag-along offer

16.8
If a Non-Selling Shareholder wishes to accept the Acquirer’s offer under Article 16 and clause 16 it must do so by means of a written notice to the Selling Shareholder(s) indicating its acceptance of the offer in respect of all of the number of its Shares specified in the written offer.

Effect of no acceptances of tag-along offer

16.9	If some or all of the Non-Selling Shareholders do not accept such offer within the Acceptance Period, the Proposed Tag-along Transfer is permitted to be made:

(a)	within 45 Business Days after the expiry of that period;

(b)	so long as it takes place on terms and conditions no more favourable in any respect to the Selling Shareholder(s) than those stated in the written offer; and

(c)	on the basis that all of the Shares proposed to be sold under the Proposed Tag-along Transfer are transferred.

Exclusions

16.10	The provisions of Articles 16 (inclusive) and clause 16 will not apply to any transfers of Shares:

(a)	in respect of which a Drag-Along Notice has been served; or

(b)	which is a Permitted Transfer; or

(c)
to a new holding company of Topco which is established for the purposes of planning for a reorganization or an Exit and in which the share capital structure (principally the shareholdings) of Topco is and the rights of the parties are replicated in all material respects.

16.11
If either Advent or Bain proposes a transfer of any of its shares in the A Investor which would, if Advent and/or Bain, as the case may be, held A Shares directly, constitute a Proposed Tag-along Transfer, clause 16 shall apply as if such proposed transfer of shares in the A Investor constituted a Proposed Tag-along Transfer and the parties will cooperate to settle a mechanism to give effect to rights set out in this clause 16.

17	DRAG-ALONG RIGHTS

Drag-along mechanism

17.1
If the Majority Selling Shareholders agree terms for a Proposed Drag-Along Sale with a Purchaser then, on receipt of written notification from the Majority Selling Shareholders, all the Dragged Shareholders are bound to transfer such proportion of the total number of their Shares and PECs and/or YFPECs as equals the number of Shares and PECs and/or YFPECs being transferred by the Majority Selling Shareholders as a proportion of the total number of Shares and PECs and/or YFPECs of the Majority Selling Shareholders prior to such transfer, on the same terms as agreed by the Majority Selling Shareholders (save as provided in Article 17 and this clause 17) and subject to any adjustment pursuant to clause 21.

17.2
Each Dragged Shareholder shall transfer the legal and beneficial title to its dragged Shares and PECs and/or YFPECs to the Third Party Purchaser(s) on the terms of this clause 17, by delivering to Topco on or before the date of the completion of the Proposed Drag-Along Sale:

(a)	if a certificate has been issued for the Shares and PECs and/or YFPECs, the relevant certificates (or an indemnity in respect thereof in a form satisfactory to the Board); and

(b)
a duly executed sale agreement in a form agreed by the A Investor Majority under which the Dragged Shareholder will provide representations and warranties with respect to its title to, and ownership of, the relevant Shares and PECs and/or YFPECs and will transfer on the date of the completion of the Proposed Drag-Along Sale, the legal and beneficial title to the dragged Shares and PECs and/or YFPECs to the Third Party Purchaser free from all Security Interests and with full title guarantee.

Representations, warranties and costs

17.3
Subject to clause 17.4, dragged Shareholders will make or give the same representations, warranties, covenants and indemnities (if any) as the Majority Selling Shareholders. Each Dragged Shareholder is responsible for his or its proportionate share of the costs of the Proposed Drag-Along Sale to the extent not paid or reimbursed by the Third Party Purchaser based on his or its number of Shares held. Neither the A Investor nor its Affiliates shall charge an exit deal fee on a Proposed Drag-Along Sale.

17.4
The B Investor shall only be required to give the same representations, warranties, covenants and indemnities as the A Investor to the extent that the B Investor has the right to appoint a B Investor Director pursuant to clause 9.3. The liability of the B Investor for any claims under the same shall be pro rata to its shareholding as a proportion of the entire issued share capital at that time and capped at its pro rata share of any cap on such claims. Once the B Investor no longer has the right to appoint a B Investor Director, the B Investor will only be required to give the same representations, warranties, covenants and indemnities as the A Investor as relate to title to shares, capacity to enter into the transaction and locked box warranties and covenants as well as pro rata participation in any purchase price adjustments.

Drag-Along notice

17.5
The Drag-Along Notice must set out the number of Shares and PECs and/or YFPECs proposed to be transferred, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and any other terms and conditions of payment offered for the Shares and PECs and/or YFPECs. The Drag-Along Notice may make provision for the Dragged Shareholders to elect to receive consideration in the form of shares or preferred equity certificates or loan notes on different terms to those agreed by the Majority Selling Shareholders, and the proposed Third Party Purchaser may offer a preferred equity certificate and/or a loan note and/or share and/or cash alternative to certain but not all Majority Selling Shareholders and/or Dragged Shareholders provided that the A Investor and the B Investor are offered the same consideration (subject to any adjustment pursuant to Clause 21). The Drag-Along Notice must specify a date, time and place for the Dragged Shareholders to execute transfers and pre-emption waivers in respect of their Shares, being a date which is not less than five Business Days after the date of the Drag-Along Notice (and not earlier than the transfers by the Majority Selling Shareholders). The Drag-Along Notice may be expressed to be conditional upon completion of the sale by the Majority Selling Shareholders. A Drag-Along Notice shall be valid for a period of 12 months from the date of Issue.

Execution of transfers and pre-emption waivers

17.6
If a Dragged Shareholder does not, within five Business Days of the date of the Drag-Along Notice (or on the date specified in the Drag-Along Notice if later than five Business Days after the date of the Drag-Along Notice) execute transfers and pre-emption waivers in respect of his Shares and PECs and/or YFPECs (the “Defaulting Shareholder”), then each member of the Board (individually) is authorised to execute, complete and deliver as agent for and on behalf of that Dragged Shareholder each of the documents referred to in clause 17.2. and on the same terms as those accepted by the Majority Selling Shareholders (including, without limitation, the same form of consideration, which may include shares and/or other security issued by the Third Party Purchaser) and, against receipt by Topco (on trust for the member) of the consideration payable for the Shares and PECs and/or YFPECs. After the Third Party Purchaser or its nominee has been registered as the holder the validity of such proceedings may not be questioned by any person. Topco will deliver the consideration payable for each Dragged Shareholder’s Shares and PECs and/or YFPECs held on trust in accordance with Article 17.5 and this clause 17.6 for a member to that member as soon as practicable following the delivery to Topco by that member of his original share certificate in respect of such Shares and PECs and/or YFPECs or an indemnity for a lost share certificate in a form reasonably acceptable to the A Investor Majority.

17.7
The Shareholders acknowledge and agree that the authority conferred under Article 17.5 and clause 17.6 is necessary as security for the performance by the Dragged Shareholders of their obligations under this Agreement.

17.8
Following the issue of a Drag-Along Notice, if any person becomes a New Member, a DragAlong Notice is deemed to have been served upon the New Member on the same terms as the previous Drag-Along Notice. The New Member will be bound to sell and transfer all such Shares and/or PECs and/or YFPECs acquired by him or it to the Third Party Purchaser or as the Third Party Purchaser may direct and the provisions of Article 17.8 and this clause 17.8 shall apply (with necessary modifications) to the New Member save that completion of the sale of such Shares and/or PECs and/or YFPECs shall take place immediately following the registration of the New Member as a shareholder.

18	TRANSFER OF STOCK

18.1
The provisions of Article 15 and clause 15 (Mandatory Transfer), Article 16 and clause 16 (Tag-Along Rights) and Article 17 and clause 17 (Drag-Along Rights) shall be deemed to apply to Shares and/or PECs and/or YFPECs held by the Trustee on behalf of any Manager and, where relevant, to each of the Managers in respect of their holding of Stock as if such unit of Stock had been a Share.

18.2
Each Manager agrees that he will not, at any time after the date of this Agreement, call for a transfer of Shares and/or PECs and/or YFPECs held by the Trustee as nominee for him or any of his Spouse or Family Trust by the Trustee (or in any intermediate or replacement vehicle) other than in accordance with the Articles and/or this Agreement (a “Prohibited Call”) and the Trustee is irrevocably instructed not to comply with and hereby undertakes to Topco and the A Investor not to comply with any Prohibited Call.

18.3
Any Transfer or purported Transfer of any Share and/or PECs and/or YFPECs and/or Stock in breach of this clause 18 shall be void and shall have no effect and the Board and the Trustee respectively shall not register any Transfer of Shares and/or PECs and/or YFPECs and/or Stock in breach of this clause 18.

19	MANDATORY AND DRAG-ALONG TRANSFERS

19.1
Each Manager hereby irrevocably appoints Topco to be his attorney or, failing which, his agent to execute, complete and deliver all documents necessary to effect the transfer of that Manager’s then current Shares and/or Stockholding and/or PECs and/or YFPECs if a transfer of Shares and/or Stock and/or Shares and/or PECs and/or YFPECs is required in respect of that Manager pursuant to Articles 15 and clause 15 (Mandatory Transfers) or Articles 17 and clause 17 (Drag-along Rights) and the Manager is a Defaulting Shareholder, or Dragged Shareholder.

19.2	Upon a Manager becoming a Leaving Shareholder or Former Employee:

(a)
immediately upon the A Investor Representative having served a Leaver Notice in accordance with clause 15, the Leaving Shareholder or Former Employee and his Related Holders shall waive and release and, for the avoidance of doubt, the Leaving Shareholder or Former Employee and their Related Holders and the Trustee hereby undertakes irrevocably (but subject to clause 19.3) not to exercise any of the rights attached to the Leaver Equity (including, without limitation, the right to vote, the right to distributions declared after the date he becomes a Leaver Shareholder or Former Employee and the right to information) other than the right to receive the payment price for such Shares pursuant to the Articles and this Agreement and the right to receive any declared but unpaid dividend;

(b)	to the extent applicable, the Leaving Shareholder or Former Employee shall immediately resign and be deemed to have resigned from any board position of any Group Company; and

(c)
immediately upon the A Investor Representative having served a Leaver Notice in accordance with clause 15, the Leaving Shareholder or Former Employee, his Related Holders and the Trustee (if relevant) will execute and/or deliver such documents as Topco reasonably requires to implement the Transfer in accordance with the Articles (the “Transfer Documents”) provided that (other than giving warranties as to title to the Leaver Equity) he shall not be subject to any more obligations than those necessary to Transfer the Leaving Shareholder or Former Employee’s interest in the Leaver Equity. In the case of a Share Transfer such documents may include (without limitation) instructions to the Trustee to cease to hold the Leaver Equity for the Leaving Shareholder or his Related Holders and to transfer the Leaver Equity to the relevant transferee and/or to hold the Leaver Equity as part of the Trust fund and/or to hold the Leaver Equity for another Manager.

19.3
Upon the transfer of Leaver Equity in accordance with the Articles and this Agreement, any and all rights attached to the Leaver Equity shall be deemed to transfer to the transferee and the Trustee shall be entitled to exercise those rights applicable to the relevant Shares and/or PECs and/or YFPECs for the benefit of any relevant transferee or under the terms of the Trust as the case may be. The compensation for the waiver, release and deemed transfer of such rights shall be deemed to have been included in the price to be paid to the Leaving Shareholder or Former Employer in accordance with the Articles and this Agreement.

Transfers by the Trustee

19.4
The Trustee agrees not to transfer any Shares and/or PECs and/or YFPECs held by it on behalf of a Manager (or on behalf of a Spouse of, the estate of a Manager or his Family Trust) if the transfer of such Shares and/or PECs and/or YFPECs by that Manager would be prohibited by this Agreement or the Articles if the Manager was the holder of those Shares and/or PECs and/or YFPECs.

19.5	If:

(a)
a Manager is required to Transfer Shares held on his behalf (or on behalf of his Spouse or his Family Trust) by the Trustee whether pursuant to Article 15 (Mandatory Transfers) or 17 (Drag-along Rights), or otherwise; or

(b)
a Family Trust in relation to a Manager is required to Transfer Shares held on its behalf by the Trustee (whether pursuant to Articles 15 (Mandatory Transfers) or 17 (Drag-along Rights), or otherwise),

the Trustee will deliver duly executed transfer form(s) and the relevant certificate (if any) in respect of those Shares and/or PECs and/or YFPECs in accordance with the obligations of that Manager, the Spouse or the Family Trust as the case may be, provided that if such Shares and/or PECs and/or YFPECs are to be Transferred to the Trustee or another person for whom the Trustee will hold the beneficial interest in such Shares and/or PECs and/or YFPECs as nominee pursuant to that obligation than the Trustee will not be required to comply with the above obligation but shall instead cease to hold those Shares and/or PECs and/or YFPECs for the Manager or his Spouse or Family Trust as the case may be with effect from the time at which the Manager, Spouse or Family Trust as the case may be is obliged to transfer those Shares and/or PECs and/or YFPECs and shall hold those Shares and/or PECs and/or YFPECs for the benefit of the Transferee.

19.6
The Trustee will not Transfer any Trust Fund Shares and/or PECs and/or YFPECs without the prior written consent of the A Investor Representative, provided that the consent of the A Investor Representative will not be so required if such transfer is pursuant to Article 16 and clause 16 (Tag-along Rights) or Article 17 and clause 17 (Drag-along Rights).

Further Assurances in respect of Transfers

19.7
Subject to the other provisions of this clause 19, each Manager shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Transfer to which he, his Related Persons or the Trustee on his behalf is a party pursuant to Articles 15 and clause 15 (Mandatory Transfers) or 17 and clause 17 (Dragalong rights) and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the relevant parties.

20	RIGHT OF FIRST OFFER

20.1
Subject to clause 14.2 if the B Investor at any time, or the A Investor at any time after the date five years after Completion, wishes to transfer any of its Shares, then before such Investor (the “ROFO Shareholder”) Transfers any Shares, the ROFO Shareholder shall give notice in writing (the “ROFO Transfer Notice”) to the other Investor of its desire to do so and it will not Transfer such Shares unless the following procedures of this clause 20 and Article 20 have been observed.

20.2	The ROFO Transfer Notice:

(a)	shall specify the number and class of Shares proposed to be transferred (“Offered Shares”);

(b)	shall specify the price per Share at which the ROFO Shareholder proposes to Transfer the Offered Shares (the “Prescribed Price”);

(c)	shall constitute Topco as the ROFO Shareholder’s agent to offer to sell to the other Investors (the “Offerees”) the Offered Shares in accordance with clause 20.3 and Article 20.3;

(d)	shall state whether the ROFO Transfer Notice is conditional upon all (and not part only) of the offered shares being sold pursuant to the following provisions of clause 20.3 and Article 20.3; and

(e)	shall not be withdrawn except as provided in clause 20.3.

20.3
The other Investor shall have 45 days to agree the purchase of Shares from the ROFO Shareholder. If no agreement is reached within this period, the ROFO Shareholder may: (i) withdraw the ROFO Transfer Notice; or (ii) proceed with the Transfer of the Shares to a third party within 6 months at a price not lower than the Prescribed Price and otherwise on not materially worse terms for the ROFO Shareholder than those offered by the other Investor to the ROFO Shareholder, subject to the condition that any third party transferee must enter into a Deed of Adherence prior to the Transfer of such Shares to it.

21	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

22	DEED OF ADHERENCE

No allotment or transfer without a Deed of Adherence

22.1
A person (who is not already a party) acquiring any Stock or Shares (whether by allotment, issue, transfer or transmission) must not be registered as the holder of that Stock or those Shares unless and until that person has entered into and delivered to the Board a Deed of Adherence in a legally binding manner and a party transferring any Stock or Shares shall procure that the transferee (if not already a party), by the time of transfer, enters into and delivers a Deed of Adherence.

Designation as Manager or Investor or Trustee

22.2
A person (other than a Manager or a Trustee) who enters into a Deed of Adherence because that person acquires Shares from an A Investor or the B Investor (or its nominee) must be designated by the Deed of Adherence as an A Investor or B Investor respectively. A person (other than an Investor) who enters into a Deed of Adherence because that person acquires Stock or Shares from a Manager, his Spouse or an entity to whom Stock or Shares have been transferred pursuant to Article 15.4 (Transferee for Leaving Shareholder’s and/or Former Employee’s Transfer Shares), must be designated in the Deed of Adherence as a Manager. A subscriber for new Shares shall be designated in the manner determined by the A Investor. A person (other than an Investor or a Manager) who enters into a Deed of Adherence because that person acquires Shares from the Trustee must be designated by the Deed of Adherence as a Trustee.

Benefit and burden of Agreement

22.3
A person who has entered into a Deed of Adherence pursuant to this Agreement has the benefit of, and is subject to the burden of, all the provisions of this Agreement as if that person is a party in the capacity designated in the Deed of Adherence (except that if that person is designated as a Manager that person is not liable under the Warranties), and this Agreement shall be interpreted accordingly.

22.4
Without limiting the general nature of clause 22.3, a person designated as an Investor in a Deed of Adherence is entitled to the benefit of all representations, warranties (including the Warranties) and undertakings given to the Investors in or pursuant to this Agreement provided that nothing in this clause 22.4 is construed as requiring a party to perform again an obligation or discharge again a liability already performed or discharged or entitling a party to receive again a benefit already enjoyed or as increasing any liability of a party.

23	FEES AND COSTS

Own costs

23.1	Subject to the other provisions of this Agreement, each party will bear its own costs and expenses in connection with this Agreement.

Arrangement fee

23.2	***

Management fees and Investor Director expenses

23.3	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Other Costs

23.4
Topco must, to the extent lawful procure that all stamp duty or stamp duty reserve tax and any other taxes or similar duties or fees arising out of the Transfer Agreement or Exchange Agreement are paid by the Purchaser or the relevant Holding Company (as the case may be).

23.5	Topco must, to the extent lawful, pay on demand:

(a)
all reasonable legal, accounting commercial, financial, tax, insurance and other professional fees (together with value added tax on them) incurred by the A Investor in connection with the investigation of the affairs of the Target Companies and the negotiation, preparation of the Transfer Agreement, the memorandum and articles of association of the relevant Group members and all ancillary documentation;

(b)
all reasonable fees and expenses including, without limitation any arrangement or other fees (together with value added tax on them) incurred by the A Investor and the Group in connection with the negotiation, preparation or subsequent variation of the Finance Documents and the drawdown of funds under the Finance Documents;

(c)
all reasonable expenses including, without limitation, legal, accounting and other professional fees (together with value added tax on them) incurred by the A Investor in connection with the negotiation and preparation of or any subsequent variation of this Agreement, the Articles the PECs and/or YFPECs and all ancillary documentation and any consent or approval required under any such document;

(d)
all reasonable expenses (including, without limitation, legal, accounting and other professional fees) together with value added tax on them, incurred by the A Investor in connection with the registration, preservation or enforcement of any of its rights under this Agreement or the Articles; and

(e)
all reasonable expenses (including, without limitation, legal, accounting and other professional fees) together with value added tax on them, incurred by the A Investor in connection with the negotiation and preparation of this Agreement, the Articles and all ancillary documents up to an aggregate maximum of £240,000 plus value added tax thereon (if any).

24	MANAGERS’ TAXATION

24.1
Unless otherwise agreed with the consent of the A Investor Representative, the following provisions shall apply as regards securities or shares in any Group member held by any of the Managers or any person to whom such securities or shares have been transferred under Article 14.5 or 14.6 (a “Permitted Transferee”):

(a)
each such Shareholder (other than a Permitted Transferee who is an associated person) (an “Electing Shareholder”) who, subscribes for, or otherwise acquires, any shares in any Group member (whether that date is prior to, on or after Completion), hereby undertakes that he shall enter into an election with his employing company pursuant to section 431 (1) ITEP A (or any substantially similar election in any jurisdiction outside the United Kingdom other than an election under section 83(b) of the United States Internal Revenue Code to which clauses 17.2 to 17.3 shall apply), in the form prescribed by the relevant Taxation Authority (the “Election”) no later than 14 days after the subscription or acquisition of such shares or securities or such shorter or longer period as the relevant Taxation Authority may direct; and

(b)	each Electing Shareholder shall provide to Topco (or his employer Group member if different) such information as it shall require for the purposes of fulfilling its obligations under this clause 24.

24.2
Each Manager (or any person to whom shares in the Group have been transferred under Articles 14.5 or 14.6 who, at the date he subscribes for, or otherwise acquires, any shares or securities in any Group member (whether that date is prior to, on or after Completion), who is subject to taxation in the United States (regardless of his place of residency) (a “US Electing Shareholder”) hereby undertakes that he shall timely make and cause to be filed with the United States Internal Revenue Service an election under Section 83(b) of the United States Internal Revenue Code (the “US Election”) with respect to such shares or securities no later than 30 days after the subscription or acquisition of such shares or securities.

24.3	Each such US Electing Shareholder shall timely provide to Topco (or his employer Group member if different) a copy of such US Election referred to above.

24.4	In any case where any Group member is obliged to withhold and remit amounts of United States Employee Taxation as a result of or in respect of the following:

(a)	the subscription for or acquisition of the legal and/or beneficial ownership and/or interest of shares or securities in any Group member; or

(b)	the entering into of the US Election; or

(c)	any action, event or thing done following the subscription or acquisition of shares or securities in any Group member which gives rise to a liability in respect of his shares or securities,

such company may recover the Employee Taxation from the US Electing Shareholder in question in such manner as the A Investor Majority shall think fit and (without limitation to the generality of the foregoing) each such US Electing Shareholder agrees that such company may recover the withholding amounts via deductions from salary for the relevant period and, to the extent that such deductions are insufficient to cover the withholding amounts, the US Electing Shareholder shall pay to such company the balance.

24.5
In order to secure the Shareholder’s obligations under this clause, each Electing Shareholder and US Electing Shareholder hereby appoints Topco (the “Tax Attorney”) to act as his attorney with authority in his name and on his behalf to execute and sign any and all agreements, instruments, deeds or other papers and documents and to do all things (including, without limitation, entering into and signing the Election and the US Election in so far as it is lawful to do so) in the Electing Shareholder’s and US Electing Shareholder’s name as the Tax Attorney may in its absolute discretion consider necessary or desirable to facilitate anything under this clause 24 and the Tax Attorney shall be entitled to delegate the exercise of such authority to any director or the secretary of the Tax Attorney from time to time, provided that such delegate shall not be authorised to delegate such authority further.

24.6
Each Electing Shareholder and US Electing Shareholder hereby declares that this power of attorney is conclusive and binding on him and such Electing Shareholder and US Electing Shareholder hereby undertakes at all times hereafter to ratify and confirm whatsoever the Tax Attorney shall lawfully do or cause to be done by virtue of this power of attorney.

24.7
Each Electing Shareholder and US Electing Shareholder irrevocably and unconditionally undertakes at all times to indemnify and keep indemnified the Tax Attorney against all or any actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of the powers conferred or purported to be conferred by this power of attorney.

24.8
Each Electing Shareholder and US Electing Shareholder declares that this power of attorney, having been given by such Shareholder to the Tax Attorney to secure his obligations under the provisions of this clause, shall be irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 (or any equivalent legislation in any jurisdiction outside the United Kingdom).

24.9
Each Electing Shareholder agrees that the Tax Attorney is entitled at all times to take such action as the Tax Attorney considers necessary or appropriate in relation to such person’s obligations under the provisions of this clause. In exercising its powers the Tax Attorney shall so far as practicable seek the views of the Electing Shareholder and US Electing Shareholder in question and shall have regard to the views or interests of the Electing Shareholder and US Electing Shareholder known to the Tax Attorney.

25	RIGHTS UNDER TRANSACTION DOCUMENTS

Conduct of Transfer Agreement claims

25.1	Unless the A Investor Representative agrees otherwise in writing:

(a)	each Group member must enforce or procure to be enforced to their full extent the TA Warranties;

(b)	no Group member may waive or compromise a right or discretion it may have under the Transfer Agreement;

(c)
each Manager, after the Completion Date, and each Group member, at any time, must notify the A Investor Representative in writing if it becomes aware of a material breach or any fact or matter that is reasonably likely to cause or constitute a material breach of the TA Warranties or of other matters which will, or are reasonably likely to, give rise to a claim (a “TA Claim”) under the Transfer Agreement;

(d)	no TA Claim may be commenced, waived, compromised, or settled;

(e)	each Group member must take such action as the A Investor may reasonably require to investigate, conduct, pursue and enforce an actual or potential TA Claim;

(f)
each Group member must (at its own cost) appoint any legal or other professional advisers that the A Investor nominates from time to time to act for that Group member in connection with an actual or potential TA Claim;

(g)
Topco must keep the A Investor informed of all material matters relating to the progress of an actual or potential TA Claim in the form and detail reasonably required by the A Investor Representative from time to time; and

(h)	Topco must give the A Investor written particulars of any matters concerned with or arising out of an actual or potential TA Claim (or its conduct) that the A Investor reasonably request.

25.2	Topco must procure each Group member to comply with clause 25.1.

A Investor may instruct solicitors

25.3
If the relevant Group member does not provide any information required under clause 25.1, the A Investor may instruct, at Topco’s cost, a firm of solicitors or other professional advisers to prepare and submit to the A Investor Representative, the A Investor and Topco the information that was not provided. Topco must procure that each Group member:

(a)	gives those solicitors or other professional advisers access to its books, records, correspondence and premises to the extent necessary to obtain this information;

(b)	allows them to make extracts from and take copies of any documents; and

(c)	allows them to discuss any matters with that Group member’s personnel, officers and advisers.

A Investor may conduct claims

25.4
If the A Investor so requires, Topco must at its own cost give, or procure that the relevant Group member, gives a person nominated by the A Investor exclusive conduct of any TA Claim in Topco’s, or relevant Group member’s, own name and on its behalf and in the manner that the person nominated sees fit.

26	ERISA INVESTORS’ RIGHTS

26.1
Each of the ERISA Investors desires actively to assist the Holding Companies (each an “ERISA Company”) in developing, reviewing and considering certain proposals and suggestions relating to the management of the relevant ERISA Company’s respective businesses and each ERISA Company desires such assistance. Without prejudice to any other provision in this Agreement, in order to facilitate each of the ERISA Investors input with respect to the management of the businesses of the ERISA Companies, each of the ERISA Companies agrees to grant to each of the ERISA Investors the management rights described below and further agrees that it will give due consideration to such input as may be provided by each of the ERISA Investors in exercise of such rights:

(a)
the right to discuss, and provide advice with respect to, the business operations, properties and financial and other conditions of the relevant ERISA Company with that ERISA Company’s officers, employees and directors and the right to consult with and advise that ERISA Company’s senior management on matters materially affecting the business and affairs of that ERISA Company;

(b)
the right to submit business proposals or suggestions to each ERISA Company’s senior management from time to time with the requirement that one or more members of each ERISA Company’s senior management discuss such proposals or suggestions with the A Investors within a reasonable period after such submission and the right to call a meeting with the ERISA Company’s senior management in order to discuss such proposals or suggestions; and

(c)
the right (1) to visit each ERISA Company’s business premises and other properties during normal business hours, (2) to receive financial statements, operating reports, budgets or other financial reports of each ERISA Company on a regular basis describing the ERISA Company’s financial performance, significant proposals and other material aspects of the ERISA Company’s business and operations, (3) to examine the books and records of the ERISA Company (4) to have a representative (other than a director) attend meetings of each ERISA Company’s board of directors and (5) to request such other information at reasonable times and intervals in light of the ERISA Company’s normal business operations concerning the general status of the ERISA Company’s business, financial condition and operations but only to the extent such information is reasonably available to the ERISA Company and in a format consistent with how the ERISA Company maintains such information.

26.2
Any provision of this clause 26.2 may be amended for the purposes of preserving the qualification of any ERISA Investors as a VCOC, or otherwise to ensure that the assets of any of the ERISA Investors are not considered “plan assets” of the ERISA Investors for the purposes of ERISA by an agreement in writing which indicates that it is intended to be an amendment, executed by the relevant ERISA Company and the relevant ERISA Investors or its nominee (and, for the avoidance of doubt, the consent or agreement of the other parties to this Agreement shall not be required provided that such other parties are not adversely affected by such amendment).

26.3
Each ERISA Company agrees with the ERISA Investors that if any of the ERISA Investors notifies the ERISA Company in writing that the provisions of this clause should be amended to preserve the qualification of such ERISA Investors as a VCOC, or otherwise to ensure that the assets of any of the ERISA Investors are not considered “plan assets” of the ERISA Investors for the purposes of ERISA, the ERISA Company will consent to the proposed amendments provided that the amendments do not result in an adverse effect on the Managers or on the operation, business or the prospects of the Group.

26.4
Despite any limitation on the number of directors imposed by the relevant ERISA Company’s articles of association (which the parties, other than the relevant ERISA Company, shall procure are varied if necessary), for so long as the ERISA Investors (or any of them) hold Shares in Topco, each of the ERISA Investors shall each have the right by notice to each ERISA Company to require the appointment as director of each ERISA Company, of anyone person per each ERISA Investor (the persons so appointed shall be collectively referred to herein as the “ERISA Director” and shall, in the case of Topco, also be classified as an A Investor Director for the purposes of this Agreement and of the Articles) and may require removal from office of any person so appointed and may require appointment of another person in place of its appointee. Any such nomination for appointment or removal shall be made by giving written notice to the relevant ERISA Company which notice may be provided through the relevant A Investor Representative. The parties shall procure that the appointment or removal is effected as soon as practicable forthwith following receipt of such notice.

26.5
The ERISA Director shall not be required to hold any share qualification nor shall they be subject to retirement by rotation. The relevant ERISA Company shall reimburse all expenses of the ERISA Director properly incurred in the performance of their duties, whether those duties are performed on behalf of Topco or another Group member. The ERISA Director shall be entitled to appoint an alternate to act on behalf of them as a director and the relevant ERISA Company’s obligations under this Agreement to the ERISA Directors shall be taken to extend to such alternate, except that the alternates shall not be entitled to be paid any remuneration by Topco.

26.6
The ERISA Directors shall be entitled to report to the ERISA Investors on all aspects of the affairs of the Group and to disclose to any of the ERISA Investors such information concerning the Group as they or any A Investor shall reasonably consider appropriate to be known to the ERISA Investors as investors in the relevant ERISA Company.

27	CONFIDENTIALITY

27.1
To the extent clause 8.5 does not apply and subject to clauses 10.6 and 10.7 and for as long as a party is a Shareholder each party will, and will procure that each of its Affiliates will, for a period of three years following the date it ceases to be a Shareholder and/or a holder of PECs and/or YFPECs only use any information relating to another party or to a Group member which was acquired by that party as a Shareholder in connection with the transaction and its investment, and will cause all information so obtained by it or its Affiliates which is not publicly available to be treated as confidential, provided that nothing in this clause 27 will prevent the A Investor disclosing such information in such manner as the A Investor may determine is appropriate in connection with an Exit or a proposed Exit, so long as the recipient of any such information is subjected to such confidentiality obligations which the A Investor acting reasonably may require.

27.2	The obligations of confidentiality in clause 27.1 do not apply to information which, after the Signing Date:

(a)	is or becomes generally available to the public;

(b)	is required to be disclosed to a competent tribunal or government agency or taxation or other regulatory body (including pursuant to a subpoena, civil investigative demand or similar process);

(c)
is required to be disclosed pursuant to an order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory, selfregulatory or legislative body, organisation, agency or committee;

(d)
is required to be otherwise disclosed in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or other documents); or

(e)	disclosed pursuant to clause 10 of this Agreement.

28	PUBLICITY

Subject to clause 16.1 of the Transfer Agreement, A press release or other external media communication to be made by a party relating to the Acquisition or the investment in Topco by the Investors, may only be made with the prior written approval of the A Investor.

29	NOTICES

29.1
A notice or other communication given under this Agreement must be in writing in English, and signed by or on behalf of the person giving it and marked for the attention of the addressee’s authorised recipient and is deemed to have been duly served on, given to or made in relation to a party if it is left at the authorised address of that party, posted by first class post (to a United Kingdom address) or by recognised international courier (to a non-United Kingdom address) to the authorised address of that party, or sent by fax to the authorised fax number of that party (to the extent provided by a party to the other parties) and if:

(a)	personally delivered, it is deemed to have been received at the time of delivery;

(b)	posted to a United Kingdom address, it is deemed to have been received on the second Business Day after the date of posting;

(c)	posted to a non-United Kingdom address, it is deemed to have been received on the fifth Business Day after the date of posting; or

(d)	sent by fax, it is deemed to have been received upon receipt by the sender of a transmission report (or other appropriate evidence) that the fax has been transmitted to the addressee,

provided that where, in the case of delivery by hand or fax transmission, delivery occurs or transmission completes after 6.00 pm on a Business Day or at any time on a day which is not a Business Day, receipt shall be deemed to occur at 9.00 am on the next following Business Day.

29.2
For the purpose of clause 29.1 the authorised address and authorised recipient of each party is the address set out in Schedule 1 or in the Deed of Adherence (as the case may be) or such other address and/or fax number as that party may notify to the others in writing (in accordance with the requirements of clause 29.1) from time to time.

30	TRANSFER OF RIGHTS AND OBLIGATIONS

Generally no assignment

30.1
Except as provided in this Agreement, no party may assign or in any other way dispose of any of its rights or obligations under this Agreement without the prior written consent of all the other parties to this Agreement.

Transfer of rights and obligations to Investor Permitted Transferees

30.2
Rights under this Agreement may be assigned (and obligations novated) to an Investor Permitted Transferee, or prior to Completion such person which if it acquired Shares would be an Investor Permitted Transferee, without the consent of any other party.

31	ENTIRE AGREEMENT, AMENDMENT AND TERMINATION

Entire agreement

31.1
Each party acknowledges that this Agreement and the documents referred to in it constitute the entire contract between the parties and supersede all prior agreements, understandings or arrangements (both oral and written) relating to the subject matter of this Agreement.

Amendment

31.2	Subject to clauses 31.3 and 31.4, amendments to this Agreement may be made by the written agreement of the A Investor without the involvement or agreement of the other parties to this Agreement.

31.3
The written consent of the B Investor is required to any amendment to this Agreement, provided that, in respect of any amendment that does not and could not increase the liability or potential liability or obligations or disproportionately adversely affect the rights of the B Investor to those of the A Investor, such consent not be unreasonably withheld or delayed.

31.4	The consent in writing of the Managers holding, through the Trustee, in aggregate three quarters of the C Shares in issue is required to any amendment to this Agreement which:

(a)	does or could increase the liability or potential liability or obligations of a Manager; or

(b)	disproportionately adversely affects the rights of the Managers as holders of C Shares (through the Trustee as a bare nominee) to those of the A Investor; or

(c)	removes the tag along right (clause 16) in each case of all of the parties to this Agreement.

Termination

31.5
On an Exit the provisions of this Agreement shall cease to have effect except that each party’s accrued rights and obligations are not affected and the relationship between the parties shall be governed by an IPO Shareholders’ Agreement, if entered into by the parties.

31.6
When a Manager ceases to be an employee of a Group member that Manager ceases to be a party to this Agreement (and the definition of “Manager” no longer includes that person) and will cease to have any rights under or be bound by this Agreement except that:

(a)
clauses 6 (Warranties), 8 (Managers’ undertakings), 14 (Share Transfers), 15 (Mandatory Transfers), 17 (Drag-Along Rights), 18 (Transfer of Stock), 19 (Mandatory and Drag-along Transfers) and 27 (Confidentiality) continue to bind that Manager; and

(b)	that Manager’s accrued rights and obligations are not affected.

31.7
When an Investor ceases (or the person holding those Shares or PECs and/or YFPECs or other securities in the capital of a Group member for an Investor ceases) to hold Shares or PECs and/or YFPECs or other securities in the capital of a Group member, that Investor ceases to be party to this Agreement (and the definition of “Investor” no longer includes that person) and will cease to have any rights under or be bound by this Agreement except that its accrued rights and obligations are not affected.

31.8
When the Trustee ceases to hold any Shares (or interest in any Group member) it will cease to be a party to this Agreement and will cease to have any rights under or be bound by this Agreement except that clause 27 (Confidentiality) will continue to bind that Trust.

32	MISCELLANEOUS

Further assurance

32.1	Each party must, in its capacity as Shareholder or director and must use all reasonable efforts in its capacity as Shareholder or director to procure that any other person will:

(a)	do all such further acts and things;

(b)	execute and perform such further deeds and documents; and

(c)	give such further assurances,

in each case, subject to his or its fiduciary and statutory duties as directors, as may reasonably be required to give effect to this Agreement and in particular to complete a disposal of the US Business if required by the A Investor.

32.2
If the A Investor proposes a refinancing of the Group’s third party debt financing arrangements, each party undertakes to exercise all rights (whether as Shareholder or director) and carry out all actions in his or its capacity as Shareholder or director, subject always to his or its fiduciary and statutory duties as directors in order to facilitate the refinancing on the terms proposed by the A Investor, and as approved by the Board, provided that in relation to any refinancing, no Shareholder or holder of Stock shall be materially and adversely affected disproportionately to any other Shareholder or holder of Stock.

32.3
If the US Business of the Group is sold then each party shall do all such further acts and things and execute and perform such further deeds and documents as are necessary to distribute the proceeds of such sale.

32.4
To the extent that on Completion there is a requirement, pursuant to clause 7.6 of the Transfer Agreement, for the B Investor to inject regulatory capital into the Group, the parties will work together to ensure that this is done in a tax efficient manner provided always that it does not affect the economic effect of this Agreement.

Voting Arrangements

32.5	***

32.6	***

32.7
The Trustee agrees to follow the instructions of each Manager in relation to the Shares held by it as bare nominee for such Managers in relation to the subscription for Shares in Topco pursuant to any rights of pre-emption or other rights to subscribe given by or under this Agreement, subject only to receipt of any relevant subscription monies from the relevant Manager.

Compliance with Articles

32.8	Each party undertakes to each other party that it or he will comply with the obligations imposed upon it or him by the Articles.

Conflict with articles

32.9	Where the provisions of the Articles or the articles of another Group member conflict with a provision of this Agreement, each party (other than Topco) agrees (and Topco agrees, in

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

relation only to the articles of association of other Group members) that the provisions of this Agreement prevail, to the extent that, if the A Investor so requires, each party shall procure the amendment of the Articles or the articles of association of the relevant Group member to the extent required to enable the Group to be administered as provided in this Agreement.

Unlawful fetter

32.10
No Group member is bound by a provision of this Agreement to the extent it constitutes an unlawful fetter on any of its statutory powers, but that provision remains valid and binding as regards each other party to which it is expressed to apply.

Successors and assigns bound

32.11
This Agreement is binding on each party’s successors in title or assigns or (in the case of a party who is an individual) his personal representatives, but such a person is not entitled to the benefit of its provisions unless that person has entered into a Deed of Adherence.

No partnership or agency

32.12	This Agreement is not to be construed as creating a partnership or an agency (except to the extent expressly described) relationship between any of the parties.

Survival beyond Completion

32.13	Each obligation and undertaking given by each party under this Agreement and each right of the A Investor in respect of the Warranties continues in full force and effect notwithstanding Completion.

Counterparts

32.14	This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original, but all of which when taken together constitute a single instrument.

Indulgence

32.15
No relaxation, forbearance, indulgence or delay (together “Indulgence”) of a party in exercising a right under this Agreement is to be construed as a waiver of that right and does not affect the ability of that party subsequently to exercise that right or to pursue a remedy in respect of it, nor does any Indulgence constitute a waiver of any other right.

Waiver for permitted Share issues

32.16
Each party waives any rights conferred or to be conferred on it or him under the Articles in connection with the allotment and issue of any Shares pursuant to this Agreement (including pursuant to clause 11.3) and undertakes to take such steps as are from time to time within his power to enable such allotments and issues to be made.

Compromise

32.17	Except where a clause makes a contrary express provision:

(a)
a liability to the A Investor may be released or compromised, wholly or partially, and any time or Indulgence may be given, by the A Investor to any person (a “Recipient”) in writing in the A Investor’s absolute discretion without prejudicing or otherwise affecting their rights and remedies against any other person, whether that other person is under the same or similar liability, including a liability held with the Recipient; and

(b)	each Investor is responsible only for its own acts and defaults, and has no liability for the act or default of any other Investor.

Nominee holdings

32.18	(a)
Subject to clause 32.18(b) a party whose Shares are held by a wholly-owned subsidiary nominee, trustee or custodian who is not party to this Agreement undertakes to each other party to procure that that wholly-owned subsidiary nominee, trustee or custodian observes the provisions of this Agreement which would be binding on it if it were named in this Agreement as an Investor (in the case of such a person holding Shares for an Investor) or a Manager (in the case of such person holding Shares for a Manager).

(b)
No vote in respect of any C Shares shall be cast by the Trustee in favour of any resolution (other than a resolution relating to a transfer of Shares) where the effect of that resolution if passed would be to reduce or adversely vary the economic rights attaching to the C Shares either:

(i)
in respect of tag-along (pursuant to Article 16) except as contemplated by clause 32.18(b)(ii), mandatory transfers (pursuant to Article 15), Shares’ entitlements upon a liquidity event (pursuant to Article 13) or pre-emption rights on issues of Shares (pursuant to Articles 5.6 to 5.10 inclusive) except as contemplated by clause 32.18(b)(ii) where the proposed amendment is not proportionate to changes to be made to the rights attaching to each other class of share in issue. For the avoidance of doubt the authorisation to the Trustee under this clause shall extend solely to the exercise of voting rights attaching to the C Shares and the Trustee shall not be authorised or entitled to exercise the rights of the Managers as parties to this Agreement; or

(ii)	through the removal of the tag-along right (Article 16) and/or the pre-emption right (Articles 5.6 to 5.10 inclusive) in each case of all the Shareholders.

Instruction and Authorities

32.19	The Trustee is irrevocably authorised and instructed by the Managers to act in accordance with this Agreement in relation to the Shares held by the Trustee on behalf of the Managers.

The Managers will not instruct the Trustee to act in breach of this Agreement in relation to the Shares held by the Trustee on behalf of the Managers.

33	THIRD PARTY RIGHTS

Exclusion of Contracts (Rights of Third Parties) Act 1999, subject to exceptions

33.1
Except as provided in clause 33.2, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce this Agreement. This clause 33.l does not affect a right or remedy of a person which exists or is available otherwise than pursuant to that act.

Exceptions to exclusion of Contracts (Rights of Third Parties) Act 1999

33.2
The following persons (each a “Third Party”) may enforce the following terms of this Agreement subject to and in accordance with the terms of this Agreement and the Contracts (Rights of Third Parties) Act 1999:

(a)
each of the A Investor Representative and each Investor Director is entitled to enforce clauses 7 and 12.3 to the extent that such clauses relate to that person in accordance with the Contracts (Rights of Third Parties) Act 1999;

(b)
each Affiliate of a Shareholder of the A Investor is entitled to enforce clause 7 to the extent that that clause relates to that Affiliate in accordance with the Contracts (Rights of Third Parties) Act 1999;

(c)	each of the ERISA Investors is entitled to enforce clause 26 to the extent that that clause relates to that ERISA Investor in accordance with the Contract (Rights of Third Parties) Act 1999; and

(d)	a person to whom rights have been assigned in accordance with this Agreement may in its own right enforce those rights.

Termination and variation without Third Party permission

33.3	This Agreement may be rescinded or terminated and a term may be amended or waived without the permission of a Third Party even if that takes away a right which the Third Party would otherwise have.

A Investor’s permission required for enforcement

33.4
No Third Party may enforce a term of this Agreement by virtue of the Contracts (Rights of Third Parties) Act 1999 and clause 33.2 without the prior written permission of the A Investor. The A Investor’s permission may, if given, be given on and subject to any terms and conditions that the A Investor may in its absolute discretion decide.

Assignment of rights under Contracts (Rights of Third Parties) Act 1999

33.5
No Third Party may, without the prior written permission of the A Investor, assign, charge or otherwise dispose of any of its rights under this Agreement or grant or create any third party interest in its rights under this Agreement (including holding an interest on trust for another).

34	GOVERNING LAW AND JURISDICTION

34.1
This Agreement (together with all documents to be entered into pursuant to it which are not expressed to be governed by another law) and all matters (including without limitation, any contractual or non-contractual obligation) arising from or in connection with it are governed by, and to be construed and take effect in accordance with, English law.

34.2
The courts of England have non-exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of or in connection with this Agreement (including without limitation claims for set-off or counterclaim) or the legal relationships established by this Agreement.

SCHEDULE 1

THE MANAGERS

***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 2

THE INVESTORS

PART A

THE A INVESTOR

(1) Name, address, and authorised recipient of the A Investor	(2) Number of A Shares to be issued at *** each with a premium of *** each	(3) Number of PECs to be issued at *** each	(4) Number of YFPECs to be issued at *** each	(5) Total value of Securities issued on Completion
Ship Investor & Cy SCA	***	***	***	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

PART B

THE B INVESTOR

(1) Name, address, fax number and authorised recipient of the B Investor	(2) Number of B Shares to be issued pursuant to the Roll-Up Agreement, to be issued at *** each and a premium of *** each	(3) Number of PECs at *** each to be issued pursuant to the Roll-Up Agreement	(4) Number of YFPECs at *** each to be issued pursuant to the Roll-Up Agreement	(5) Total value of securities issued on Completion
The Royal Bank of Scotland plc House G RBS Gogarbum Edinburgh EH12 1HQ Fax: +44 131 626 2997 Attn: Group General Counsel	***	***	***	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

PART C

ADVENT AND BAIN

Advent	Bain
Advent International GPE VI Limited Partnership	Bain Capital Fund Europe III L.P.
Advent International GPE VI-A Limited Partnership	Bain Capital Fund X L.P.
Advent International GPE VI-B Limited Partnership	BCIP Associates IV L.P.
Advent International GPE VI-C Limited Partnership	BCIP Associates IV-B L.P.
Advent International, GPE VI-D Limited Partnership	BCIP Trust Associates IV L.P.
Advent International, GPE VI-E Limited Partnership	BCIP Trust Associates IV-B L.P.
Advent International, GPE VI-F Limited Partnership
Advent International, GPE VI-G Limited Partnership
Advent Partners GPE VI 2008 Limited Partnership
Advent Partners GPE VI 2009 Limited Partnership
Advent Partners GPE VI 2010 Limited Partnership
Advent Partners GPE VI-A Limited Partnership
Advent Partners GPE VI-A 2010 Limited Partnership

SCHEDULE 3

THE HOLDING COMPANIES

PART 1: TOPCO

1	Name	:	Ship Luxco Holding & Cy S.C.A.
2	Date of Incorporation	:	28 July 2010
3	Country of Incorporation	:	Luxembourg
4	Type of company	:	Limited Liability
5	Registered number	:	B157673
6	Registered office	:	2-4 rue Beck, L-1222 Luxembourg
7	General Partner	:
	Name		Address
	General Partner-Ship Luxco Holding S.A.		2-4 Beck, L-1222 Luxembourg
8	Subsidiary undertakings at the date of this Agreement	:	Ship Luxco 1 S.à.r.l.
Ship Luxco 2 S.à.r.l.
Ship Luxco 3 S.à.r.l.
Ship US Holdco Inc
Ship US Bidco Inc
Ship Holdco Limited
Ship Midco Limited
Ship Submidco Limited
WorldPay (UK) Limited
WorldPay eCommerce Limited

9	Issued share capital at the date of this Agreement:
Class
	Ordinary Shares of £0.01 each issued as follows: Name and address of registered holder	Number and class of Shares held

10	Ship Investor & Cy S.C.A.	2,600,000 A Ordinary Shares

SCHEDULE 3
PART 2: TOPCO GENERAL PARTNER

1	Name	:	Ship Luxco Holding S.A.
2	Date of Incorporation	:	19 November 2010
3	Country of Incorporation	:	Luxembourg
4	Type of company	:	Limited Liability
5	Registered number	:
6	Registered office	:	2-4 rue Beck, L-1222 Luxembourg
7	Directors	:
	Name		Address
	***		***
	***		***
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	None
9	Issued share capital at the date of this Agreement:
	Class		Authorised
	Ordinary Shares of £0.01 each issued as follows: Name and address of registered holder		Number and class of Shares held
	Ship Luxco Holding & Cy S.C.A. 2-4 rue Beck L-1222 Luxembourg		28,000 ordinary shares

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 3: LUXCO 1

1	Name	:	Ship Luxco 1 S.à.r.l.
2	Date of Incorporation	:	28 July 2010
3	Country of Incorporation	:	Luxembourg
4	Type of company	:	Limited Liability
5	Registered number	:	B154678
6	Registered office	:	2-4 rue Beck, L-1222 Luxembourg
7	Directors	:
	Name		Address
	***		***
	***		***
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	Ship Luxco 2 S.a.r.l.
Ship Luxco 3 S.a.r.l.
Ship US Holdco Inc
Ship US Bidco Inc
Ship Holdco Limited
Ship Midco Limited
Ship Submidco Limited
WorldPay (UK) Limited
WorldPay eCommerce Limited
WorldPay eCommerce Limited
9	Issued share capital at the date of this Agreement:
Class
	Ordinary Shares of £0.01 each issued as follows: Name and address of registered holder		Number and class of Shares held
	Ship Luxco Holding & Cy S.C.A. 2-4 rue Beck L-1222 Luxembourg		1,200,000

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 4: LUXCO 2

1	Name	:	Ship Luxco 1 S.à.r.l.
2	Date of Incorporation	:	28 July 2010
3	Country of Incorporation	:	Luxembourg
4	Type of company	:	Limited Liability
5	Registered number	:	B154706
6	Registered office	:	2-4 rue Beck, L-1222 Luxembourg
7	Directors	:
	Name		Address
	***		***
	***		***
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	Ship Luxco 3 S.a.r.l.
Ship US Holdco Inc
Ship US Bidco Inc
Ship Holdco Limited
Ship Midco Limited
Ship Submidco Limited
WorldPay (UK) Limited
WorldPay eCommerce Limited
9	Issued share capital at the date of this Agreement:

Class
Ordinary Shares of £0.01 each issued as follows:
Name and address of registered holder	Number and class of Shares held
Ship Luxco 1 S.à.r.l. 2-4 rue Beck L-1222 Luxembourg	1,200,000

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 5: LUXCO 3

1	Name	:	Ship Luxco 3 S.à.r.l.
2	Date of Incorporation	:	28 July 2010
3	Country of Incorporation	:	Luxembourg
4	Type of company	:	Limited Liability
5	Registered number	:	B154711
6	Registered office	:	2-4 rue Beck, L-1222 Luxembourg
7	Directors	:
	Name		Address
	***		***
	***		***
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	Ship US Holdco Inc
Ship US Bidco Inc
Ship Holdco Limited
Ship Midco Limited
Ship Submidco Limited
WorldPay (UK) Limited
WorldPay eCommerce Limited

9	Issued share capital at the date of this Agreement:
	Class	Authorised
Ordinary Shares of £0.01 each issued as follows:
	Name and address of registered holder	Number and class of Shares held
	Ship Luxco 2 S.à.r.l. 2-4 rue Beck L-1222 Luxembourg	1,200,000

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 6: US HOLDCO

1	Name	:	Ship US Holdco, Inc.
2	Date of Incorporation	:	28 July 2010
3	Country of Incorporation	:	USA
4	Type of company	:	Limited Liability
5	Registered number	:	4853663
6	Registered office	:	Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19809
7	Directors	:
	Name		Address
	***		***
	***		***
8	Secretary	:
9	Subsidiary undertakings at the date of this Agreement	:	Ship US Bidco, Inc
10	Authorised and issued share capital at the date of this Agreement:

Class	Authorised
Common stock, $0.001 par issued as follows:
Name and address of registered holder	Number and class of Shares held
Ship Luxco 3 S.à.r.l. 2-4 rue Beck L-1222 Luxembourg	1000

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 7: US BIDCO

1	Name	:	Ship US Bidco, Inc.
2	Date of Incorporation	:	28 July 2010
3	Country of Incorporation	:	USA
4	Type of company	:	Limited Liability
5	Registered number	:	4853667
6	Registered office	:	Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19809
7	Directors	:
	Name		Address
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	N/A
9	Authorised and issued share capital at the date of this Agreement:

Class	Authorised
Common stock, $0.001 par issued as follows:
Name and address of registered holder	Number and class of Shares held
Ship US Holdco, Inc. Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19809	1000

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 8: UK HOLDCO

1	Name	:	Ship Holdco Limited
2	Date of Incorporation	:	28 July 2010
3	Country of Incorporation	:	UK
4	Type of company	:	Private company limited by shares
5	Registered number	:	07329558
6	Registered office	:	One South Place, London, EC2M 2WG
7	Directors	:
	Name		Address
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	Ship Midco Limited
Ship Submidco Limited
WorldPay (UK) Limited
WorldPay eCommerce Limited
9	Authorised and issued share capital at the date of this Agreement:

Class
Ordinary issued as follows:
Name and address of registered holder	Number and class of Shares held
Ship Luxco 3 S.à.r.l. 2-4 rue Beck L-1222 Luxembourg	2

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3
PART 9: UK MIDCO

1	Name	:	Ship Midco Limited
2	Date of Incorporation	:	29 July 2010
3	Country of Incorporation	:	UK
4	Type of company	:	Private company limited by shares
5	Registered number	:	07330127
6	Registered office	:	One South Place, London, EC2M 2WG
7	Directors	:
	Name		Address
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	WorldPay (UK) Limited
WorldPay eCommerce Limited
9	Authorised and issued share capital at the date of this Agreement:

Class
Ordinary issued as follows:
Name and address of registered holder	Number and class of Shares held
Ship Holdco Limited One South Place London EC2M 2WG	1

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 10: UK SUBMIDCO

1	Name	:	Ship Submidco Limited
2	Date of Incorporation	:	30 September 2010
3	Country of Incorporation	:	United Kingdom
4	Type of company	:	Private company limited by shares
5	Registered number	:	07392739
6	Registered office	:	One South Place, London, EC2M 2WG
7	Directors	:
	Name		Address
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	Ship Submidco Limited WorldPay (UK) Limited
WorldPay eCommerce Limited
9	Issued share capital at the date of this Agreement:

Class
Ordinary shares of £1.00 each issued as follows:
Name and address of registered holder	Number and class of Shares held
Ship Midco Limited One South Place London EX2M 2WG	1

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 11: UK BIDCO

1	Name	:	WorldPay (UK) Limited
2	Date of Incorporation	:	15 July 2010
3	Country of Incorporation	:	UK
4	Type of company	:	Private company limited by shares
5	Registered number	:	07316500
6	Registered office	:	On South Place, London, EC2M 2WG
7	Directors	:
	Name		Address
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:	None
9	Authorised and issued share capital at the date of this Agreement:

Class
Ordinary issued as follows:
Name and address of registered holder	Number and class of Shares held
Ship Submidco Limited One South Place London EX2M 2WG	1

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 3

PART 12: E-COMMERCE Co

1	Name	:	WorldPay eCommerce Ltd.
2	Date of Incorporation	:	26 August 2010
3	Country of Incorporation	:	United Kingdom
4	Type of company	:	Private company limited by shares
5	Registered number	:	07357615
6	Registered office	:	One South Place, London, EC2M 2WG
7	Directors	:
	Name		Address
	***		***
	***		***
8	Subsidiary undertakings at the date of this Agreement	:
9	Issued share capital at the date of this Agreement:

Class
Ordinary shares of £1.00 each issued as follows:
Name and address of registered holder	Number and class of Shares held
Ship Submidco Limited One South Place London EC2M 2WG	1

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 4

CONDITIONS

1	The execution of the Transfer Agreement by the parties to it and the completion of the Transfer Agreement save for the satisfaction of the Purchaser’s obligation thereunder to pay the purchase price.

2
The execution of the Senior Loan Agreement by the parties to it and the fulfilment or waiver in writing of all conditions to the availability of funds under the Senior Loan Agreement (except for conditions which relate to the obligation to subscribe for Shares and PECs and/or YFPECs under this Agreement and any other conditions which relate solely to matters to be done at the Completion of this Agreement).

3
The execution of the Mezzanine Loan Agreement by the parties to it and the fulfilment or waiver in writing of all conditions to the availability of funds under the Mezzanine Loan Agreement (except for conditions which relate to the obligation to subscribe for Shares and PECs and/or YFPECs under this Agreement and any other conditions which relate solely to matters to be done at the Completion of this Agreement).

4	The passing, without amendment (except as may be approved by the A Investor), of a Shareholders’ resolution of Topco adopting the Articles.

5	The Roll-up Agreement being duly executed.

SCHEDULE 5

COMPLETION MATTERS

1
The Managers shall deliver to the A Investor Representative evidence (in a form satisfactory to the A Investor Representative) that payment in full has been made for any Shares held by the Managers through the Trustee as at Completion and subscribed by the Managers through the Trustee under clause 2.1(a) and so far as relates to the Manager’s shares the obligations in clause 2.5 have been fulfilled.

2	Meetings of the Board and of the Shareholders of Topco (as appropriate) and relevant Holding Companies shall be held at which:

2.1
the subscription for Shares and PECs and/or YFPECs referred to in clause 2.1 (a) and (b) is approved and the Shares and PECs and/or YFPECs allotted and issued to the A Investor and the Trustee or (in the case only of the Investors) their nominee(s) and the relevant names entered in the register of members of Topco;

2.2
following and conditional upon the completion of the registration of Shares and PECs and/or YFPECs referred to in clause 2.1 (a) and (b), and conditional upon exercise of the relevant call or, as the case may be, put option in the Roll-up Agreement, the subscription for Shares and PECs and/or YFPECs referred to in clause 2 is approved and the Shares and PECs and/or YFPECs allotted and issued to the B Investor (or its nominee) and the relevant name entered into the register of members of Topco;

2.3	the Audit Committee and Remuneration Committee is each duly created by UK Midco as envisaged by clauses 9.21 and 9.22;

2.4	each Employment Agreement is approved and executed by the relevant Holding Company and *** and *** are appointed to the Board of Luxco 3 and UK Midco;

2.5	the draw down of the full amounts under the Senior Loan Agreement and the Mezzanine Loan Agreement is approved; and

2.6	to the extent not already appointed, the individuals named below be appointed to the boards set opposite their names.

Name:	Company to be appointed to:
***	Ship Investor SA
***	Ship Investor SA, Ship Luxco Holding S.A., Ship Luxco 1 Sarl, Ship Luxco 2 Sarl.
***	Ship Luxco Holding S.A., Ship Luxco 3 Sarl, Ship Midco Limited
***	Ship Luxco 3 Sarl
***	Ship Luxco 3 Sarl
***	Ship Luxco 3 Sarl, Ship Midco Limited, Ship Submidco Limited, WorldPay (UK) Limited, WorldPay eCommerce Limited
***	Ship Luxco 3 Sarl, Ship Midco Limited, Ship Submidco Limited, WorldPay (UK) Limited, WorldPay eCommerce Limited
***	Ship Holdco Limited, Ship Midco Limited, WorldPay (UK) Limited, Ship US Limited
***	Ship Midco Limited
***	Ship Midco Limited
***	Ship Midco Limited, WorldPay (UK) Limited
***	Ship Midco Limited, Ship US Holdco Inc, Ship US Bidco Inc
***	WorldPay (UK) Limited
***	Ship US Holdco Inc, Ship US Bidco Inc

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

3	Immediately after completion of the Board meeting referred to in paragraph 2 above, Topco shall deliver to the A Investor a certified copy of the minutes of that Board meeting.

4	Each Manager shall deliver to Topco his Employment Agreement duly executed by him as detailed below.

Manager	Employing Company
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	RBS WorldPay, Inc.
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	WorldPay (UK) Limited
***	RBS WorldPay, Inc. or WorldPay (UK) Limited

5
Each Holding Company which is a party to the Roll-up Agreement and the B Investor shall do all such necessary actions to be done to enable the completion of the Roll-up Agreement in accordance with its terms.

6	Topco will execute the PEC Instrument and the YFPEC Instrument and issue PECs and/or YFPECs to the person set out in Schedules 1 and 2.

7
Topco will procure that: (i) a meeting of the board of the relevant Group Company is held at which the Employment Agreements are approved; and (ii) the subsequent execution of such Employment Agreements.

8	The A Investor will pass a Shareholders’ resolution approving the issue of Shares pursuant to this Agreement.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 6

WARRANTIES

PART I

A	THE INITIAL BUSINESS PLAN

A.1
So far as the Warrantor is aware, the historical financial information for the period ended 31 December 2009 contained in the Initial Business Plan (in so far as such information does not represent an opinion, intention, projection or forecast) was true and accurate in all material respects as of the date of the Initial Business Plan.

A.2
So far as the Warrantor is aware, the Initial Business Plan does not omit or fail to take account of any fact, matter or circumstance known to, or opinion held by, the Warrantor the omission of which would render the Initial Business Plan inaccurate or misleading in any material respect.

A.3	So far as the Warrantor is aware, nothing has occurred since the date of the Initial Business Plan which renders any of the information contained in it false or misleading in any material respect.

B	REPORTS

B.1
The Warrantor has read each of the Vendor Legal DD Report and Vendor Financial DD Report and so far as the Warrantor is aware without having to make enquiries (other than of each other Warrantor and of each of *** and ***) the factual information contained in the Reports is true and accurate in all material respects and not misleading either by inclusion or omission as at the date of this Agreement.

B.2
So far as the Warrantor is aware, in so far as any opinions contained in the Reports are attributable to members of the GMS Management Team, such opinions are reasonable as at the date of this Agreement.

C	MISCELLANEOUS

C.1
So far as the Warrantors are aware, without having to make enquiries, no Group member nor any of their respective officers, employees, representatives or agents have either in private business dealings or in dealings with the public/government sector directly or indirectly given, offered or received or agreed (either themselves or in agreement with others) to offer, give or receive any bribe or committed or attempted to commit (either themselves or in agreement with others) any other corrupt act whether in the United Kingdom or elsewhere in the world.

C.2
So far as the Warrantors are aware, without having to make enquiries, no Group member nor any of their respective officers, employees or agents (in relation to the affairs of the Group or the affairs of the customers or suppliers or contacts of the Group) has, whether acting as principal or agent, received, agreed or attempted to receive the proceeds of or profits from a crime or agreed to assist any person to retain the benefits of a crime.

C.3
So far as the Warrantors are aware, without having to make enquiries, no Group member has carried on any business, whether directly or indirectly, with any person resident in any of Cuba, Sudan, North Korea or Iran (the “Sanctioned Countries”) or so far as the Warrantors are aware with any entity (wherever resident) which is owned or controlled by the Government of a Sanctioned Country nor has any Group member facilitated any such business. For the purposes of this Warranty, “business” includes the trading in goods, services or technology and the making of any commitment or contribution of funds or other assets or a loan or other extension of credit.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

PART 2

A	MANAGERS

A.1
Save as Disclosed in his Management Questionnaire, except for his interest in Topco and his office in or employment by the Target Companies, the Manager is not engaged or interested (except as a passive investor in not more than three per cent of any class of securities quoted on a public securities market) in any capacity, in any business of any nature whatsoever.

A.2
Save as Disclosed in his Management Questionnaire, the Manager, nor any person connected with him, is not now, nor has been during the preceding year, interested in any contract or arrangement to which (i) the Sellers (or any person connected with the Sellers) or (ii) a Target Company (or a person connected with a Target Company) is a party (other than his employment contract to the extent the terms of which have been Disclosed under the Transfer Agreement).

A.3
Save as Disclosed in his Management Questionnaire, the Manager has never been charged with or convicted of a criminal offence (other than a road traffic offence for which no custodial sentence was imposed), nor have any bankruptcy or equivalent proceedings or proceedings for disqualification as a director been threatened or brought against him, nor is he aware of any circumstances which he believes may give rise to any such proceedings.

A.4
Save as Disclosed in his Management Questionnaire, there is no agreement or arrangement or understanding under which the Manager, or a person connected with him, is to receive or could receive from any person a fee, brokerage, commission or bonus or any other payment in connection with this Agreement or the Transfer Agreement (or the transactions contemplated by either of them).

A.5
Save as Disclosed in his Management Questionnaire, the Manager is not engaged or has pending or, so far as the Manager is aware, threatened against him any litigation, claim or proceedings and, so far as the Manager is aware, there are no circumstances likely to give rise to any such litigation, claim or proceedings.

A.6	Save as Disclosed in his Management Questionnaire, the Manager, so far as such Manager is aware, is not under an obligation or duty to any person which could:

(a)	prevent or restrict him from being involved in a Relevant Capacity (as defined below) in any part of the business of any Group member or a Target Company;

(b)	prevent or restrict any member of the Group (or a Target Company) from doing business with a person which is or might otherwise be its customer or supplier or the provider of services to it; or

(c)	require him or any other person to give any account of profits or render him or any other person liable in damages,

and for the purposes of this Warranty “Relevant Capacity” means being engaged, concerned or interested howsoever on behalf of any member of the Group or a Target Company in connection with any of its businesses, whether directly or through any other person and whether as a shareholder, subcontractor, proprietor, secretary, manager, principal, partner, director, employee, consultant or otherwise.

B	MANAGEMENT QUESTIONNAIRE

The information contained in the Management Questionnaire provided by the Manager to the A Investor on or prior to the Signing Date is true and accurate in all material respects and not misleading and does not omit anything which makes that information misleading.

SCHEDULE 7

WARRANTY LIMITATIONS

1	Time limits

The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 unless written notice of the claim (containing reasonable details of the grounds on which the claim is made and, to the extent possible, the amount claimed) has been given to the Warrantors by or on behalf of the A Investor on or before the expiry of *** immediately following the Signing Date.

2	Upper limits

The aggregate liability of each Warrantor for all claims under the Warranties set out in Part 1 of Schedule 6 is limited in each case to the amount set out in the Subscription Letter from the Warrantor to the A Investor delivered pursuant to clause 2.1 (a) of this Agreement.

3	Lower limits

3.1
The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 unless each claim exceeds *** (“De Minimis Claim Level”) and no claim below De Minimis Claim Level shall count towards the Threshold other than those arising out of the same series of facts and events.

3.2
The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 unless the aggregate amount of claims exceeding the De Minimis Claim Level against all or any of the Managers, when taken together with the amount of all other claims against all or any of the Warrantors (including, without limitation, settled claims), exceeds *** (the “Threshold”) in which event the Warrantors will together, subject to the other limits contained in this Agreement, be liable for the whole of such aggregate amount and not merely for the amount in excess of the Threshold.

4	Double recovery

The A Investor is not entitled to recover more than once in respect of the same loss arising from a breach of any of the Warranties.

5	Changes on and/or after the Signing Date

The Warrantors are not liable for a claim under the Warranties set out in Part 1 of Schedule 6 to the extent that it arises, or is increased or extended by a change to legislation, an increase in rates of taxation or a change in the published practice of a revenue authority, in each case made on and/or after the Signing Date and not publicly known at the Signing Date.

6	Reimbursement of claims

If, after a Warrantor has made a payment in respect of a claim under the Warranties set out in Part 1 of Schedule 6, the recipient of that payment becomes entitled to recover (and recovers) from a third party (excluding another Manager) (whether by payment, discount, credit, relief or otherwise) a sum which is referable to that payment (the “Recovery Amount”) then, provided no further payment by a Warrantor in respect of the same claim is outstanding at that time, the A Investor will immediately repay (or procure the repayment of) to the relevant Warrantor such percentage of the Recovery Amount that equates to the percentage paid by that Warrantor of the overall payment made in respect of the claim (less costs of recovery and tax incurred by the recipient) as does not exceed the sum paid by that Warrantor.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

7	Contingent liability

If a claim under the Warranties set out in Part 1 of Schedule 6 arises by reason of some liability which at the time that the claim is notified to the Warrantors is contingent only, the Warrantors are not under any obligation to make payment in relation to that claim until such time as such contingent liability ceases to be contingent and a notice served under paragraph 1.1 in respect of a contingent matter continues to be and is valid notice for the purpose of paragraph 1.1.

8	No Warranty of Forecasts

The Warrantors shall have no liability in respect of any claim for breach of the Warranty relating to the Initial Business Plan set out in paragraphs A.1 to A.3 of Part 1 of Schedule 6 to the extent the claim relates to any forecast incorporated within the Initial Business Plan not being achieved.

9	Disclosure of Reports

The Warrantors are not liable for any claim under the Warranties set out in Part 1 of Schedule 6 to the extent that the subject matter of such claim is Disclosed in the Investment Agreement Disclosure Letter, the TA Disclosure Letter, the Data Room, the Initial Business Plan or the Reports.

10	Insurance

If, in respect of any matter which would give rise to a claim, any company in the Group is entitled to make a claim under any policy of insurance, then no such matter shall be the subject of a claim and no claim shall lie unless and until the relevant company has made a claim against its insurers. Liability in respect of any such claim shall then be reduced by the amount recovered under such policy of insurance (less all reasonable costs, charges and expenses incurred by the Group in recovering that sum from its insurers), or extinguished if the amount recovered exceeds the amount of the claim.

11	Remedy of claims

The Managers are not liable for any claim if the alleged breach which is the subject of the claim is capable of remedy and, with A Investor Majority consent, is remedied to the reasonable satisfaction of the A Investor within 20 Business Days of the date on which the notice in paragraph 1.1 above is received by the Managers or the A Investor Majority consent is given pursuant to this paragraph 13 (whichever is the later).

12	A Investor’s actual knowledge

The Managers shall not be liable under this Agreement in respect of any claim to the extent that the facts giving rise to the relevant claim were within the actual knowledge of *** at the date of this Agreement and the A Investor confirms that it is not actually aware of any facts, matters or circumstances which it is actually aware gives rise to a claim for a breach of a Warranty.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

13	Set Off

If a Warrantor is liable for a claim made for a breach of Warranty, the Warrantor may set off any such amounts owed or payable by him against any amounts due to him from Topco, the EBT or a relevant purchaser for his Transfer Shares pursuant to clause 15.13.

SCHEDULE 8

AUDIT COMMITTEE AND REMUNERATION COMMITTEE TERMS OF REFERENCE

PART 1 -AUDIT COMMITTEE

1	Constitution

1.1	The provisions of this Part 1 shall apply to determine the constitution and duties of the Audit Committee.

1.2	Each of the Group CEO and the CFO is entitled to attend and express his views at any meeting of the Audit Committee, but will not be entitled to vote on any resolution.

1.3
The Chairman of the UK Midco Board will be the chairman of the Audit Committee. If and for so long as there is no Chairman of the UK Midco Board (or such Chairman is unwilling or unable so to act), the other members of the Audit Committee shall appoint one of their number to be the chairman of the Audit Committee.

1.4	The chairman of the Audit Committee is not entitled to a second or a casting vote in the case of an equality of votes on any matter before the Audit Committee.

1.5	The Audit Committee will act by majority decision, provided that such majority includes at least both A Investor Directors appointed pursuant to clause 9.21.

1.6	The minutes of the meetings of the Audit Committee will be made available to all members of the UK Midco Board.

2	Role

2.1	The role of the Audit Committee is to:

(a)	monitor the integrity of the annual financial statements of the Group, focusing specifically on:

(i)	significant financial reporting issues;

(ii)	significant judgmental areas;

(iii)	accounting policies, and the consistent application of such policies not only across the Group but also on a year-on-year basis:

(iv)	the clarity and completeness of any disclosures in the financial statements; and

(v)	compliance with accounting standards and best practice;

(b)	review the Group’s internal financial controls (the systems established to identify, assess, manage and monitor financial risk) and the Group’s internal control and risk management systems,

(c)
monitor and review the effectiveness of the Group’s internal audit function (or, where there is no internal audit function, to consider whether there is a need for an internal audit function) and ensure co-ordination between the internal and external audit functions, and to consider the findings of any internal investigations;

(d)
make recommendations to the UK Midco Board in relation to the appointment, reappointment and removal of the auditors and to approve the remuneration and terms of engagement of the auditors and the scope of the external audit (and, where more than one audit firm is involved, to ensure co-ordination between them);

(e)
develop and implement policy on the engagement of the auditors for the supply of non-audit services and to review and monitor the auditors’ independence, objectivity and compliance with relevant UK professional and regulatory requirements;

(f)	meet the auditors at least once annually as part of one of the meetings without any of the Senior Executives being present;

(g)	review the auditors’ management letter (or equivalent) and the management response to it;

(h)
assess, at the end of the annual audit cycle, the effectiveness of the audit process, discuss with the auditors the findings of their work and any major issues that arose during the course of the audit or any other matters which the auditors may wish to discuss;

(i)	report to the UK Midco Board on any matters within its terms of reference where it considers that action or improvement is needed, and to make recommendations as to the steps to be taken;

(j)	consider such other topics relating to the financial systems, processes and procedures of the Group as it (or any member of the Audit Committee) may think fit; and

(k)	review its own terms of reference and effectiveness, on an annual basis.

3	Information

3.1	Topco shall procure and the Audit Committee shall take such reasonable steps as may be necessary to ensure, that:

(a)	the Audit Committee is kept properly and regularly informed and receives all relevant information in a timely manner, to enable proper and timely consideration of all matters within its remit; and

(b)
all officers, employees, advisers, agents and representatives of any Group Company will cooperate with the Audit Committee and provide it with any information it may reasonably require for the purposes set out in paragraph 2 of this Schedule.

4	Meetings

4.1
The chairman of the Audit Committee shall decide the frequency and timing of the meetings of the Audit Committee provided that each member of the Audit Committee shall be given not less than five Business Days’ notice of a proposed meeting.

4.2
The Audit Committee shall meet as often as its role and responsibilities reasonably require but should meet not less than twice during the Group’s financial year (which meetings should coincide with key dates within the Group’s financial reporting and audit cycle).

4.3	The Audit Committee may (as it may determine):

(a)	invite or require the auditors or of any officer, employee, adviser, agent or representative of any Group Company to attend any meeting of the Audit Committee (or any part of it);

(b)	require the disclosure of any information relating to the Group from the Group’s financiers or auditors (whom it may approach directly); and/or

(c)
obtain independent accounting or other professional advice on any matter within its terms of reference. The Group will make such reasonable funds available to enable the Audit Committee to take such accounting or other advice which the Audit Committee reasonably believes it necessary to obtain.

4.4
The Audit Committee shall consult with the CFO in relation to those items within its remit as the Audit Committee thinks fit. Where Senior Executives are involved in advising or supporting the Audit Committee, care should be taken to recognise and avoid actual or potential conflicts of interest.

PART 2 -REMUNERATION COMMITTEE

1	Constitution

1.1	The provisions of this Part 2 apply to determine the constitution and duties of the Remuneration Committee.

1.2	The Group CEO is entitled to attend and express his views at any meeting of the Remuneration Committee, but will not be entitled to vote on any resolution.

1.3
The Chairman of the UK Midco Board will be the chairman of the Remuneration Committee. If and for so long as there is no Chairman of the UK Midco Board (or such Chairman is unwilling or unable so to act), the other members of the Remuneration Committee shall appoint one of their number to be the chairman of the Remuneration Committee.

1.4	The chairman of the Remuneration Committee is not entitled to a second or casting vote in the case of an equality of votes on any matter before the Remuneration Committee.

1.5	The Remuneration Committee will act by majority decision, provided that such majority includes at least both A Investor Directors appointed pursuant to clause 9.21.

1.6	The minutes of the meetings of the Remuneration Committee will be made available to all members of the UK Midco Board and Luxco 3 Board.

2	Role

2.1
Generally, the role of the Remuneration Committee is to monitor, review and make recommendations to the full UK Midco Board on the Group’s broad policy for the remuneration of its executive directors and, as appropriate, other senior executives (including executive directors and senior executives of Topco and any other Group Company) (together, the “Senior Executives”) and to determine and thereafter to review (at least annually) the entire individual remuneration packages (including, but not limited to, pension rights and any compensation payments and share option entitlements) for each Senior Executive.

2.2	More specifically the Remuneration Committee shall:

(a)	set up a transparent procedure for developing policy on executive remuneration and for fixing the remuneration packages of the Senior Executives;

(b)	recommend the framework for the remuneration of each Senior Executive;

(c)	consider and approve the targets for any performance related pay schemes operated by the Group;

(d)	consider and approve the policy for and scope of pension arrangements operated by the Group;

(e)
determine, within the terms of such framework, the total remuneration package of each Senior Executive having regard to (without imitation) the size of the Group and comparable market notes in the sector. The total remuneration package for the purposes of this paragraph (e) includes (without limitation) salary increases, eligibility for, and the setting of, bonus levels and other performance targets, incentive payments, share options, pension rights and any compensation payments;

(f)	encourage the Senior Executives to enhance the Group’s performance and ensure that they are fairly rewarded for their individual contributions;

(g)	discuss and report to the UK Midco Board on the appointment or dismissal (and the terms of appointment or dismissal) of any executive director of the Group;

(h)
oversee the implementation of any pension, retirement, death or disability or fife assurance scheme, any employees’ share scheme or employee trust or share ownership plan, any share option, shadow share option, or other employee benefit, profit sharing, bonus or incentive schemes of the Group, approve the variation of the terms or rules of any such new or any existing scheme and the appointment and removal of any trustee or manager of such a scheme, and oversee the allocation of options or other entitlements under any such scheme;

(i)	determine all matters concerning the allotment of shares in Topco to any employees of the Group, including, without limitation, to whom any authorised but unissued Shares shall be allotted; and

(j)	review its own terms of reference and effectiveness, on an annual basis.

3	Information

3.1	Topco shall procure and the Remuneration Committee shall take such reasonable steps as may be necessary to ensure, that:

(a)
the Remuneration Committee is kept properly and regularly informed and receives all relevant information in a timely manner, to enable proper and timely consideration of all matters within its remit; and

(b)
all officers, employees, advisers, agents and representatives of any Group Company will co operate with the Remuneration Committee and provide it with any information it may reasonably require for the purposes set out in paragraph 2.

3.2	The Remuneration Committee shall ensure that it has access to reliable and up-to-date information about remuneration in other companies and shall judge the implications of this information carefully.

4	Meetings

4.1
The chairman of the Remuneration Committee shall decide the frequency and tinning of the meetings of the Remuneration Committee provided that each member of the Remuneration Committee shall be given not less than five Business Days’ notice of a proposed meeting.

4.2	The Remuneration Committee shall meet as often as its role and responsibilities reasonably require and at least once per annum to correspond with the Group’s annual salary review programme.

4.3	The Remuneration Committee may (as it may determine):

(a)	invite or require any officer, employee, adviser, agent and representative of any Group Company to attend any meeting of the Remuneration Committee (or any part of it); and/or

(b)
obtain independent legal or other professional advice on any matter within its terms of reference. The Group will make such reasonable funds available to enable the Remuneration Committee to take such legal or other advice which the Remuneration Committee reasonably believes it necessary to obtain.

4.4
Where Senior Executives are involved in advising or supporting the Remuneration Committee, care should be taken to recognise and avoid actual or potential conflicts of interest. No member of the Remuneration Committee shall be entitled to attend any part of a meeting of the Remuneration Committee which relates to, or to vote at a meeting of the Remuneration Committee in relation to, himself or his own emoluments and benefits.

SCHEDULE 9

PROVISION OF INFORMATION

Annual Audited Accounts

1
Audited accounts for each Group member (and audited consolidated accounts for Topco) in each case complying with the relevant local legislation of the jurisdiction of that Group Member shall be delivered to the Investors within 150 days in respect of each Group member and within 120 days in respect of the consolidated accounts for Topco from the end of the relevant financial year.

Annual Business Plan

2
At least 30 (but not more than 90) days before the beginning of each financial year of Topco, commencing with the financial year beginning 1 January 2011 (the “First Financial Year”), Topco shall prepare and submit to the Investors a business plan for the Group for that forthcoming financial year (the “Annual Business Plan”). The Annual Business Plan shall contain such information and be in such form, as the Investors require from time to time and, unless the Investors direct otherwise, it shall contain:

2.1	a statement of business objectives and the proposed method of achieving them; and

2.2	itemised individual and consolidated revenue, expense, cash flow and capital budgets each of which shall:

(a)	be broken down according to the principal divisions of the Group, each division being analysed by sector and service area;

(b)	show proposed trading and cash flow figures and all material proposed acquisitions, disposals and other commitments for the financial year plus detailed capex budgets

(c)	be broken down into monthly statements (or statements for such lesser period as may be required or approved);

(d)	include like-for-like comparisons to the financial performance in the prior financial year; and

(e)	include an assessment of the impact on covenants and financing.

Six-Monthly Reporting

3
At least 15 days prior to the end of each half year, commencing with the half year ending on 30 June 2011, Topco shall prepare and submit to the Investors a half year reforecast, which will contain such information as the Investor Representative requires from time to time and, unless the Investor Representative directs otherwise, it shall contain the same material information in the Annual Business Plan.

Monthly Reporting

4
Within 21 days from the end of each month, commencing with the first calendar month ending after the date of Completion, UK Midco shall prepare and submit to the Investors monthly management accounts for the Group which shall contain such information and be in such form as the Investor Representative requires from time to time. They shall include the following and be signed by the CFO and one other director of UK Midco (not being an Investor Director):

4.1
a report from the CEO; (which if not included in the management accounts themselves, shall be submitted to the Investors within the earlier of, seven days of submission of the management accounts, or 48 hours before a relevant scheduled board meeting);

4.2
a report from the CFO; (which if not included in the management accounts themselves, shall be submitted to the Investors within the earlier of, seven days of submission of the management accounts, or 48 hours before a relevant scheduled board meeting);

4.3	a consolidated profit and loss account, balance sheet and cash flow statement, broken down by reference to each Group member and a reasonable three month forward rolling cash flow statement;

4.4	a consolidated monthly statement for the Group of:

(a)	detailed capital expenditure;

(b)	working capital;

(c)	operating cash flow; and

(d)	a treasury report,

in each case with comparisons to the then current Annual Business Plan and the numbers in the same month in the previous calendar year and broken down by reference to each Group member;

4.5	a monthly statement contrasting the actual financial ratios of Topco with those required by the Senior Loan Agreement;

4.6	every three months, a reasonable forecast of the financial ratios for the Group over the period of the next twelve months; and

4.7	an explanation of any material matter occurring in or relating to the period in question, including:

(a)	a statement of any variation from the revenue budget in the Annual Business Plan;

(b)	details of all transactions referred to in the capital budget in the Annual Business Plan which were entered into by a Group member during that period; and

(c)	comments on any variation from the forecast or budget projections shown by such management accounts.

Other Information

5
Any information to be supplied to the agent or lenders under the Senior Loan Agreement, the Mezzanine Loan Agreement or any other Finance Document, shall be provided to the Investors five Business Days before such information is required to be supplied to such agent or lenders under the relevant Finance Document(s).

6	Topco shall provide to the Investors minutes of each:

6.1	board meeting of each Group member; and

6.2	meeting of a committee of the board of each Group member as soon as reasonable practicable following such meeting.

7
The Investors shall be provided with such other information relating to the Group as the Investors may reasonably request from time to time, including internal audit reports and such information as is required by the B Investor to draw up its annual accounts and interim accounts.

SCHEDULE 10

CONDUCT OF THE GROUP

PART 1: POSITIVE OBLIGATIONS

Corporate Matters

1	No resolution is made to place a Group member in voluntary liquidation or any analogous procedure.

Financial And Accounting Matters

2
Topco shall, and shall procure that each other Group member does, keep proper accounting records and, so far as they are able, in them make true and complete entries of all dealings and transactions in relation to its business.

Business Matters

3
The business of Topco and each other Group member shall be properly managed and comply, in all material respects, with all applicable laws and each Group member shall maintain all licences, consents and authorisations of any nature whatsoever (public or private) which the Managers are aware are necessary to carry on the businesses of the Group from time to time.

4
Each Group member shall procure, according to prudent management practice, that the properties which are leasehold and leased or occupied by it from time to time are maintained during their respective terms in a state of repair and condition consistent with the provisions of the leases relating to them.

Insurance Matters

5
Insurance cover for Group members shall be maintained at all times with a reputable insurance company against all such risks and liabilities in such manner and amounts, and on such terms and conditions, as accord with good commercial practice having regard to the businesses and assets of the Group, and in any event as reasonably required from time to time by two A Investor Directors, one appointed by each of Advent and Bain (such insurance to include, without limiting the generality of the foregoing, cover against any liability of a Director in the lawful performance of his respective duties and shall note the interests (if any) of the Investors on the relevant policy or policies).

6	The Managers Policies shall be maintained in full force and effect.

7
Except as required pursuant to a Finance Document, no Group member may at any time assign, charge or otherwise dispose of any interest in any insurance policy maintained pursuant to the preceding two subparagraphs, or do or omit to do anything by which any such policy may be rendered void or unenforceable.

Other Matters

8
Topco shall comply with its obligations under this Agreement and shall procure that each other Group member acts in the manner contemplated by this Agreement and observes and performs the provisions of this Agreement which are to be observed and performed by that other Group member.

9
Topco shall and shall procure that each Group member implements a policy in a form acceptable to the A Investor Representative requiring the compliance by each Group member and each of their respective officers, directors, employees, agents and advisers with

(a)	the US Foreign and Corrupt Practices Act and ancillary legislation and anticorruption legislation in each country and/or jurisdiction in which the Group operates or intends to operate; and

(b)
(subject to clause 11.8) any applicable requirements of any sanctions regime imposed by the USA, whether such sanctions regime is implemented under the Trading with the Economy Act, the International Emergency Economic Powers Act or any presidential or executive order or otherwise.

10
Each of Topco and Luxco 1 shall use its all reasonable efforts to conduct its operations such that no Shareholder: (i) is treated as being engaged in “commercial activity” within the meaning of section 892 of the US Internal Revenue Code of 1986, as amended (the “Code”); (ii) recognises income that is “effectively connected with the conduct of a trade or business within the United States” within the meaning of sections 871 and 882 of the Code; (iii) recognises unrelated business taxable income within the meaning of section 512 of the Code; or (iv) recognises income other than qualifying income under section 7704(d) of the Code.

11
Absent a change in law or any further guidance from a relevant governmental authority, each Shareholder acknowledges and agrees that the YFPECs and PECs issued by Topco shall be treated as equity (rather than debt) for U.S. federal, state, and local income tax purposes and, to the extent that it is required to do so, shall file all tax returns consistent with such treatment.

12
In order to avoid the classification of Topco as a “publicly traded partnership” as defined in Code Section 7704, notwithstanding anything to the contrary in this Agreement, no transfer of any YFPECs, PECs, Shares or others economic interest shall be permitted or recognized by Topco or the Managers (within the meaning of Treasury Regulations Section 1.7704-1(d)) if and to the extent that such transfer would cause Topco to have more than 100 partners (within the meaning of Treasury Regulations Section 1.7704-1(h), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3)).

13
Each Group member shall provide to any Shareholder such information as any such Shareholder may reasonably request at any time or from time to time in order to permit such Shareholder (i) to prepare its U.S. federal, state, and local income tax returns, and (ii) to determine whether any Group member is or has been a “passive foreign investment company” as defined in Code Section 1297(a) and the consequences to the Shareholder of such status.

14
To the extent permitted by law, each of Topco and Luxco 1 shall elect or has elected to be classified as either a partnership or disregarded entity for U.S. federal income tax purposes, effective from its date its formation. To the extent permitted by law, Luxco 2 shall elect or has elected to be classified as a corporation for U.S. federal income tax purposes, effective from its date of formation.

PART 2: ACTIONS REQUIRING A INVESTOR CONSENT

CORPORATE MATTERS

1	Alter the Articles of association of Topco, or the memorandum and articles of association of any other Group member.

2	Allot or issue any shares or other securities or grant to any person any option or right to call for the issue of any shares or other securities.

3	Recommend, declare or pay a dividend or other distribution.

4	Capitalise any reserves, or reduce any amount standing to the credit of the share premium account or capital redemption or other reserve.

5
Create or issue or allow to come into being any Security Interest (other than a lien on assets arising by operation of law in the ordinary course of business and securing sums not more than *** overdue) over any part of its property or assets or uncalled capital or create or issue any debenture or debenture stock.

6	Appoint or remove (other than as an alternate pursuant to the Articles) a person as a director of a Group member.

7	Delegate any powers of the Directors to a committee as set out in this Agreement.

8	Appoint (except for the reappointment of its existing auditors) or remove its auditors.

9	Acquire an interest (whether on its own behalf or as a nominee) in the share, loan capital or instruments convertible into the share capital of any company or other legal entity.

10
Approve or register the transfer of any shares (whether legally or beneficially) in its capital or in the capital of any subsidiary undertaking of it or PECs and/or YFPECs or the price at which any such transfer occurs (including the Fair Value as defined in the Articles) but excluding any transfer of Shares by the B Investor permitted by this Agreement.

11
Adopt a new accounting policy or practice or make a material change to any of its accounting policies and practices or its accounting reference date, except as required by law or to comply with a new accounting standard, or as may be approved by the Audit Committee.

12
Make a material variation to, or waive a condition of, a Finance Document, voluntarily pre-pay any sums lent under the Senior Loan Agreement, the Mezzanine Loan Agreement or refinance any such indebtedness (including the Facilities).

13	Except for the Facilities:

(a)	borrow any money or obtain credit (other than normal trade credit);

(b)
make any other arrangement having a similar effect (including, without limitation, debt factoring, invoice discounting, hire purchase, equipment leasing, conditional or credit sales, or any off balance sheet borrowings); or

(c)	materially vary the terms of any credit arrangement,

in each case if the aggregate amount outstanding from time to time (including sums attributable to capital under the then current accounting practice) exceeds *** (subject to the terms of the Finance Documents).

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

14
Make a loan or advance (other than a deposit of money with an authorised institution under the Banking Act 1987, or normal trade credit) exceeding *** in aggregate to a person (including any loan and advance to a person connected with that person).

15	Make an application to or submit a business plan or other information to, a financial institution or other third party with a view to obtaining a capital or financial facility.

16	Adopt an Annual Business Plan, or vary a Business Plan, or exceed the capital expenditure provided for in any Business Plan by more than 5% in aggregate.

17	Enter into formal discussions or negotiations with a view to:

(a)	carrying on a new business or changing a business materially;

(b)	disposing of a substantial part of its assets and/or business;

(c)	purchasing the assets, business or share capital of any company;

(d)	winding up any company;

(e)	listing any share capital or other securities on a public securities market; or

(f)	refinancing any borrowings.

18	Except pursuant to a Business Plan then current:

(a)	make any material change to the nature or geographical area of a Group member’s business;

(b)	carry on any new business that is not a Business;

(c)	Sell or otherwise dispose of or cease to carry on any substantial part of a Group member’s business;

(d)	sell or otherwise dispose of an interest in a Group member; or

(e)	in any other way do anything which is materially inconsistent with a relevant Business Plan.

19
Carry on part of a Group member’s business other than through a Group member or become or cease to be a member of, or vary materially the terms of participation in, a partnership or other unincorporated association (except for trade associations).

20
Enter into a contract or transaction with a counterparty or make a payment or incur a commitment with the same which would make that counterparty a top 25 customer or top 15 supplier of the Group by annual revenue or otherwise of a material nature other than in the ordinary course of business and on arm’s length terms.

21	Whether by a single transaction or by a series of transactions:

(a)
acquire, sell, transfer or enter into an agreement for the acquisition, sale, transfer, surrender or other disposition of any assets of a Group member having a book or market value in excess of ***; or

(b)	enter into, materially vary or terminate any lease, licence, tenancy or similar arrangement where the rental and all other payments under it exceeds *** per annum.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

22
Give a guarantee or indemnity, other than as required pursuant to a Finance Document or facilities received from clearing banks or in connection with the acquisition or holding by a Group member of leasehold properties.

23	Make a material change to any of its insurance policies including the Key Person Policies.

24	Commence or settle any litigation or arbitration proceedings where the amount claimed is in excess of ***.

25
Enter into, materially vary, terminate or give a Board or other consent or approval in relation to or under a transaction or arrangement (whether or not constituting a contract and including, without limitation, a gift, loan or an Employment Agreement):

(a)	with a Manager;

(b)	with a person connected with a Manager; or

(c)	in which a Manager or his connected person has an interest,

except for a transaction for which provision is made in that Manager’s Employment Agreement.

26
Engage or dismiss an officer or employee or a consultant whose remuneration would fall to be decided by the remuneration committee or make any variation in the terms of engagement (including remuneration) of such a person.

27	Make a material variation to a provision of an Employment Agreement other than a change to a Manager’s remuneration as determined by the Remuneration Committee.

28	Establish, vary or terminate a profit sharing scheme or other incentive arrangement for any officers or employees.

29	Appoint or remove a trustee or manager of a pension scheme for the benefit of current or former officers or employees of a Group member.

30	Make a variation to, or waive a provision of or right under, the Transfer Agreement or a Finance Document.

31	Engage any advisers (other than advisers in relation to matters within the ordinary course of its business).

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 11

DEED OF ADHERENCE

THIS DEED is made on                                           200[•] by the person whose contact details appear in the schedule (the “New Shareholder”);

WHEREAS:

(A)
By an Agreement dated [•] 20[•] (the “Investment Agreement”) concerning Topco, made between the Managers, the Investors and the Holding Companies (as those expressions are defined in the Investment Agreement)

Option A [to be used where Shares are to be transferred]

and to which [•] (the “Transferor”) is a party [by virtue of a Deed of Adherence dated [•] ], the Transferor has agreed to sell and transfer to the New Shareholder [Insert number and class of Shares] conditional upon the New Shareholder entering into this Deed of Adherence.

Option B [to be used when Shares are to be subscribed]

Topco will issue to the New Shareholder [Insert number and class of Shares] conditional upon the New Shareholder entering into this Deed of Adherence.

(B)	The New Shareholder wishes to acquire those Shares, subject to such condition and to enter into this Deed of Adherence pursuant to the Investment Agreement.

THIS DEED WITNESSES:

1
The New Shareholder undertakes to and covenants with all the parties to the Investment Agreement from time to time (including any person who enters into a Deed of Adherence pursuant to the Investment Agreement, whether before or after this Deed is entered into) to comply with the provisions of and to perform all the obligations in the Investment Agreement in so far as they remain to be observed and performed, as if the New Shareholder had been an original party to the Investment Agreement [in place of the Transferor] as [an Investor/a Manager except that the New Shareholder shall not be required to give any of the Warranties in Part 1 of Schedule 6 and shall only give the Warranties as set out in Part 2 of Schedule 6.

2
[The Transferor assigns to the New Shareholder its share of its rights under the Investment Agreement in proportion to the number of Shares transferred as against the number of Shares retained by the Transferor (if any).] [Only relevant for Option A and Transferor will need to be a party for that purpose if not dealt with elsewhere]

3	Except as expressly varied by this Deed, the Investment Agreement will continue in full force and effect, and the Investment Agreement be interpreted accordingly.

4
The interpretation provisions and the provisions of clause 23.1 (Costs), 29 (Notices), 31 (Entire agreement, amendment and termination), 32.1 (Further assurance), 32.12 (No partnership or agency), 32.14 (Counterparts), and 34 (Governing law and jurisdiction) of the Investment Agreement apply to this Deed as if those provisions had been set out expressly in this Deed, which will take effect from the date set out above.

THE SCHEDULE

DETAILS OF NEW SHAREHOLDER

Name           :
Registered number (if a company)                                                                           :
Country of Incorporation (if a company)                                                                :

Address                                :

EXECUTED by the parties as a deed

[insert signature blocks]

SCHEDULE 12

DEFINITIONS AND INTERPRETATION

1	Definitions

In this Agreement the expressions set out below have the meanings set out after them:

“A Shares” the A shares (split into tranches designated as Al shares, A2 shares and A3 shares) of £0.01 each in the capital of Topco and premium of £[70.53708] each;

“A Investor Directors” the Directors appointed pursuant to clause 9.2 and “A Investor Director” means anyone of them;

“A Investor Majority” the holders of at least 50% of the A Shares;

“A Investor Representative” the representative nominated by the A Investor and notified in writing to Topco from time to time;

“A Investor Shareholder” is defined in clause 10.6;

“A Investor’s Solicitors” Weil, Gotshal & Manges of One South Place, London EC2M 2WG;

“Acceptance Period” is the period beginning with the date of the written offer given pursuant to Article 16 and ending not less than five Business Days after the date of the written offer such period to be specified in the written offer;

“Acquirer” any person or group of persons acting in concert, other than an Investor or its Affiliates or an Investor Permitted Transferee interested in acquiring Shares from a Selling Shareholder;

“Acquisition” the acquisition by the Purchaser of the Target under the Transfer Agreement;

“Acquisition Issue” the issue of Shares by Topco to a third party as consideration for the acquisition of shares and/or assets by the Group;

“Advent/Bain Advisory Agreement” the agreement for ongoing advisory services to the Group between Advent International Corporation, Bain Capital LLC and Ship Midco in the agreed form;

“Affiliate” with respect to a person (the “First Person”):

(a)	another person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the First Person;

(b)	a pooled investment vehicle organised by the First Person (or an Affiliate thereof) the investments of which are directed by the First Person;

(c)	a Fund organised by the First Person for the benefit of the First Person’s (or its Affiliates’) partners, officers or employees or their dependants; or

(d)	a successor trustee or nominee for, or a successor by re-organisation of, a qualified trust;

“Annual Business Plan” is defined in paragraph 2 of Schedule 9;

“Articles” the articles of association of Topco (as amended from time to time), which at Completion will be those regulations in the agreed form;

“Audit Committee” is defined in clause 9.21;

“B Shares” the B shares (split into tranches designated as B1 shares, B2 shares and B3 shares) of £0.01 each in the capital of Topco and premium of £[70.53708] each;

“B Investor Director” the Director appointed pursuant to clause 9.3;

“Bad Leaver” a Former Employee or Leaving Shareholder who is not a Good Leaver;

“Board” the board of Directors of the General Partner from time to time.

“Board Packs” is defined in clause 9.9(a);

“Business Day” a day, except a Saturday or Sunday or a public holiday in the United Kingdom, on which banks in the City of London are open for business for normal business hours;

“Business Plan” the Initial Business Plan or an Annual Business Plan;

“C Shares” the C shares (split into tranches designated as C1 shares, C2 shares and C3 shares) of £0.01 each in the capital of Topco and premium of £0.99 each;

“CEO” the person employed as the chief executive officer (or equivalent) of Topco, from time to time, the first such person being ***;

“Cessation” and “Cessation Date” are each defined in clause 8.2;

“CFO” the person employed as the Chief Financial Officer (or equivalent) of Topco, from time to time, the first such person being Stephen Hart;

“Chairman” the chairman of Topco and the Board from time to time appointed pursuant to clause 9.18;

“Code” the Internal Revenue Code of 1986 as amended;

“Co-investor” any entity co-investing alongside a Fund;

“COO” the person employed as the Chief Operating Officer (or equivalent) of Topco, from time to time;

“Commercial DD Report” the report in the agreed form dated 24 May 2010 by McKensey & Company;

“Completion” the completion of the Investors’ and Managers’ obligation to acquire (and pay for) the Shares and the PECs and/or YFPECs in accordance with clause 2.4;

“Completion Date” the date on which Completion occurs;

“Conditions” the conditions precedent to Completion set out in Schedule 4;

“connected person” has the meaning given to that expression in sections 1122 and 1123 of the Corporation Tax Act 2010 and a “person connected” with a party shall have a corresponding meaning;

“Cost per Share” the Subscription Price paid or payable by a Shareholder m respect of the subscription for a Share;

“Data Room” is defined in the TA Disclosure Letter;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

“Debt Instruments” any bonds or preferred equity certificates Topco may issue from time to time;

“Deed of Adherence” a deed substantially in the form set out in Schedule 11 with such amendments as the A Investor may approve in writing;

“Defaulting Shareholder” a Leaving Shareholder, Former Employee or Related Person who fails to transfer the Transfer Shares in accordance with this Agreement;

“Defaulted Transfer Shares” Transfer Shares of a Defaulting Shareholder;

“De Minimis Claim Level” is defined in paragraph 3.1 of Schedule 7;

“Directors” the directors of Topco from time to time, including the Investor Directors (if appointed) and, “Director” means any of them;

“Disclosed” means fairly disclosed in such a manner and in such detail as to enable a reasonably diligent investor to understand the nature and scope of the matter concerned;

“Drag-Along Notice” notice from the Majority Selling Shareholders to each Dragged Shareholder of any Proposed Drag-Along Sale to be given as soon as practicable after reaching agreement in respect of the Proposed Drag-Along Sale;

“Dragged Shareholders” Shareholders other than the Majority Selling Shareholders;

“EBT” is defined in the Recitals;

“EBT Trust Deed” or “Trust Deed” the first deed dated on or about the date of this Agreement between Topco and the Trustee;

“Emergency Share Issue” is defined in clause 11.7;

“Employment Agreements” the employment agreements to be entered into between Topco or another Group Member and each Manager respectively, in the agreed form and “Employment Agreement” means any of them;

“ERISA” the US Employee Retirement Income Security Act of 1974 as amended;

“ERISA Company” is defined in clause 26.l;

“ERISA Director” is defined at clause 26.4

“ERISA Investor” any investor in the A Investor from time to time identified in a Deed of Adherence as an ERISA Investor;

“Event of Default” is as defined in the Finance Documents;

“Exit” the date of admission of equity securities to trading on a public securities market pursuant to an Initial Public Offering or the date on which an agreement or agreements for a Sale become unconditional in all respects or the date of a Liquidation;

“Facilities” the financial facilities to be provided under the Senior Loan Agreement and the Mezzanine Loan Agreement;

“Fair Value” the fair market value of the Transfer Shares based only on facts and circumstances existing at the Cessation Date determined by an Independent Accountant on the basis of an arm’s length sale between a willing buyer and a willing seller of a going concern; valuing the Transfer

Shares as a rateable proportion of the total value of all the issued Shares without any premium or discount being attributed to the percentage of the issued share capital of the company which they represent or for any of the restrictions on transfer applying to the Transfer Shares and taking account of the waterfall of payments set out in clause 21; and applying such criteria as the Independent Accountant may consider appropriate;

“Family Trust” the holding of up to 50% of the Shares held by a Shareholder on trust, discretionary or otherwise, under which the Shareholder or his Spouse is solely interested in the Shares;

“Former Employee” a person (whether or not a member or Leaving Shareholder) who has ceased for whatever reason to be a director or employee of a Group member or is a Director or employee who has been declared bankrupt and any Related Person to whom Shares have been transferred pursuant to clause 14 or any nominee holder of such person (other than the EBT Trustee);

“Finance Documents” means the Senior Loan Agreement and the Mezzanine Loan Agreement;

“Financial DD Report” the reports in the agreed form covering financial, pension, tax and commercial matters dated 13 July 2010 by PricewaterhouseCoopers LLP;

“First Financial Year” is defined in paragraph 2 of Schedule 9;

“FPO” the Financial Services and Markets Act (Financial Promotion) Order 2001;

“FSMA” the Financial Services and Markets Act 2000;

“Fund”:

(a)	any collective investment scheme (as defined in the FSMA);

(b)
any investment professional, high net worth company, high net worth unincorporated association and high value trust (each as defined in the FPO), partnership, limited partnership, pension fund or insurance company;

(c)	any person who is an authorised person under the FSMA; and

(d)	any subsidiary or parent undertaking of any of the foregoing or any co-investment scheme;

“General Partner” Ship Luxco Holding S.A.;

“GMS Management Team” ***;

“Good Leaver” a Former Employee who ceases to be an employee due to

(a)	death;

(b)	personal incapacity due to ill health or disability (other than as a result of alcohol or drug dependency) ;

(c)	retirement or reaching retirement age in accordance with his terms of employment or the election of retirement by the individual at the age of 65 or over;

(d)	redundancy;

(e)	dismissal other than in circumstances where:

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(i)	he was dismissed by the company or any of its subsidiaries for a reason constituting Misconduct on his part; or

(ii)
where all of the directors of UK Midco (other than the Leaving Shareholder or Former Employee, if a director of UK Midco) unanimously confirm in writing that they have lost confidence in the Leaving Shareholder or Former Employee (in circumstances where each Leaving Shareholder or former Employee who is the subject of the resolution is considered separately);

(f)	employment by a subsidiary or business of the company which has been sold or otherwise disposed of;

(g)	resignation following a decision by the Group to require the Manager to relocate his main place of work by more than 100 miles,

or is deemed by the A Investor Majority to be a Good Leaver;

“Good Leaver Excess Amount” that part of any consideration paid or payable to a Re-classified Bad Leaver in excess of that which would have been paid or payable had they been classified as a Bad Leaver at the Cessation Date;

“Group” Topco, its subsidiary undertakings from time to time and (from Completion until it ceases to be a subsidiary undertaking) each Target Company, and “Group member” and “member of the Group” any such entity;

“Holding Companies” each of Topco, Luxco 1, Luxco 2, Luxco 3, US Holdco, US Bidco, UK Holdco, UK Midco and UK Bidco (and “Holding Company” means any one of them);

“Independent Accountant” Deloitte LLP or if Deloitte LLP shall decline the appointment or at the time of the appointment shall no longer be independent of the parties (which shall be the case if Deloitte LLP is the auditor of the Group), Ernst & Young LLP or, if Ernst & Young LLP is similarly unable to accept or declines the appointment, an independent accountant (who shall not be the auditor of the Group) as agreed between the Board and the Leaving Shareholder or Former Employee or if no agreement is reached within five business days from the date on which Ernst & Young declines to act or the Board determine that both Deloitte LLP and Ernst & Young LLP are no longer independent of the parties, such accountant as shall be appointed at the request of the Board or the Former Employee or Leaving Shareholder by the President of the Institute of Accountants in England and Wales;

“Indulgence” is defined in clause 32.15;

“Initial Business Plan” the profit and loss statement for the financial years 2007, 2008 and 2009 and the 5 year profit and loss projections prepared as at February 2010 and each in the agreed form;

“Initial Public Offering” the first public offering of any class of equity securities by Topco (or a new holding company interposed for the purposes of being a successor of Topco) in the legal form that results in a listing of such class of securities on a public securities market, whether effected by way of an offer for sale, a new issue of shares, an introduction, a placing or otherwise;

“Insurance DD Report” the report in the agreed form dated 2 July 2010 by Aon Corporation;

“Investment Agreement Disclosure Letter” the disclosure letter from the Warrantors to the A Investor together with the documents annexed or scheduled to it referred to in paragraph 14 of Schedule 7, dated 6 August 2010;

“Investment Holding Company” an entity wholly or substantially wholly owned by a Fund;

“Investor Directors” the A Investor Directors appointed pursuant to clause 9.1 and the B Investor Director and “Investor Director” means anyone of them;

“Investor Permitted Transferee” a person who has acquired shares in accordance with the provisions of clause 14.5;

“Investor(s)” the persons listed in Schedule 2 and any person who is named an Investor in a Deed of Adherence, in each case subject to clause 31.7;

“IT DD Report” the report in the agreed form dated 16 July 2010 by Diamond Management and Technology Consultants Limited;

“Leaver Equity” all of the Shares and/or Stock representing Shares registered in the name of a Leaving Shareholder or Former Employee (or the Trustee as bare nominee for that Leaving Shareholder or Former Employee) and/or PECs and/or YFPECs on the cessation of employment of that Leaving Shareholder or Former Employee;

“Leaver Notice” a notice given pursuant to clauses 15.1 and/or 15.2 to a Leaving Shareholder or Former Employee as the case may be by the A Investor Majority specifying the person(s) (other than any member being a Former Employee) to whom the Transfer Shares should be offered and the provisional price of the Transfer Shares;

“Leaving Shareholder” an employee or Director of a Group member who ceases for whatever reason to be an employee or Director of a Group member without remaining or becoming an employee or Director of any other Group member (as the case may be) or is declared bankrupt, and any Related Person to whom Shares have been transferred pursuant to any of clause 14, or any nominee holder of such person;

“Legal DD Report” the report in the agreed form dated on the date of this Agreement by the A Investor’s Solicitors;

“Liquidation” the making of a winding up order by a count of competent jurisdiction or the passing of a resolution by members of Topco that Topco be wound up;

“Long Stop Date” is defined in clause 3.2;

“Luxco 3 A Investor Directors” the Directors appointed pursuant to clause 9.12 and “Luxco 3 A Investor Director” means anyone of them;

“Luxco 3 B Investor Directors” the Directors appointed pursuant to clause 9.12 and “Luxco 3 B Investor Director” means anyone of them;

“Luxco 3 Board” is defined in clause 9;

“Majority Selling Shareholders” holders of more than 50% of Topco’s issued and allotted A Shares who wish to sell all their A Shares;

“Management Allocation” is defined in clause 11.3;

“Management Questionnaires” the questionnaires in respect of and signed by each Manager dated on the Signing Date and in the agreed form;

“Managers” those persons whose names and addresses are set out in Schedule 1 and any other person who is designated as a Manager in a Deed of Adherence, in each case subject to clause 31.6 and “Manager” each of them;

“Managers Policies” policies of insurance to be effected by Topco on the life of each Manager in each case for amounts and on terms which have been approved in advance in writing by the A Investor Representative;

“Managers’ Solicitors” Mayer Brown International LLP of 201 Bishopsgate, London EC2H 3AF;

“Mezzanine Loan Agreement” the subordinated loan agreement between, inter alia, Ship Luxco 3 S.a.r.l., UK Midco and KAM Loan Administration LLC as Facility Agent (as defined therein) dated on or around the Signing Date;

“Misconduct” any of:

(a)	the committing of any act of misconduct warranting summary termination at common law; or

(b)	the material breach by an employee of the obligation of trust and confidence to his employer; or

(c)
the committing of any (i) material breach of any of the material terms or conditions; or (ii) persistent breach of any of the terms or conditions of the relevant Employment Agreement, including any wilful neglect of or refusal to carry out any of his duties or to comply with any reasonable and lawful instruction given to him by the Board, provided that if any such breach or any such neglect or refusal is capable of remedy then the right to terminate the relevant Employment Agreement shall have effect only if written notice of that breach is served by Topco or his employing company on the employee specifying that it is served under the relevant clause of such Employment Agreement and the employee shall have failed to remedy or, in the case of a persistent breach, to cease, such a breach within 28 days of the service of such notice;

(d)
being convicted of any criminal offence (other than an offence under the Road Traffic Acts of the United Kingdom for which a penalty of imprisonment is not imposed or does not have a material impact on his duties under his service agreement); or

(e)
being disqualified from holding office in Topco or any other company under the Insolvency Act 1986 and the Company Directors Disqualification Act 1986 of the United Kingdom or to be disqualified or disbarred from membership of, or be subject to any serious disciplinary sanction by, any regulatory body within the industry, which undermines the confidence of the Board in the individual’s continued employment;

(f)	having acted in any way which has brought Topco or any other Group member into serious disrepute or discredit; or

(g)
having materially breached any of the Warranties given by that individual in this Agreement or in any deed of adherence to this Agreement in circumstances in which the individual would be liable for such breach of Warranty, having taken into account the provisions of Schedule 7 of this Agreement (or the limitations contained in the Deed of Adherence, as applicable);

“NatWest” means National Westminster Bank plc;

“New Member” a person becoming a new member of Topco due to the exercise of a pre-existing option to acquire Shares in the company following the issue of a Drag-Along Notice;

“Non-Compete Period” is defined in clause 8.2(a);

“Non-executive Director(s)” a Director who is not an Investor Director and not a Manager;

“Non Selling Shareholders” each holder of shares who is not a Selling Shareholder;

“Notified Price” the same price per Share offered by the Acquiror to the Selling Shareholder(s);

“Observer” a person appointed from time to time by the A Investor to attend meetings of the Board (and its Committees) and meetings of the boards of managers or directors of subsidiaries of Topco (and their Committees);

“Operating Performance DD Report” the report in the agreed form dated 27 July 2010 by First Annapolis Consulting;

“Original Transferor” is defined in clause 14.6(f);

“PEC Instrument” means any instrument entered into by Topco and constituting the PECs;

“PECs” means (i) the preferred equity certificates of Topco with a nominal value of £1.00 each constituted by the PEC Instrument; and (ii) any new preferred equity certificates of Topco issued from time to time on the same or substantially the same terms as those issued pursuant to the PEC Instrument;

“Permitted Transfer” a transfer of Shares pursuant to clause 14;

“Prohibited Call” is defined in clause 18.2;

“Proposed Drag-Along Sale” the proposed sale to the Third Party Purchaser of more than 50% of the Shares of Topco;

“Proposed Tag-along Transfer” the proposed transfer of any Shares and/or PECs and/or YFPECs and/or shares in the A Investor by a Selling Shareholder which may result in an incoming Shareholder other than a then current Investor or its Affiliates or an Investor Permitted Transferee holding more than 50% of the Shares in issue; or result in the A Investor and/or their Affiliates and/or Advent and Bain and/or any Investor Permitted Transferees ceasing to hold more than 50% of the A Shares issued to the A Investor;

“RBS Advisory Agreement” the agreement for ongoing advisory services to the Group between the B Investor and Ship Midco, in the agreed form;

“Re-classified Bad Leaver” has the meaning given to it in clause 15.8(b);

“Related Person” a person to whom a Shareholder has transferred Shares pursuant to clause 14;

“Recipient” is defined in clause 32.17(a);

“Recovery Amount” is defined in paragraph 6 of Schedule 7;

“Related Holders” a Spouse, Family Member or Family Trust as the case may be, each as defined in the Articles;

“Relevant Capacity” is defined in paragraph A.6 of part 2 of Schedule 6;

“Remuneration Committee” is defined in clause 9.22;

“Reports” the Financial DD Report, the Legal DD Report, the Operating Performance DD Report, the IT DD Report, the Commercial DD Report, the Insurance DD Reports, the Vendor Legal DD Report and the Vendor Financial DD Report;

“Reserved Shares” is defined in clause 11.3;

“Resolution” the resolution of the Shareholders of Topco a form reasonably acceptable to the A Investor;

“Roll-up Agreement” the put and call agreement in the agreed terms enabling the transfer of the interest in a Holding Company (excluding Topco) to an interest in Topco by way of exchange of securities, subject to the exercise of the relevant call and put option;

“Sale” the sale and transfer of all the shares in Topco or the sale of the whole (or substantially the whole) of the assets and undertakings of Topco or the Group;

“Sanctioned Countries” is defined in paragraph C3 of part 1 of Schedule 6;

“Secured Party” any bank, financial institution or other person to whom Shares have been charged by way of security, whether such bank, financial institution or other person is acting as agent, trustee or otherwise;

“Securities” Shares, PECs and/or YFPECs and any other shareholder debt in each case issued to the Shareholders of Topco from time to time;

“Selling Shareholder” a Shareholder proposing to transfer any Shares (or any interest in any Shares) and/or Advent and Bain proposing to transfer any shares (or any interest in any shares) in the A Investor;

“Security Interest” includes any mortgage, charge, pledge, lien, encumbrance, hypothecation or assignment or any other agreement or arrangement having the effect of conferring security;

“Sellers” has the meaning given to it in the Transfer Agreement;

“Senior Loan Agreement” the senior facilities agreement between, inter alia, UK Midco, Barclays Capital, Goldman Sachs Bank USA, Morgan Stanley Bank International Limited, The Royal Bank of Scotland plc and UBS Limited each as Mandated Lead Arrangers (as defined therein) dated on or around the Signing Date;

“Shareholders” the holders of Shares and, in the case of a person holding Shares on behalf of an Investor or Manager that Investor or Manager also;

“Shareholders’ Meeting” means a meeting of Topco’s Shareholders held from time to time m accordance with the rules of the Luxembourg law;

“Shareholding” the Shares held by a Stockholder;

“Shares” the A Shares, the B Shares and the C Shares, each in the capital of Topco, the rights to and “Share” means any of them;

“Signing Date” the date this Agreement is signed by the parties to it;

“Spouse” a person who is married to or has been permanently cohabiting for a minimum period of five years with a Shareholder;

“Stock” has the meaning given to it in the EBT Trust Deed;

“Structure Paper” means the Pricewaterhouse Coopers LLP, Project Ship, Interim Final Tax Structure Memorandum dated on or about 5 August 2010 in connection with the acquisition of the

Target Group pursuant to the Transfer Agreement and initialled by the A Investor and B Investor for identification purposes;

“Subscription Price” the nominal value of a Share at its date of issue (whether paid up or not) together with any premium paid or to be paid in respect of such Share;

“TA Claim” is defined in clause 25.1(c);

“TA Disclosure Letter” the disclosure letter relating to the TA Warranties and referred to in the Transfer Agreement a copy of which is annexed to this Agreement;

“TA Warranties” the warranties set out in the Transfer Agreement and “TA Warranty” means any of them;

“Tagging Shareholder” is a Non-Selling Shareholder who accepts an offer made in accordance with clause 16;

“Target Shares and Assets” the entire issued share capital of each of RBS WorldPay, Inc., Bibit B.V., WorldPay Ltd, RBS WorldPay Canada Corporation and Payment Trust Ltd and the assets of the Royal Bank of Scotland’s Streamline business;

“Target Company” any member of the Target Group;

“Target Group” any of RBS WorldPay, Inc., Bibit B.V., WorldPay Ltd, RBS WorldPay Canada Corporation and Payment Trust Ltd and their respective subsidiaries and the Businesses as defined in the Transfer Agreement;

“Tax Clearances” shall have the meaning set out in the Transfer Agreement;

“Third Party” is defined in clause 33.2;

“Third Party Purchaser” bona fide arms-length third party purchaser (being a person or group of persons acting in concert, other than an Investor or its Affiliates) of the Majority Selling Shareholders’ Shares;

“Threshold” is defined in paragraph 3.2 of Schedule 7;

“Transaction Documents” the Transfer Agreement and the Finance Documents;

“Transaction Services Agreement” the agreement for the provision of transaction services to the Group between Advent International Corporation, Bain Capital LLC, the B Investor and UK Midco in the agreed form;

“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly, including pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting, by operation of law or by any disposition of an ownership interest in any parent holding company of the relevant person and “Transferred”, “Transferor” and “Transferee” shall be construed accordingly;

“Transfer Agreement” the transfer agreement to be entered into between the Sellers and the Purchaser relating to the Acquisition and all other agreements to be entered into in connection with or delivered under it;

“Transfer Documents” is defined in clause 19.2(c);

“Transfer Notice” a notice deemed to be given by the Leaving Shareholder or Former Employee offering for transfer the Transfer Shares;

“Transfer Shares” any and all Shares and/or PECs and/or YFPECs or interests in each of the same owned or controlled by a Leaving Shareholder, Former Employee or Related Person, in each case the legal title to which is held by the Trustee; and

“Trust Fund Shares” the Shares held by the Trustees from time to time pursuant to the Trust Deed and not held as nominee for a particular Manager;

“Trustee” Appleby Trust (Jersey) Limited, acting in its capacity as trustee of the WorldPay Equity Plan Employee Trust, a company incorporated in Jersey with its registered office at 13-14 Esplanade, St Relier, Jersey JE1 1BD;

“US Business” RBS WorldPay, Inc.;

“VCOC” a venture capital operating company as defined in the US Department of Labor Plan Asset Regulations for the purposes of ERISA;

“Vendor Legal DD Report” the report in the agreed form dated 23 April 2010 together with the addendum dated 24 June 2010 by Linklaters LLP;

“Vendor Financial DD Report” the report comprising the financial report in the agreed form dated 23 April 2010 by KPMG LLP;

“Warranties” the statements m Schedule 6 which are made in accordance with clause 6 and “Warranty” means anyone of them;

“Warrantors” *** (and each a “Warrantor”);

“YFPEC Instrument” means any instrument entered into by Topco and constituting the YFPECs;

“YFPECs” means (i) the yield free preferred equity certificates of Topco with a nominal value of £1.00 each constituted by the PEC Instrument; and (ii) any new yield free preferred equity certificates of Topco issued from time to time on the same or substantially the same terms as those issued pursuant to the YFPEC Instrument;

2	Interpretation

2.1	In this Agreement:

(a)	a clause, paragraph or Schedule is, unless stated otherwise, a reference to a (1) or paragraph of, or Schedule to, this agreement;

(b)
a reference to a paragraph in a Schedule is, unless otherwise stated, a reference to a paragraph in that Schedule or, where that Schedule is split into parts, a reference to a paragraph in that part of that Schedule.

(c)	legislation includes a reference to that legislation as amended, re-enacted, or extended before the date of this agreement;

(d)	a “person” includes an individual, company, corporation, firm, partnership, joint venture, association, state, state agency, institution or trust (whether or not it has a separate legal personality);

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(e)
a document in the “agreed form” is a reference to a document in a form approved and, for the purpose of identification, initialled by or on behalf of each party on or around the date of this Agreement;

(f)	one gender is a reference to all or any genders;

(g)	the singular includes the plural and vice versa;

(h)	a particular time of day is, unless specified otherwise, a reference to that time in London;

(i)	an action that is to take place on a particular day means, unless a time is specified, that that action can take place at any time on or before 11.59 pm London time on that day;

(j)	“including” that the words following it are illustrative and not exhaustive; and

(k)	a “month” a calendar month.

2.2
A reference in this Agreement to the transfer of any Share shall mean the transfer of either or both of the legal and beneficial ownership in such Share and/or the grant of an option to acquire either or both of the legal and beneficial ownership in such Share and the following shall be deemed (but without limitation) to be a transfer of a Share:

(a)
any direction (by way of renunciation or otherwise) by a Shareholder entitled to an allotment or issue of the legal or beneficial interest in any Share that such Share be allotted or issued (beneficially or otherwise) to some person other than himself;

(b)
any sale or other disposition of any legal or equitable interest in a Share (including any voting right attached thereto) and whether or not by the registered holder thereof and whether or not for consideration or otherwise and whether or not effected by an instrument in writing; and

(c)	any grant of a legal or equitable mortgage or charge over any legal or beneficial interest in any Share (other than arising pursuant to the lien in the Articles).

2.3
Notwithstanding the provisions of paragraph 2.2, any transfer by any partner, unitholder, shareholder or other participant in, or operator, manager or custodian of, any Fund (a “Fund Participant”) (or by any trustee or nominee for any such Fund Participant) of any interest in such Fund to any person who is, or as a result of the transfer becomes, a Fund Participant, shall not, and shall not be deemed to, be a transfer of Shares for any purpose under this Agreement or the Articles.

EXECUTED as a DEED By Ship Luxco Holding & Cy S.C.A.
/s/ A. Jennings
	By: Ship Luxco Holding S.A.	By: Ship Luxco Holding S.A.
	By: A. Jennings	By:
	Title: Director	Title: Director

EXECUTED as a DEED By Ship Investor & Cy S.C.A.
/s/ A. Jennings
	By: Ship Investor S.A.	By: Ship Investor S.A.
	By: A. Jennings	By:
	Title: Director	Title: Director

EXECUTED as a DEED By Ship Luxco Holding S.A. acting by:
Director	/s/ A. Jennings
Director

EXECUTED as a DEED By Ship Luxco 1 S.à.r.l. acting by:
Manager	/s/ A. Jennings
Manager

EXECUTED as a DEED By Ship Luxco 2 S.à.r.l. acting by:
Manager	/s/ A. Jennings
Manager

EXECUTED as a DEED By Ship Luxco 3 S.à.r.l. acting by:
Manager	/s/ A. Jennings
Manager

EXECUTED as a DEED By Ship Luxco Holding & Cy S.C.A.
/s/ Maike Kieselbach
	By: Ship Luxco Holding S.A.	By: Ship Luxco Holding S.A.
	By: Maike Kieselbach	By:
	Title: Director	Title: Director

EXECUTED as a DEED By Ship Investor & Cy S.C.A.
/s/ Maike Kieselbach
	By: Ship Investor S.A.	By: Ship Investor S.A.
	By: Maike Kieselbach	By:
	Title: Director	Title: Director

EXECUTED as a DEED By Ship Luxco Holding S.A. acting by:
Director	Maike Kieselbach	/s/ Maike Kieselbach
Director

EXECUTED as a DEED By Ship Luxco 1 S.à.r.l. acting by:
Manager	Maike Kieselbach	/s/ Maike Kieselbach
Manager

EXECUTED as a DEED By Ship Luxco 2 S.à.r.l. acting by:
Manager	Maike Kieselbach	/s/ Maike Kieselbach
Manager

EXECUTED as a DEED By Ship Luxco 3 S.à.r.l. acting by:
Manager	Maike Kieselbach	/s/ Maike Kieselbach
Manager

EXECUTED as a DEED By Ship US Holdco, Inc. acting by:
Director	/s/ Robin Marshall
Director

EXECUTED as a DEED By Ship US Bidco, Inc. acting by:
Director	/s/ Robin Marshall
Director

EXECUTED as a DEED By Ship Holdco Limited acting by:
Director	/s/ Robin Marshall
Director

EXECUTED as a DEED By Ship Midco Limited acting by:
Director	/s/ Robin Marshall
Director

EXECUTED as a DEED By Ship Submidco Limited acting by:
Director	/s/ Robin Marshall
Director

EXECUTED as a DEED By WorldPay eCommerce Limited acting by:
Director	/s/ Robin Marshall
Director

EXECUTED as a DEED By WorldPay (UK) Limited acting by:
Director	/s/ Robin Marshall
Director

EXECUTED as a DEED By Ship US Holdco, Inc. acting by:
Director	/s/ Michael Ristaino
Director

EXECUTED as a DEED By Ship US Bidco, Inc. acting by:
Director	/s/ Michael Ristaino
Director

EXECUTED as a DEED By Ship Holdco Limited acting by:
Director	/s/ Michael Ristaino
Director

EXECUTED as a DEED By Ship Midco Limited acting by:
Director	/s/ Michael Ristaino
Director

EXECUTED as a DEED By Ship Submidco Limited acting by:
Director	/s/ Michael Ristaino
Director

EXECUTED as a DEED By WorldPay eCommerce Limited acting by:
Director	/s/ Michael Ristaino
Director

EXECUTED as a DEED By WorldPay (UK) Limited acting by:
Director	/s/ Michael Ristaino
Director

EXECUTED as a DEED By Appleby Trust (Jersey) Limited acting by:
Authorised Signatory	/s/Karen Jane Benest
Authorised Signatory	/s/ William Patrick Jones

EXECUTED AS A DEED by Bain Capital Europe Fund III, L.P. By: Bain Capital Partners Europe III, L.P., its general partner By: Bain Capital Investors, LLC, its general partner
Authorized Signatory	/s/ Robin Marshall

EXECUTED AS A DEED by Bain Capital Fund X, L.P. By: Bain Capital Partners X, L.P., its general partner By: Bain Capital Investors, LLC, its general partner
Authorized Signatory	/s/ Robin Marshall

EXECUTED AS A DEED by BCIP Associates IV, L.P. By: Bain Capital Investors, LLC, its general partner
Authorized Signatory	/s/ Robin Marshall

EXECUTED AS A DEED by BCIP Associates IV-B, L.P. By: Bain Capital Investors, LLC, its general partner
Authorized Signatory	/s/ Robin Marshall

EXECUTED AS A DEED by BCIP Trust Associates IV, L.P. By: Bain Capital Investors, LLC, its general partner
Authorized Signatory	/s/ Robin Marshall

EXECUTED AS A DEED by BCIP Trust Associates IV-B, L.P. By: Bain Capital Investors, LLC, its general partner
Authorized Signatory	/s/ Robin Marshall

EXECUTED AS A DEED
by
Advent International GPE VI Limited Partnership
Advent International GPE VI-A Limited Partnership
Advent International GPE VI-B Limited Partnership
Advent International GPE VI-F Limited Partnership
Advent International GPW VI-G Limited Partnership

By: GPE VI GP Limited Partnership, General Partner
By: Advent International LLC, General Partner
By: Advent International Corporation, Manager
By:	/s/ Michael J. Ristaino	, Michael J. Ristaino, Vice President

EXECUTED AS A DEED
by
Advent International GPE VI-C Limited Partnership Advent International GPE VI-D Limited Partnership Advent International GPE VI-E Limited Partnership
By: GPE VI GP (Delaware Limited Partnership, General Partner
By: Advent International LLC, General Partner
By: Advent International Corporation, Manager
By:	/s/ Michael J. Ristaino	, Michael J. Ristaino, Vice President

EXECUTED AS A DEED
by
Advent Partners GPE VI 2008 Limited Partnership
Advent Partners GPE VI 2009 Limited Partnership
Advent Partners GPE VI 2010 Limited Partnership
Advent Partners GPE VI-A Limited Partnership
Advent Partners GPE VI – A 2010 Limited Partnership

By: Advent International LLC, General Partner
By: Advent International Corporation, Manager
By:	/s/ Michael J. Ristaino	, Michael J. Ristaino, Vice President

EXECUTED as a DEED
By The Royal Bank of Scotland plc acting under its duly authorised attorney:
Director: /s/ Jennifer Hill
Witnessed by	/s/ Richard Blues
Richard Blues Linklaters LLP One Silk Street EC2Y 8HQ Trainee Solicitor

EXECUTED AS A DEED	)	/s/ Ron Kalifa
by Ron Kalifa	)
in the presence of a witness	)

/s/ Henrietta Walker
Witness
Henrietta Walker
Witness Name
201 Bishopsgate, London EC2M 3AF
Witness Address

EXECUTED AS A DEED by RON KALIFA	)	/s/ Ron Kalifa
as attorney for Stephen Hart	)
in the presence of a witness	)

/s/ Henrietta Walker
Witness
Henrietta Walker
Witness Name
201 Bishopsgate, London EC2M 3AF
Witness Address

EXECUTED AS A DEED by RON KALIFA	)	/s/ Ron Kalifa
as attorney for Ian Stuttard	)
in the presence of a witness	)

/s/ Henrietta Walker
Witness
Henrietta Walker
Witness Name
201 Bishopsgate, London EC2M 3AF
Witness Address